                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                               AGEMARK CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]      No Fee required.

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
                  common stock

         2)       Aggregate number of securities to which transaction applies:
                  1,109,481

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                  ______________________________________________________________

         4)       Proposed maximum aggregate value of transaction:
                  $4,000,000.00

         5)       Total fee paid:
                  $368.00

[x]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  ______________________________________________________________

         2)       Form, Schedule or Registration Statement No.:
                  ______________________________________________________________

         3)       Filing Party:
                  ______________________________________________________________

         4)       Date Filed:
                  ______________________________________________________________

                               AGEMARK CORPORATION

                                                                 ______ __, 2003

Dear Stockholder:

         These materials are for the annual meeting of stockholders of Agemark Corporation (the "Company" or "Agemark") that will be held on July 29, 2003, at 11:00 a.m., at the Company's principal offices at 2614 Telegraph Avenue, Berkeley, California 94704.

         The Notice of Meeting of Stockholders and a proxy statement, which describe the formal business to be conducted at the meeting, follow this letter.

         As a result of the Company's economic difficulty, we have been actively pursuing strategic transactions in order to satisfy the needs of our creditors and to maximize stockholder value. Unfortunately, we have met with little success in these endeavors. Accordingly, we believe it is in the best interests of our stockholders to sell substantially all of the Company's assets, dissolve the Company and distribute any available proceeds to the Company's stockholders. As a result, if the proposed actions are approved, you will cease to be a stockholder of Agemark Corporation, and instead will receive a cash distribution from the sale of the Company's assets to the extent proceeds are available after payment of our liabilities. The enclosed proxy statement contains a summary of these proposed transactions.

         At the annual meeting you will be asked to vote on the following proposals:

         PROPOSAL NO. 1:.  To approve the sale of substantially all of the assets of the Company, including its facilities located in: Beatrice Nebraska; Fort Madison, Iowa; Port Huron, Michigan; Dickinson, North Dakota; Williston, North Dakota; Cumberland, Maryland; Chanute, Kansas; and Rock Island, Illinois.

         PROPOSAL NO. 2:   To approve the voluntary liquidation and dissolution
                           of the Company pursuant to the Plan of Liquidation and Dissolution attached as Annex A to the proxy statement.

         PROPOSAL NO. 3:   To elect a director to serve until the 2006 Annual
                           Meeting of Stockholders and thereafter until his successor is elected and qualified; and

         PROPOSAL NO. 4:   To ratify appointment of Timpson Garcia as the
                           Company's independent auditors.

         If Proposal No. 1 to sell the Company's assets and Proposal No. 2 to liquidate and dissolve the Company are approved, following the sale of substantially all of the Company's assets, the voluntary dissolution will be accomplished by the following transactions: (i) the transfer to a liquidating trust of any assets of the Company to be sold in accordance with Proposal 1 and cash received as a result of the sale of the Company's assets as set forth in Proposal 1 in order to pay actual and potential liabilities of Agemark; (ii) the distribution of available cash proceeds from the sale of the Company's assets to our stockholders; and (iii) the dissolution of Agemark under Nevada law.

         The sales of assets and the voluntary dissolution of Agemark cannot be completed unless they are approved by the holders of a majority of Agemark common stock entitled to vote at the annual meeting. Only stockholders who hold their shares of Agemark common stock at the close of business on the record date of the annual meeting will be entitled to vote at the annual meeting.

         In addition to approval by the holders of a majority of Agemark Common Stock entitled to vote at the annual meeting, the Company is seeking approval of the sale of assets and voluntary dissolution by the non-affiliate holders of Agemark Common Stock who will not participate in any of the transactions described in this proxy statement.

         If Proposal No. 1 is approved, but Proposal No. 2 is not approved, the Company will abandon its plan to sell its assets and liquidate and dissolve the Company and continue operations until its outstanding mortgages are foreclosed upon. Similarly, if Proposal No. 1 is not approved, but Proposal No. 2 is approved the Company will abandon its plan to sell its assets and liquidate and dissolve the Company and continue operations until its outstanding mortgages are foreclosed upon.

         AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE SALE OF THE COMPANY'S ASSETS AND THE VOLUNTARY DISSOLUTION OF THE COMPANY PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION ARE FAIR TO YOU AND IN YOUR BEST INTERESTS. THE BOARD OF DIRECTORS HAS APPROVED THE SALE OF ASSETS AND THE VOLUNTARY DISSOLUTION OF THE COMPANY AND RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF (1) THE PROPOSAL TO SELL THE COMPANY'S ASSETS AND
(2) THE PROPOSAL TO DISSOLVE THE COMPANY PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION ATTACHED AS ANNEX A TO THIS PROXY STATEMENT.

         After reading the proxy statement and accompanying materials, please mark, sign and promptly return the enclosed proxy card in the prepaid postcard to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card OR attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

         At the annual meeting we will review the events which have brought us to this decision. The board of directors and management look forward to seeing you at the annual meeting or receiving your proxy by mail.

                                      Sincerely yours,

                                      /s/ Richard J. Westin

                                      RICHARD J. WESTIN
                                      Chief Executive Officer

                               AGEMARK CORPORATION

                   NOTICE OF AN ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 29, 2003

TO THE STOCKHOLDERS OF AGEMARK CORPORATION:

PLEASE TAKE NOTICE that an annual meeting of the stockholders of Agemark Corporation, a Nevada Corporation (the "Company") will be held at our offices at 2614 Telegraph Avenue, Berkeley, California 94704 on July 29, 2003 at 11:00 a.m., for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt a plan for the potential sale of substantially all of the Company's assets in consideration for the highest bid or offer and on such other terms as described under "Proposal 1: Approval and Adoption of Sale Transaction" in the accompanying proxy statement.

         2. To consider and vote upon a proposal to approve and adopt a plan of liquidation and dissolution of the Company, as described under "Proposal 2: Approval and Adoption of Plan of Liquidation and Dissolution" in the accompanying proxy statement and as set forth in Annex A to the proxy statement.

         3. To elect a director to serve until the 2006 Annual Meeting of Stockholders and thereafter until his successor is elected and qualified.

         4. To ratify appointment of Timpson Garcia as the Company's independent auditors.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on May 31, 2003 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 2614 Telegraph Avenue, Berkeley, California 94704.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                      By order of the board of directors,

                                      /s/ Richard J. Westin

                                      Richard J. Westin
                                      Chief Executive Officer

Berkeley, California
June __, 2003

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed postage-paid proxy card to assure that your shares will be represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                               AGEMARK CORPORATION

        PROXY STATEMENT FOR JULY 29, 2003 ANNUAL MEETING OF STOCKHOLDERS

         The accompanying proxy is solicited by the board of directors of Agemark Corporation, a Nevada corporation, for use at its annual meeting of stockholders to be held on July 29, 2003 at 11:00 a.m. or any adjournment or postponement thereof, at the Company's principal offices located at 2614 Telegraph Avenue, Berkeley, California 94704, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this proxy statement is June ___, 2003, the approximate date on which this proxy statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

         The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the annual meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the annual meeting. On the matters coming before the annual meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" approval of the proposal referred to in Item 1 in the Notice of Annual Meeting and described in this proxy statement, "FOR" approval of the proposal referred to in Item 2 in the Notice of Annual Meeting and described in this proxy statement, "FOR" approved of Proposal
Item 3 and Item 4.

         Stockholders of record at the close of business on April 30, 2003, the record date for the meeting, are entitled to vote at the meeting. As of the close of business on that date, we had 1,109,481 shares of common stock, $.001 par value, outstanding. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the meeting. Each holder of our common stock is entitled to one vote for each share held as of the record date.

         The matters submitted for stockholder approval at the meeting will be decided by the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes.

         The Company's affiliates, who currently hold approximately thirty-eight percent (38%) of the Company's outstanding common stock, have indicated their intent to vote in favor of all proposals presented at the annual meeting, including Proposal No. 1 and Proposal No. 2. In addition to seeking approval of each of the proposals set forth herein by at least a majority of the shares held by all of the Company's stockholders, the Company is seeking approval of Proposal No. 1 and Proposal No. 2 by a majority of the shares held by the Company's non-affiliate stockholders who will not participate in the transactions described herein (the "Disinterested Stockholders"). However, even if the Company does not obtain approval of Proposal No. 1 and Proposal No. 2 by the majority of shares held by the Disinterested Stockholders, the board will likely proceed with the sale of the Company's assets and the dissolution of the Company.

         The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation.

         This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about June ___, 2003.

                      INFORMATION ABOUT AGEMARK CORPORATION

         Agemark owns and operates assisted living residences, which offer a combination of housing and personalized services for senior citizens who can no longer live independently but who do not require the 24-hour medical care provided by a skilled nursing facility. The Company's primary focus is on "private pay" residents who generally pay for the Company's services from their own funds, with the help of other family members or through private insurance.

         Agemark's principal offices are located at 2614 Telegraph Avenue, Berkeley, California 94704 and the telephone number is (510) 548-6600.

         This proxy statement includes forward-looking statements regarding expectations as to the purchase price that might be received for the Assets (as defined below) and statements which include words such as "believes," "expects," "anticipates," "estimates" or words of similar effect. While these statements reflect management's reasonable judgment, numerous factors may cause actual results to vary materially from those expressed in such statements, including those factors set forth under the caption "Certain Factors" below and elsewhere in this proxy statement. Actual results are particularly dependent upon management's ability to (i) find buyers for the Assets (as defined below) and
(ii) obtain the base price or a commercially reasonable price for the Assets (as defined below).

SUMMARY TERM SHEET

1.       WHAT AM I BEING ASKED TO APPROVE?

         You are being asked to vote on and approve two proposals. The first proposal is to approve the sale of substantially all of the Company's assets. The second proposal is to approve the liquidation and dissolution of the Company.

2.       WHAT ASSETS IS THE COMPANY PROPOSING TO SELL?

         The Company is seeking approval of the sale of its properties and facilities located in Beatrice, Nebraska, Chanute, Kansas, Fort Madison, Iowa, Port Huron, Michigan, Rock Island, Illinois, Dickinson, North Dakota and Williston, North Dakota. The Company has already sold its Cumberland, Maryland property, and is in contract to sell its Chanute, Kansas property, its Rock Island, Illinois property and its Hastings, Nebraska property. The Company is seeking ratification of the sales of its Cumberland, Maryland properties, Chanute, Kansas property, Rock Island, Illinois property and its Hastings, Nebraska property.

3.       WHY IS THE COMPANY SEEKING TO SELL ITS ASSETS?

         The Company does not believe it can continue operations for much longer. The Company has an outstanding debt obligation that becomes due and payable on September 20, 2003. The Company must find the means to repay this debt.

4.       WHAT RE THE EXPECTED PROCEEDS FROM THE SALE OF ASSETS?

         The Company expects that the aggregate gross proceeds from the sale of all of its assets will be approximately $10,000,000.

5. HOW MUCH DOES THE COMPANY ESTIMATE WILL BE LEFT TO DISTRIBUTE TO THE STOCKHOLDERS?

         The Company estimates that there will be approximately three to four million dollars to distribute to its stockholders after payment of the Company's outstanding liabilities.

6. IF THE OUTSTANDING DEBT OBLIGATIONS OF THE COMPANY ARE NEARLY $13 MILLION, AND THE EXPECTED PROCEEDS FROM THE SALE OF THE COMPANY'S ASSETS ARE ONLY $10 MILLION HOW DOES THE COMPANY EXPECT TO DISTRIBUTE THREE TO FOUR MILLION DOLLARS TO THE SHAREHOLDERS?

         The Company has engaged in discussions with its debt holder and believes that it will be able to negotiate a 50% discount on its debt obligation, lowering its debt obligation to six million. If the Company is able to sell is properties for the prices it expects, the sales of the assets will generate $10 million, leaving approximately three to four million dollars to distribute to shareholders.

7.       WHAT WILL HAPPEN IF PROPOSAL NO. 1 AND PROPOSAL NO. 2 ARE APPROVED?

         If Proposal No. 1 and Proposal No. 2 are approved, the Company will sell its assets in accordance with Proposal 1 and the assets of the Company will be transferred to a liquidating trust. For each share of Agemark that you hold, you will receive one unit of the liquidating trust. The actual and potential liabilities of Agemark will be paid, and any available cash proceeds from the sale of the Company's assets will be distributed to the Company's former stockholders, the trust beneficiaries, and the Company will be dissolved.

8.       WHAT WILL HAPPEN IF PROPOSAL NO. 1 AND PROPOSAL NO. 2 ARE NOT APPROVED?

         If Proposal No. 1 and Proposal No. 2 are not approved, the Company will not be able to meet its debt obligations. As a result, the mortgages will be foreclosed upon and the Company will go into bankruptcy.

9. HOW WILL I KNOW IF PROPOSAL NO. 1 AND PROPOSAL NO. 2 ARE APPROVED OR NOT APPROVED?

         The Company will notify its stockholders by letter of the outcome of the stockholder vote taken at the annual meeting.

10.      IF THE PROPOSALS PASS, HOW DO I GET MY SHARE OF THE PROCEEDS?

         The proceeds from the sale will be transferred in to the liquidating trust. For each share of Agemark that you hold, you will receive one unit of the liquidating trust. After the sale of assets and the payment of liabilities, the liquidating trust will deliver to each shareholder his or her pro rata interest in the proceeds.

11.      IF THE PROPOSALS PASS, WHAT WILL HAPPEN TO MY SHARES OF AGEMARK?

         Your shares of Agemark will be cancelled.

RECENT EVENTS

         Agemark has been operating at a loss since inception including losses of $925,000, $2,261,000 and $1,044,000 for the fiscal years ended September 30, 2002, September 30, 2001 and September 30, 2000 and $537,000 the six months ended March 31, 2003.

         As of March 31, 2003, we have an accumulated deficit of $4,983,000. As of March 31, 2003, the Company had cash and cash equivalents of $213,000. While we have sufficient resources to continue operations for the short term, on September 30, 2003, our secured indebtedness (the "Mortgages") in the principal amount of $11,982,000 plus accrued interest in the amount of $1,137,000, for a total of $13,119,000, becomes due and payable. As discussed in more detail in Proposal No. 1 "Background of the Transaction" below, the board of directors has explored various alternatives for raising funds or refinancing the Company in order to meet this obligation. After numerous attempts at obtaining alternate financing, the board of directors has determined that these alternatives cannot be achieved prior to September 30, 2003 when the Company's obligations become due and payable. Management believes that in order to try to obtain the largest possible discount on the Mortgages, we must offer the Mortgage holder payment well before the final due date for these notes, which is September 30, 2004, providing if all of the possible extensions are exercised. Management has engaged in discussions with the Mortgage holder, and has received assurance from the Mortgage holder that it is amenable to this arrangement. As a result, management and the board of directors have determined that a sale of substantially all assets is the best available means to meet the obligation and try to obtain a discount on the Mortgages, which would enable us to potentially provide a return to stockholders. The Company has discussed with the holder of the secured obligations a possible agreement to reduce the existing Mortgage obligation from approximately $13 million to approximately $6 million, representing a discount of approximately 50% from the total otherwise due. The board of directors believes that if the Company is unable to obtain this discount as a result of early payment of the obligation, there will be no proceeds available for distribution to our stockholders.

         Anticipated revenues for future periods are not expected to generate sufficient cash to meet our current operating needs and to satisfy our future obligations. To address our mandatory cash requirements, we have sought to identify potential acquirers of the assets of the Company. However, no potential buyers have come forward. Our board has been meeting on a regular basis to consider various alternatives available to the Company. Based upon such consideration, our management and our board have determined that a sale of the Company's assets and liquidation of the Company is in the best interests of our stockholders. We believe a sale of substantially all of the Company's assets in separate transactions, including our property and facilities located in Beatrice, Nebraska, Chanute, Kansas, Fort Madison, Iowa, Port Huron, Michigan, Rock Island, Illinois, Dickinson, North Dakota and Williston, North Dakota is the most effective means to generate such cash and to generate the best return for our stockholders, and such a sale is discussed in Proposal 1.

         Subject to stockholder approval, we intend to liquidate and distribute to our stockholders available proceeds from the sale of the assets. We believe that we will be able to generate enough cash through these sales to pay creditors and subject to our ability to obtain a discount on the repayment of our secured indebtedness, that the sale of such assets would be sufficient to effect a distribution of proceeds to all of our stockholders.

         As we have determined that a sale of all or substantially all of our assets is in the best interests of the Company, our creditors and our stockholders, a plan of liquidation and dissolution is also being proposed to stockholders. If all of the assets are sold at the base prices we assigned to them, the Company anticipates that the sale of its assets will generate approximately $10 million in proceeds for the Company. Provided the Company is then able to obtain a 50% discount on the Mortgages through early payment, after payment of the discounted amount to the Mortgage holder, approximately three to four million dollars would be available for distribution to our stockholders. The availability of funds for distribution to our stockholders is one of the matters that the board has considered in determining whether it is in the interests of the Company, our creditors and our stockholders to sell the Company's assets and liquidate the Company.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows as of April 30, 2003, (1) the beneficial owners of more than 5% of the outstanding Common Stock of the Company and their holdings and (2) the number of shares held by each director and each of our executive officers and all directors and executive officers as a group, as reported by each person. Except as noted, each person has sole voting and investment power over shares indicated in the table.

                           AMOUNT AND NATURE OF COMMON
                                     STOCK
                               BENEFICIALLY OWNED

COMMON STOCK HOLDER                                  NUMBER OF SHARES           PERCENT OF CLASS
DIRECTORS AND OTHER EXECUTIVE OFFICERS

Jesse A. Pittore                                        194,177                       17.5%

Richard J. Westin                                       194,178                       17.5%

Robert Herrick, M.D.                                      4,131                        *

James P. Tolley                                          28,850(1)                     2.6%

Directors and Officers as a Group (4 persons)           421,336                       37.9%

*   Less than 1%

(1) Includes 2,917 shares that Mr. Tolley could acquire by exercising options within 60 days of April 30, 2003. It is anticipated that such options will be exercised at or prior to the date of the dissolution.

                        DIRECTORS AND EXECUTIVE OFFICERS

         RICHARD J. WESTIN, 60, has been director, co-chairman of the board of directors, chief executive officer and secretary of the Company since its incorporation in April 1997. From 1986 until 1998, Mr. Westin served as president of The Westor Financial Group, Inc., now Opus X, Inc., a company specializing in financing the development of assisted living facilities across the country. Mr. Westin received his Bachelor of Arts degree from the University of North Carolina at Chapel Hill and his juris doctor degree from the University of California's Hastings College of the Law.

         JESSE A. PITTORE, 62, has been director, co-chairman of the board of directors, president and chief operating officer of the Company since its incorporation in April 1997. From 1986 until 1998, Mr. Pittore was Chairman of the Board of Opus X, Inc. Mr. Pittore holds a Bachelor of Science degree in Industrial Engineering and Business Management from the University of California, Berkeley.

         ROBERT R. HERRICK, M.D., 63, has been a director of the Company since January 1998. Dr. Herrick has been in private practice in neurology in Northern California since 1971. In 1997, he served as chief of staff to Doctors' Medical Center in San Pablo, California and currently serves as president of the board of governors of that hospital. Dr. Herrick received his bachelor's degree from Oberlin College in Ohio and his medical degree from the University of Chicago Medical School.

         JAMES P. TOLLEY, C.P.A., 59 has been treasurer and chief financial officer of the Company since its incorporation in April 1997. From 1988 to present, he has served as controller of Opus X, Inc. Mr. Tolley holds a Bachelor of Arts degree in Accounting from San Francisco State University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Evergreen, which is jointly owned by Messrs. Westin and Pittore, managed all of the Company's properties under management agreements that were substantially amended pursuant to our plan of reorganization through the month of May 2001. Mr. Westin and Mr. Pittore have equal interests in Evergreen. The Company and Evergreen entered into individual contracts for each of the facilities owned by the Company. Each management contract's initial term is three years, with an option to extend each management contract for an additional three-year term. The management fee paid pursuant to each management contract is based on a percentage of gross revenues of the property. From October 1998 to July 2001, the management fee was 4.5% of gross revenues. In July 2001, this management fee was reduced to 3.75% of gross revenues in an effort to reduce our expenses. The existing contracts were assigned to Opus X, Inc., which is also an affiliate of Westin and Pittore, on June 1, 2001. Opus X, Inc. and Evergreen are both entities in which Westin and Pittore share equal interest. Since the beginning of Agemark's last fiscal year, the Company has paid $170,731 to Opus X, Inc. under these agreements. Upon the sale of the Company's assets pursuant to Proposal 1, these agreements will be terminated.

         On September 30, 2001, entities affiliated with Richard J. Westin and Jesse A. Pittore, directors and officers of the Company, loaned the Company $550,000 with an interest rate of 10% in order to help Agemark pay the principal and interest payment required to extend the due date of Mortgages the principal amount of $14,775,000 plus accrued interest in the amount of $971,000, for a total of $15,476,000, which were payable on that date. The Mortgage was secured by the previously unencumbered Cumberland, Maryland property. Payment of the required principal and interest of $563,000 extended the notes to September 30, 2002. Proceeds from the sale of this property were used to pay off a portion of the Company's indebtedness, including repayment of the remaining balance of these Mortgages, as more fully described below in "Sale of the Property Assets." The maturity date on the loan of $550,000 was September 20, 2003, and the Company repaid the loan in full on August 30, 2002.

         In July 2002, the Company disposed of its interest in CountryHouse, LLC through an auction sale of its interest to family limited partnerships controlled by Richard J. Westin and Jesse A. Pittore, directors and officers of the Company. CountryHouse, LLC was organized in conjunction with these entities to jointly develop, build and operate an Alzheimer's facility in Cumberland, Maryland. The Company contributed land located adjacent to its Cumberland, Maryland facility upon which the Alzheimer's facility has been built. The Westin and Pittore entities have funded and/or guaranteed financing of all costs to build, furnish and operate the facility. For its contribution of land, the Company received a 25% ownership interest and 25% of all net income and proceeds from the operation of the facility. The Company received $200,000 for the sale of its interest to the joint venture.

         On August 30, 2002, the Company completed the sale of certain assets and liabilities related to the ownership and operation of its 85-bed assisted living facility located in Cumberland, Maryland (the "Cumberland Property"). Title to the facility was transferred to Kensington Algonquin, LLC, a Nevada single member limited liability company, wholly owned by the Company, in calendar year 2000 in anticipation of a financing transaction that was never consummated. Since that transfer, the entity has been 100% owned by the Company. The form of the August 30, 2002 transaction was the sale of the Company's member interest to Richard J. Westin and Jesse A. Pittore for a price of $3,300,000 less a credit for repairs of $200,000.

         As set forth above, the purchasers in these two transactions are affiliates of the Company. Both Richard J. Westin and Jesse A. Pittore are officers and directors of the Company. Their offers for these property interests of $200,000 and $3,300,000 were tested in an auction process that took place during the month of May 2002. The auction was advertised in the national edition of the Wall Street Journal and the Baltimore Sun. These advertisements produced approximately 30 responses for additional information. Each of the respondents to the advertisements was sent additional information regarding the property and the auction process. No further interest in the property was expressed by any of these respondents. None of the respondents pursued the auction further by visiting the property or bidding on the property. The auction was held on June 5, 2002. The only bids made on the property were those by Messrs. Westin and Pittore. The terms of these transactions were approved by the disinterested member of the board of directors.

EMPLOYMENT CONTRACTS

         Each of Messrs. Pittore and Westin entered into an employment agreement with the Company dated as of September 30, 1998. Each of the employment agreements provide that from October 1, 1998 through September 30, 2001, each shall be paid a salary at the annual rate of $12,000. The employment agreements further provide that thereafter, the salary to be paid to each shall be in the discretion of the board of directors, but in no case shall such salary be less than $240,000 per year. These contracts expired on September 30, 2001 and were not extended. Beginning in October 2001, Messrs Pittore and Westin have each been paid an annual salary of $24,000, and each has waived payment of the remaining portion of their salaries in an effort to conserve the Company's cash.

                                 PROPOSAL NO. 1

                    APPROVAL AND ADOPTION OF SALE TRANSACTION

         Approval is sought for the sale of substantially all of the assets of the Company (collectively the "Assets"), including its facilities located in Beatrice, Nebraska, Fort Madison, Iowa, Port Huron, Michigan, Dickinson, North Dakota and Williston, North Dakota. Of these properties, all but Beatrice, Nebraska and Port Huron, Michigan are pledged as security for the Mortgage obligation due in September 2003. The board has evaluated our business, results of operations, financial position and prospects were we to continue operations as currently conducted. As discussed above under "Information About Agemark -- Recent Events," revenues from operations for future periods are not expected to generate sufficient cash to meet our current operating needs and to satisfy our future obligations, and, in particular, a secured obligation in the principal amount of $11,982,000 plus accrued interest of $1,037,000, for a total of $13,119,000, due in September 2003, or any previously negotiated extension of these obligations. In addition, the board believes that Agemark's association with a prior bankruptcy and industry conditions make it extremely difficult for us to continue our operations as currently conducted or to raise additional funds or refinance the secured obligation. As a result, we believe we should sell our assets, liquidate the business and distribute any available proceeds to our stockholders after fulfilling our obligations to our creditors. Accordingly, we are seeking approval of the sale of these assets in one or more transactions. The approval of the sale transactions includes authorization by the stockholders for our board and our management to negotiate and approve all actions and terms necessary for management to complete such transactions.

SALE OF THE PROPERTY ASSETS

         We are seeking approval by our stockholders of the sale at auction or by third party realtors of our facilities located in Beatrice, Nebraska (the "Beatrice Property"), Fort Madison, Iowa (the "Fort Madison Property"), Port Huron, Michigan (the "Port Huron Property"), Dickinson, North Dakota (the "Dickinson Property") and Williston, North Dakota (the "Williston Property") (collectively, the "Key Properties") as well as the sales of our Cumberland Property and our properties in Chanute, Kansas (the "Chanute Property"), Rock Island, Illinois (the "Rock Island Property") and Hastings, Nebraska (the "Hastings Property"). The sales at auction or by third party realtors of the Key Properties and the sale of any remaining assets not sold at auction are collectively referred to herein as the "Sale of the Assets." The assets proposed to be sold consist either of the Company's ownership of the property in fee simple or the Company's right, title and interest in the limited liability company that owns the properties in fee simple and operates each of the different facilities. In each instance, all of the interests in the underlying real estate including all improvements, structures, fixtures of each facility and/or equipment leases, transferable licenses of any kind, inventories of food and supplies at the facility at the closing of the sale, and all of the Company's personal property used in connection with the operation of the facility will be included in the sale. We anticipate that a proposed purchaser may assume certain liabilities relating to the Assets. The Company intends to sell each of the facilities at auction or by a third party realtor in separate transactions. Any sales of any of the Assets to affiliates or employees of the Company will occur at auction and will only be sold to such an affiliate or employee where our affiliate or employee is the highest bidder for the facility. In addition, any assets other than the Key Properties, and any of the Key Properties which cannot be sold at auction or by third party realtors will be sold or disposed of through whatever means the board and management determine is appropriate. We do not expect any such sales of remaining assets to generate significant cash proceeds due to the absence of a market for these assets as discussed in more detail below under "Reasons for Transaction." Stockholder approval is sought for these sales.

         Approval of this proposal shall include the ratification of the sales of our Cumberland Property, Chanute Property, Rock Island Property and Hastings Property. The Company signed a contract for the sale of the Cumberland Property in May 2002 and the sale closed on August 30, 2002. The purchase price of the Cumberland Property was $3.3 million and the property was sold to affiliates of Messrs. Pittore and Westin. A portion of the purchase price was paid by cancellation of the $550,000 loan made to the Company by Messrs. Pittore and Westin in September 2001. The sale price excludes an allowance to the buyers of $200,000 for repairs to the facility's elevators and kitchen, and after credits for the assumed financing and deferred maintenance, the Company received proceeds of approximately $2.5 million. On August 26, 2002, the Company signed an agreement to sell its Chanute Property for $275,000 to an unaffiliated buyer. The contract provides for a 5% commission to an unaffiliated broker and was conditional until October 15, 2002. On November 20, 2002, the sale closed by means of a $100,000 down payment and the execution of contract for the sale of real estate in the amount of $175,000 bearing interest at 8% per annum all due April 23, 2003. At the present time the buyer in this sale has not paid off the note according to its terms and the Company is in the process of foreclosing on and reselling the property. On October 22, 2002, the Company signed an agreement to sell its Rock Island Property for $2,500,000 to an unaffiliated buyer. The property has previously been listed with an unaffiliated broker with an agreed commission of 3%. On December 13, 2002, the buyer removed all contingencies except for financing. Conditional on the buyer obtaining financing, the proposed closing date for the sale is July 1, 2003. In addition, on _________, 2003, the Company signed an agreement to sell its Hastings Property for $2,100,000 to Martin Hug, an employee of the Company, and entities affiliated with Messrs. Westin and Pittore. Mr. Hug currently serves as the Company's operations officer. The sale of the Hastings Property to Mr. Hug and the entities affiliated with Messrs. Westin and Pittore is conditioned upon stockholder approval of the sale and upon the purchasers' bid being the highest bid at auction. While the sales were not a part of the plan currently proposed to the stockholders, such transactions might be viewed as part of the sale of substantially all assets, and, in that case, would require stockholder approval. To eliminate any uncertainty regarding the matter, approval of this proposal will include ratification and approval of the sales of the Cumberland Property, Chanute Property, Rock Island Property and Hastings Property. If we do not obtain stockholder approval for the sale of the Assets, the Company will be unable to proceed with the sales of the Chanute Property, the Rock Island Property and the Hastings Property. The sale of the Cumberland Property has been consummated, so failure to obtain stockholder approval for the sale of the Assets will have no effect on the sale of the Cumberland Property. Failure to obtain stockholder approval for the sale of the Company's assets will cause the Company to default on its debt obligations, and the properties securing the Mortgage will be foreclosed upon.

CONSIDERATION

         Our board of directors has considered the market value of the Assets and has established a base price or asking price for each of the facilities. The Board determined the market value through discussions with local and national realtors, discussions with appraisers familiar with our small town locations and by closely following industry trends and developments. The Board established a base price or asking price by taking into account all of the above sources of information and reviewing the terms of comparable sales.

         The base prices and asking prices for the properties are substantially less than the values assigned to each property in the Company's plan of reorganization as a result of the drastic decline in the assisted living market, discussed in more detail above under "Reasons for the Transaction." In short, there are far more sellers on the market than buyers, and there are few lenders willing to make new loans, thus depressing the prices of assisted living facilities.

         The base price will be the opening price at the auction in the case of a sale by auction. The asking price will be the listing price in the case of a sale by a third party realtor. The Company will sell at auction all of the properties that affiliates or employees of the Company have indicated an intent to purchase, including the Fort Madison Property, the Williston Property, the Dickinson Property and the Hastings Property. All other properties will be sold through a third party realtor.

         The board is seeking stockholder approval for any sales of the Key Properties at the highest price obtained for the Assets through the process and in the time frame established by the Company, as described below.

OTHER TERMS

         The Assets are to be sold pursuant to an auction sale or by a third party realtor, and each facility will be sold separately. The Company will sell, depending on the nature of the Company's ownership, either all of its right, title and interest in each of the limited liability companies that own and operate the different facilities or the Company's fee simple title to the property. The properties will be sold in their present condition. The sale will include all of the Company's interests in the underlying real estate including all improvements, structures, fixtures and/or equipment leases, transferable licenses of any kind, inventories of food and supplies at the facility at the closing of the sale, and all of the Company's personal property used in connection with the operation of the facility.

         In the case of sales by auction, we will schedule auctions of the different facilities and for both sales at auction and by third party realtors, we will advertise the properties in newspapers of general circulation to facilitate attracting the highest bid or offer, as the case may be, for the properties. Each person or entity bidding at the auctions must post with the Company a deposit of $10,000. Each sale will commence at a base price or asking price that the board and management has determined to be appropriate, as more fully described in "Description of Properties" below. The first bid following the opening bid at auction must be ten percent over the base price, and all subsequent bids must be at least $10,000 higher than the previous bid. If no bid is received at the base price, the Board will have to reexamine the base price assigned to the facility. The facility will be sold at auction to the highest bidder, or in real estate transactions to the person or entity making the best offer, and the closing of sales at auction or by third party realtors will occur approximately 30 days after the sale.

         The approval by the stockholders of this proposal includes authorization of management and the board to agree to modification of such terms as they deem advisable in concluding the sales. The Company will notify stockholders by letter of any material modifications to the terms of sale of the Assets and of the material terms of agreements to sell the Assets, including the sale prices of the Assets.

PARTICIPATION BY INTERESTED PARTIES

         Richard Westin and Jesse Pittore, directors and officers of the Company, have indicated their intention to bid on the Fort Madison Property, the Williston Property and the Dickinson Property, all of which will be sold at auction should Messrs. Westin and Pittore in fact bid on any or all of these properties. Such bids may be made either personally or by Opus X, Inc. ("Opus") or entities co-owned by Messrs. Westin and Pittore, each of which entities has acted as a manager of the Company's properties. In addition, Mr. Hug, an employee of the Company, and Messrs. Westin and Pittore together have entered into a contract with the Company for the sale of the Hastings Property. Any participation by any of these persons or entities will be at arm's length and pursuant to the above procedures. Affiliates of Messrs. Pittore and Westin purchased the Company's Cumberland Property pursuant to such procedures in a sale intended to provide operating cash for the Company. Due to the general lack of market interest in assisted living facilities, the board believes that these individuals or entities are likely to be the highest bidders on some of the Key Properties. In addition to compliance with such procedures, any sale to any of the affiliated parties will be approved by the member of the board who is not participating in the transaction.

REQUIREMENTS REGARDING APPROVAL BY STOCKHOLDERS

         The Sale of the Assets is a sale of all of the Company's assets under
Section 78.565 of the Nevada Revised Statutes. Such transactions require the approval of a majority of the Company's stockholders at a stockholders meeting called for that purpose.

         The Company is also seeking approval of the matters described in this Proposal No. 1 by the Company's non-affiliate stockholders who will not participate in the transactions described herein (the "Disinterested Stockholders"). However, if the Company does not obtain Disinterested Stockholder approval of this Proposal No. 1, the board will likely proceed with the sale of the Company's assets.

BACKGROUND OF THE TRANSACTION

         Agemark has been operating at a loss since inception including losses of $925,000, $2,261,000 and $1,044,000 for the fiscal years ended September 30, 2002, September 30, 2001 and September 30, 2000 and $537,000 for the six months ended March 31, 2003.

         As of March 31, 2003, we have an accumulated deficit of $4,983,000. As of March 31, 2003, the Company had cash and cash equivalents of $213,000. While we have sufficient resources to continue operations for the short term, on September 30, 2003, our secured indebtedness (the "Mortgages") in the principal amount of $11,982,000 plus accrued interest in the amount of $1,137,000, for a total of $13,119,000, becomes due and payable.

         The board of directors has explored various alternatives for raising funds or refinancing the Company in order to meet this obligation. The Company sought an $11,500,000 loan from Northland Financial but received no commitment from this lender. The Company then applied for a $9,500,000 loan from Parallel Capital, however, this lender would only commit to a lower loan amount that was insufficient to repay the Company's underlying debt. In 1998, the Company applied for a $9,500,000 loan from First Union Capital, but the application was rejected due to Agemark's earlier bankruptcy. DVI Merchant Funding rejected the Company's $9,500,000 loan application, and GMAC rejected the Company's $9,000,000 loan application due to licensing issues related to the properties. Heller Financial received no lender commitments for an application for a $10,500,000 loan and therefore never committed to making the loan. Buchanon Mortgage received no commitments from lenders for the Company's $11,000,000 loan due to the small market locations of the Company's properties. Brokers Finova Funding, Suburban Capital, and Stefan Financial, also received no commitments from any lenders for the Company's $11,000,000 loan application after extensive analysis of the Company. Most recently, F & M Bank rejected the Company's $2,500,000 loan application due to Agemark's earlier bankruptcy.

         Based upon its experience after these numerous unsuccessful attempts at obtaining alternate financing, the board of directors has determined that these alternatives cannot be achieved prior to September 30, 2003 when these obligations become due and payable. Management believes that in order to obtain the largest possible discount on the secured indebtedness, we must offer the Mortgage holder payment well before the final due date of the Mortgages, which is September 30, 2004 if all possible extensions are exercised. As a result, management and the board of directors have determined that a sale of substantially all assets is the best means available to meet this obligation and try to achieve a discount on the Mortgages through early payment which may in turn potentially provide a return to stockholders. The Company has engaged in preliminary discussions with the holder of the secured obligations and believes that an agreement may be reached to reduce the existing debt from approximately $13 million to approximately $6 million, representing a discount of approximately 50% from the total otherwise due. The board of directors believes that if the Company is unable to negotiate this discount, no proceeds will be available for distribution to our stockholders.

         Expected revenues for future periods are not expected to generate sufficient cash to meet our current operating needs and to satisfy our future obligations. To address our mandatory cash requirements, we have sought to identify potential acquirers of the assets of the Company. Because the core assets of the Company are property or real estate assets, the board does not believe that the sale of the Company as a whole would provide the best return to its stockholders. Based on management's experience in the real estate industry and the assisted living market, the board, based upon management's advice, believes that a potential buyer of the Company would seek to negotiate a "bulk sale" discount of the properties, which would deprive the stockholders of maximum return on their shares. Moreover, the Company has never received an offer from a third party to purchase the Company as a whole. Other than for the sale of the Cumberland Property and the conditional agreements for the sale of the Chanute, Rock Island and Hastings properties, no buyers have come forward. Our board has met on a regular basis to consider various alternatives available to the Company. Based upon such consideration, our management and our board have determined that a sale of the Company's assets and liquidation of the Company is in the best interests of our stockholders. We believe a sale of substantially all of the Company's assets in individual transactions, including its property and facilities located in Beatrice, Nebraska, Fort Madison, Iowa, Port Huron, Michigan, Dickinson, North Dakota and Williston, North Dakota is the most effective means to generate such cash and to generate the best return for our stockholders.

         Subject to stockholder approval, we intend to liquidate the Company and distribute to our stockholders available proceeds from the sale of the assets. We believe that we will be able to generate enough cash through these sales in order to pay creditors, and subject to our ability to obtain a discount on the repayment of our secured indebtedness, that the sale of such assets would be sufficient to effect a distribution of proceeds to stockholders.

         As we have determined that a sale of all or substantially all of our assets would be in the best interests of the Company, our creditors and our stockholders, a plan of liquidation and dissolution is also being proposed to stockholders as discussed in Proposal 2. Based upon our current estimates, there should be approximately three to four million dollars available for distribution to our stockholders if all of the assets are sold on the terms we propose. The availability of funds for distribution to our stockholders is one of the matters that the board has considered in determining whether it is in the best interests of the Company, our creditors and our stockholders to sell the Company's assets and liquidate the Company.

DESCRIPTION OF PROPERTIES

Beatrice Property. The Company's facility in Beatrice, Nebraska, The Paddock Kensington, is 58,590 square feet and contains 64 licensed assisted living units. The asking price for the Beatrice Property is $250,000.

Fort Madison Property. The Company's facility in Fort Madison, Iowa, The Kensington, is 103,911 square feet and contains 74 licensed assisted living units. The base price of the Fort Madison Property will be $1,000,000.

Port Huron Property. The Company's facility in Port Huron, Michigan, The Harrington Inn, is 65,256 square feet and contains 68 assisted living units. The asking price for the Port Huron Property will be $250,000.

Dickinson Property. The Company's facility in Dickinson, North Dakota, The Evergreen Inn, is approximately 43,449 square feet and contains 78 licensed assisted living units. The base price of the Dickinson Property will be $2,200,000.

Williston Property. The Company's facility in Williston, North Dakota, The Kensington-Williston, is approximately 58,580 square feet and contains 117 licensed assisted living units. The base price of the Williston Property will be $2,100,000.

PROJECTED DISTRIBUTABLE NET PROCEEDS OF LIQUIDATION

                                                           PROJECTED        PROJECTED       PROJECTED
               PROPERTY                                      SALES          COSTS OF           NET
               LOCATION                                      PRICE            SALE          PROCEEDS
--------------------------------------                   ---------------------------------------------
TRANSACTION PENDING
ROCK ISLAND, IL                                          $   2,500,000     $    75,000    $  2,425,000
                                                         ---------------------------------------------
TOTAL                                                    $   2,500,000     $    75,000    $  2,425,000
                                                         ---------------------------------------------

PROPERTIES ON WHICH INTERESTED PARTIES INTEND TO BID
HASTINGS, NE                                             $   1,750,000     $    87,500    $  1,662,500
DICKINSON, ND                                                2,200,000         110,000       2,090,000
WILLISTON, ND                                                2,100,000         105,000       1,995,000
                                                         ---------------------------------------------
TOTAL                                                    $   6,050,000     $   302,500    $  5,747,500
                                                         ---------------------------------------------

OTHER PROPERTIES
CHANUTE, KS                                              $     275,000     $    25,000    $    250,000
BEATRICE, NE                                                   250,000          12,500         237,500
PORT HURON, MI                                                 250,000          12,500         237,500
FORT MADISON, IA                                             1,000,000          50,000         950,000
                                                         ---------------------------------------------
TOTAL                                                    $   1,775,000     $   100,000    $  1,675,000
                                                         ---------------------------------------------

GRAND TOTAL                                              $  10,325,000     $   477,500    $  9,847,500
                                                         =============================
CASH BALANCE AS OF 3/31/03                                                                     213,000
COLLECTION OF NOTES RECEIVABLE, OFFICERS                                                       204,000
PROCEEDS OF OTHER STOCK OPTION EXERCISES                                                        36,533
                                                                                          ------------

PROJECTED CASH AND PROPERTY CONTRIBUTED TO TRUST                                          $ 10,301,033

SECURED NOTES PAYABLE                                                                        6,100,000
PAYOFF OF TAX NOTES                                                                             90,000
PAYOFF OF VEHICLE LOANS AND CAPITALIZED LEASES                                                  93,000
SETTLEMENT OF OPERATING LIABILITIES                                                            539,000
                                                                                          ------------

TOTAL LIABILITIES TO BE PAID                                                              $  6,822,000
                                                                                          ------------

PROJECTED DISTRIBUTABLE NET PROCEEDS OF LIQUIDATION                                       $  3,479,033
                                                                                          ============

TOTAL SHARES PROJECTED TO BE OUTSTANDING                                                     1,150,000
                                                                                          ============

PROJECTED DISTRIBUTIONS PER SHARE                                                         $       3.03
                                                                                          ------------

      SUMMARY OF SIGNIFICANT PROJECTION ASSUMPTIONS AND ACCOUNTING POLICIES

NOTE A- NATURE OF PROJECTIONS

         These financial projections are based on estimated sales prices and costs of sale and present, to the best of management's knowledge and belief, the Company's expected distributable net proceeds of liquidation if such sales prices are attained. Accordingly, these projections reflect its judgment as of April 30, 2003, the date of these projections, of the expected conditions and its expected course of action if such sales prices are obtained. The presentations are for the purpose of illustrating the possible distributable net proceeds of liquidation and should not be considered to be a presentation of expected future results. Accordingly, these projections may not be useful for other purposes. The assumptions disclosed herein are those that management believes are significant to the projections. Furthermore, even if the sales prices are attained, there will usually be differences between projected and actual results because events and circumstances frequently do not occur as expected, and those differences may be material.

NOTE B- SUMMARY OF SIGNIFICANT ASSUMPTIONS

TRANSACTION PENDING

ROCK ISLAND PROPERTY

         The Company has entered into a contract to sell this property to an independent third party buyer for $2,500,000. The buyer was obtained through a listing agreement with an independent national real estate brokerage company. The contract provides for the Company to pay a commission of 3% or $75,000 to the broker upon closing. In order for the buyer to obtain financing for this transaction the Company was required to carry back a note secured by a second deed of trust in the amount of $400,000. The note bears interest at approximately 6% with no payments required until maturity. The term of the note is 5 years, but the buyer has expressed its intent to refinance the first deed of trust note and our note in 2 years. No discount has been attributed to the note on account of its terms for purposes of this projection. However, management cautions that given the nature of the note some discount from the face amount may have to be allowed in order to liquidate the note before its 5 year maturity date if the buyer does not refinance prior to maturity. Also, liquidation of the note may affect the timing of distributions of liquidation proceeds.

PROPERTIES ON WHICH INTERESTED PARTIES MAY BID

         Management, specifically officers and directors Richard J. Westin and Jesse A. Pittore, have expressed their intention to bid at public actions held to dispose of those properties to acquire the properties located in Dickinson, North Dakota and Williston, North Dakota and Martin Hug, an employee of the company and entities affiliated with Messrs. Westin and Pittore, have entered into contract to acquire the property located in Hastings, Nebraska. The Company will advertise the properties in newspapers of general circulation to facilitate attracting the highest bid for the properties. Each person or entity bidding at the auctions must post with the Company a deposit of $10,000. Each sale will commence at a base price that the board and management has determined to be appropriate. The first bid following the opening bid at auction must be ten percent over the base price, and all subsequent bids must be at least $10,000 higher than the previous bid. If no bid is received at the base price, the Board will have to reexamine the base price assigned to the facility. The facility will be sold at auction to the highest bidder and the closing of sales at auction will occur approximately 30 days after the sale.

         The projected sales prices listed in the table are the base prices established by the Board. At the present time, Richard J. Westin and Jesse A. Pittore have indicated that, should they bid on the properties, they will open the auctions of each of the properties at these base prices. The contract to purchase the Hastings Property is conditioned upon, among other things, the bid of Mr. Hug and the entities affiliated with Messrs. Westin and Pittore on the property being the highest bid at the auction.

         The figures in the column entitled "Projected Costs of Sale" are calculated at 5% of the projected sales price. These estimates are for illustration purposes only and are not tied to any specific estimates. Possible costs that might be included are title and survey costs, registration costs, license transfer costs, or property transfer taxes.

OTHER PROPERTIES

CHANUTE PROPERTY

         This property ceased to operate as an assisted living facility in May, 2001 and was listed for sale. In November 2001, the Company signed a contract to sell the property for $300,000, less estimated commissions and closing costs of $20,000. That contract was conditional and the buyer decided not to complete the purchase. On August 26, 2002, the Company signed an agreement to sell its Chanute Property for $275,000 to an unaffiliated buyer. The contract provided for a 5% commission to an unaffiliated broker and was conditional until October 15, 2002. On November 20, 2002, the sale closed by means of a $100,000 down payment and the execution of a contract for the sale of real estate in the amount of $175,000 bearing interest at 8% per annum all due April 23, 2003. In March 2003, management became aware that the buyer had defaulted in his obligations to keep the property insured and free of liens. Notice was served on the buyer and the Company moved to repossess and secure the premises. At this time, management believes that the buyer will not attempt to reinstate and complete the contract of sale and has decided to list the property for sale again. For purposes of this projection, management has included the Chanute Property at the sales price previously obtained and costs of sale previously incurred.

BEATRICE PROPERTY AND PORT HURON PROPERTY

         The Beatrice Property and the Port Huron Property properties have been operating at a negative cash flow for up to two years. Consequently, management and the board have ascribed low projected sales prices to them and estimated sales expenses at 5% of those prices. The properties have been listed with independent real estate brokers but only mild interest has been expressed to date.

FORT MADISON PROPERTY

         The projected sales price is reflective of the present level of operations and occupancy. Costs of sale are estimated at 5% of sales price.

NOTE C- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH BALANCE AS OF MARCH 31, 2003

         For illustration purposes, we have included the balance of cash at this 10-QSB Quarterly Report date. The amount of cash actually available at the date the Liquidating Trust is funded will depend on future events.

COLLECTION OF NOTES RECEIVABLE, OFFICERS

         Officers and directors acquired Company shares in June, 2002 by exercising vested options at prices of $1 and $1.10 per share. Consideration for the option exercise was in the form of notes bearing interest at 5% per annum, secured by the shares issued and the personal guarantees of the officers and directors. These notes will be assigned to the liquidating trust if they have not been collected earlier.

PROCEEDS OF OTHER STOCK OPTION EXERCISES

         Employees of the Company hold vested options to acquire 36,533 shares of company stock at a price of $1 per share. It is assumed that these options will be exercised prior to the final liquidation of the Company.

SECURED NOTES PAYABLE

         At December 31, 2002 the Rock Island Property, Hastings Property, Dickinson Property, Williston Property and Fort Madison Property were security for indebtedness with an outstanding principal sum of $11,982,000 plus accrued interest in the amount of $1,137,000, for a total of $13,119,000. As a result of numerous discussions with the holder of these notes, management believes that this debt will be discounted by over 50% for a total payoff of $6,100,000. This is a critical assumption underlying this projection.

PAYOFF OF TAX NOTES

         Notes with a remaining principal balance of $90,000 are secured by the Beatrice Property and Fort Madison Property. If not previously retired by regular semi-annual principal and interest payments, these notes will be repaid from sales proceeds.

SETTLEMENT OF OPERATING LIABILITIES

         This amount represents the net amount of current assets and liabilities attributable to the operation of the properties at March 31, 2003. It is included here to illustrate that some amount of currently accrued taxes and insurance as well as regularly accruing accounts payable and deferred income will have to be prorated in the closing of the property sales. The actual amounts will depend on future operations.

PROJECTED DISTRIBUTABLE NET PROCEEDS OF LIQUIDATION

         Assuming that both Proposal 1 and Proposal 2 are approved and that all of the assumptions discussed above are achieved, this is the amount projected to be available for distribution to all shareholders holding beneficial interests in the liquidating trust.

TOTAL SHARES PROJECTED TO BE OUTSTANDING

         Based on the total shares presently calculated to be outstanding and those to be issued on exercise of vested outstanding stock options, management estimates that 1,150,000 beneficial interests will be issued by the liquidating trust on the basis of one interest for each share of Agemark held.

REASONS FOR THE TRANSACTION

         The Company emerged out of a bankruptcy proceeding in 1998. Since the Company's inception, our management has sought refinancing through a variety of sources, as discussed in more detail above under "Background of the Transaction." In this process, we have engaged numerous brokers and have obtained appraisals and feasibility studies in an effort to obtain alternate financing from various financial institutions in order to sustain operations. Despite these efforts, we have been unable to obtain additional funding. The fact that the Company emerged out of bankruptcy has critically impaired our ability to obtain financing.

         In addition to the Company's difficulties, the assisted living market has deteriorated dramatically in the past three years. Beginning in 1996, anticipating that a growing number of seniors who wanted to avoid nursing homes would pay to be cared for in alternative surroundings, the stock market rewarded companies in the assisted living industry. As a result, many of assisted living companies adopted aggressive expansion plans in order to meet the expected demand created by an aging U.S. population. As a result of this expansion, supply has outpaced demand, and a number of public companies in the assisted living market have gone out of business, been delisted from exchanges as a result of declining share prices, or have filed for bankruptcy. Only one of the nine remaining publicly traded assisted living companies is currently producing consistent positive earnings. Of the other eight companies, many are trading under one dollar per share. In addition, lenders have either gone out of business or have cut back on lending to companies in the assisted living industry due to perceived elevated risk. The poor health of the general economic environment has also contributed to the decline in the assisted living market, and we do not expect current market conditions will improve in the near future.

         Due to the character of the Company's business, management has determined that selling the entire business as a whole would not be in the best interests of our stockholders. The Company's assets are real estate assets as opposed to unique products. Therefore, based on management experience in the real estate industry and the assisted living market, we believe that if the Company sought to sell the entire business, the buyer would seek a "bulk sale" discount for the purchase of all of the Company's properties. By selling each property in separate transactions, management believes it will obtain the highest possible price for each of the Key Properties and thereby obtain the best return for our stockholders. By raising cash from these sales before the ultimate due date of the secured indebtedness, we are hoping to achieve a substantial discount on the Mortgages so as to provide stockholders with the highest possible return.

         As a result, the board believes that the Sale of the Assets at this time will be in the best interest of creditors and stockholders as it will provide a means to satisfy creditor obligations and an opportunity to make a distribution to stockholders upon liquidation.

         For all of the above reasons, the board recommends approval of the proposal to sell the Assets.

CONDITIONS TO CONSUMMATION OF A SALE TRANSACTION

         The obligations of the Company to consummate the Sale of the Assets will be subject in the case of each sale to the satisfaction or waiver of closing conditions which the Company anticipates will be in standard form, including, among others: (i) there can be no material adverse change in the condition of the property for sale prior to closing of the transaction; (ii) there can be no encumbrances on the title to the property except those that are acceptable to the purchaser; (iii) there can be no action or proceeding to restrain, prohibit, or declare illegal the sale of the property; (iv) no order restraining or prohibiting the transaction shall have been issued by any public authority, governmental agency, or court; (v) there can be no attachments, garnishments, levies, or liens filed or in effect regarding the transaction;
(vi) the purchaser shall have determined that the property is suitable for its intended use after an examination of the property by purchaser.

         THE APPROVAL OF THE SALE OF THE ASSETS INCLUDES AUTHORIZATION BY THE STOCKHOLDERS FOR THE BOARD AND MANAGEMENT TO NEGOTIATE AND APPROVE SUCH CONDITIONS, AND SUCH OTHER OR DIFFERENT TERMS AS THEY DEEM NECESSARY AND REASONABLE IN ORDER TO CONCLUDE THE SALE OF THE ASSETS.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF PROPOSAL NO. 1

         The following discussion is a description of certain material U.S. federal income tax consequences of the sale of the Assets. This discussion is included for general information purposes only and is not intended to be, and is not, legal or tax advice to any particular stockholder. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and other legal authorities, all of which are subject to change, possibly with retroactive effect. No rulings from the Internal Revenue Service (the "IRS") or opinions of counsel have been or will be requested concerning the matters discussed below. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

Consequences to the Company

         The Company's Assets are held either directly by the Company or by a limited liability company of which the Company is the sole member. For federal income tax purposes, single member limited liability companies are disregarded and the assets of such a company are treated as being held directly by the single member. As such, a sale by the Company of membership interests in a limited liability company for which it is the sole member, should be treated as a direct sale by the Company of the underlying assets of such limited liability company.

         The sale by the Company of the Assets should be treated for U.S. federal income tax purposes as a taxable sale by the Company to the purchaser in exchange for the actual purchase price, (including the sum of cash, the fair market value of any property received, and the value of any liabilities assumed by the purchaser (the "Sale Proceeds")). Since the Company anticipates that each of the Key Properties will be sold at a separate auction or real estate transaction, it is possible that there will be multiple purchasers of the Assets. The Company will recognize gain (or loss) on each of the Assets measured by the difference between its tax basis in each Asset, and the Sale Proceeds received for that Asset.

         The Company may utilize capital losses only to the extent of capital gains. To the extent that the Assets constitute capital assets, the Company would generally recognize capital gain (or loss) on the sale, subject to the depreciation recapture rules of Section 1245 and Section 1250 of the Internal Revenue Code of 1986, as amended

(the "Code"). Under Section 1245 of the Code, a portion of the gain from the sale of certain capital assets (generally gain attributable to the sale of depreciable tangible personal property) may be treated as ordinary income. Under
Section 1250 of the Code, a portion of the gain from the sale of certain capital assets (generally gain attributable to the sale of depreciable real property) may be treated as ordinary income.

         To the extent the Assets are subject to Section 1231 of the Code (generally depreciable property, other than inventory, held for more than one year and used in the Company's trade or business) other than capital assets, special rules may apply. Section 1231 of the Code, in certain circumstances and subject to a number of restrictions, treats as capital gain certain gain that otherwise would be taxed as ordinary income. If the Company's Section 1231 gains for the taxable year exceed the Company's Section 1231 losses for the year, such gain and losses are treated as long-term capital gains and long-term capital losses (subject to depreciation recapture and a special rule that treats the Company's net Section 1231 gain for the year as ordinary income to the extent of the Company's unrecaptured net Section 1231 losses for the five preceding taxable years). If the Company's Section 1231 gains do not exceed its Section 1231 losses for the year, such gains and losses are treated as ordinary income and losses. The Company would recognize ordinary income (or loss), subject to the provisions of Section 1231 of the Code.

         The Company should be able to offset gain recognized on the Sale of the Assets by any net operating loss carry-forwards that may be available.

         The tax consequences to the Company described above assume that the Company will sell all of the Assets and distribute the proceeds of such sale to a liquidating trust. To the extent the Company is dissolved prior to the sale of all Assets and some Assets are instead transferred to the liquidating trust, this transfer will be treated as if the Company sold such Assets for their fair market value. In such a case, the tax consequences described above will likewise apply to this deemed sale. Any distribution of Assets to the liquidating trust should also be treated as a distribution by the Company in the amount of the fair market value of such Assets, to the stockholders in liquidation of their shares.

Consequences to Stockholders

         The stockholders should not realize income tax consequences on the Sale of Assets by the Company.

ACCOUNTING TREATMENT

         The transaction will be accounted for as a sale transaction and the Company will recognize as income or loss the difference between the book value of the assets sold and the sales price, net of any adjustments required by generally accepted accounting principles.

DISSENTERS' AND APPRAISAL RIGHTS

         Under Nevada law, you are not entitled to exercise dissenter's or appraisal rights as a result of the Sale of the Assets or the transactions contemplated thereby or to demand payment for your shares of Agemark common stock.

CERTAIN FACTORS

         In considering the proposal to approve the Sale of the Assets, stockholders should consider the following, in addition to the other information in this proxy statement:

Proceeds May be Insufficient to Meet Needs. The amount of the Company's current outstanding liabilities is approximately $13 million. The proceeds from the Sale of the Assets is estimated at $10 million. Provided the Company obtains a discount on its Mortgage obligation, we believe that the Sale of the Assets will permit the Company eliminate its liabilities. However, depending upon the actual purchase prices, the results of future operations, and the liabilities of the Company at the time of Sale of the Assets, the proceeds of the Sale of the Assets together with the Company's other assets may not be sufficient to meet its obligations to creditors. Further, no assurance can be given that the Sale of the Assets will be negotiated or that stockholder approval of such transaction and its consummation will allow the Company to pay its creditors. No assurance can be given that even if the Sale of the Assets is completed, the Company will not elect to or be forced into bankruptcy proceedings.

Affiliates of the Company May Benefit from the Sale of Assets. Richard Westin and Jesse Pittore, affiliates of the Company may bid on certain assets that will be sold at auction. Such bids may be made by either personally or by an entity co-owned by Messrs. Westin or Pittore. Moreover, such bids may be made by Opus, an entity co-owned by Westin and Pittore that will act as the trustee of the liquidating trust if Proposal No. 2 is approved by the Company's stockholders. Due to the large interests that Mr. Westin and Mr. Pittore hold in the Company, they will derive a greater benefit from the transactions described herein than the Company's non-affiliate stockholders because their pro rata distribution will be significantly greater than those of the non-affiliate stockholders.

Lack of Third Party Fairness Opinion or Recommendation by Independent Director. In connection with the Sale of Assets, we have not obtained a third party fairness opinion regarding the value of the properties that we are selling, or the fairness of the asking prices and bid prices of the properties, although the opinion of various real estate brokers and appraisers was and will continue to be sought in connection with setting prices for the properties. Additionally the auction process is designed to find the current fair market value of Agemark's assets. The Board has not obtained, and will not obtain, a separate recommendation from an independent director as to the base prices or asking prices of the properties. As a result, the prices we have assigned to the properties may not reflect the actual value of the properties, which may result in a lower return for the Company's stockholders.

Short Term Sales May Not Maximize Stockholder Value. Because the Company is seeking to consummate the Sale of Assets in the near to short term in order to minimize the losses associated with operating the Company, the Company's Stockholders may not realize the long term value of their investment.

No Distribution to Stockholders. While our expectation is that approximately three million to four million dollars may be available for distribution to stockholders in the liquidation following the Sale of Assets, the Sale of the Assets may not produce proceeds sufficient to allow any distribution to stockholders. No assurance can be given that the Sale of the Assets may be consummated or that the approval of Sale of the Assets or its consummation will be sufficient to permit the Company to manage or satisfy its existing obligations, or that if the Sale of the Assets is consummated, that the Company will be able to dispose of the remaining assets in a manner which will lead to a distribution to the stockholders.

RECOMMENDATION OF BOARD OF DIRECTORS

         After careful consideration, our board of directors has determined the Sale of the Assets to be fair to all Agemark stockholders, including unaffiliated stockholders, and in their best interests. This transaction treats all stockholders equally. If the Sale of the Assets is not approved, the Company will default on its debt obligations, and the Company's properties will be foreclosed upon, causing the Company to go into bankruptcy or lose substantially all of its assets. If the Company is forced into bankruptcy, the Company's creditors, and not its stockholders, will be entitled to the proceeds of the sale of the Company's assets. As a result, the Company's stockholders would get nothing. The Sale of Assets does not guarantee a return to the Company's stockholders, but is the best alternative available to the Company.

         The material factors underlying the board of directors' belief that the transaction and the consideration to be received by the stockholders is fair to all stockholders, including unaffiliated stockholders, are summarized above and discussed in detail under the headings "Reasons for the Transaction" of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE SALE OF THE
ASSETS.

                                 PROPOSAL NO. 2

          APPROVAL AND ADOPTION OF PLAN OF LIQUIDATION AND DISSOLUTION

         Approval is sought for the voluntary dissolution to take place in accordance with the Plan of Liquidation and Dissolution, attached as Annex A, which involves the establishment of a liquidating trust to provide for the payment of the actual and potential liabilities of Agemark.

THIS SECTION OF THE PROXY STATEMENT DESCRIBES MATERIAL ASPECTS OF THE PROPOSED VOLUNTARY DISSOLUTION AND THE PLAN OF LIQUIDATION AND DISSOLUTION. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE VOLUNTARY DISSOLUTION AND THE TRANSACTIONS, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE VOLUNTARY DISSOLUTION AND THE PLAN OF LIQUIDATION AND DISSOLUTION.

PLAN OF LIQUIDATION AND DISSOLUTION

         At the annual meeting, stockholders will vote on the proposal to dissolve Agemark. The dissolution will be a voluntary dissolution pursuant to
Section 78.580 of the Nevada Revised Statutes. It will be accomplished in accordance with the Plan of Liquidation and Dissolution which was approved by the board of directors and is attached as Annex A. You are encouraged to read the Plan of Liquidation and Dissolution in its entirety. The Plan of Liquidation and Dissolution is sometimes referred to in this proxy statement-prospectus as the "Plan."

         The Plan provides for the completion of the following transactions:

         - the establishment of a liquidating trust owned by Agemark stockholders in proportion to their holdings of Agemark common stock;

         - the distribution by Agemark of cash and other property to its stockholders;

         - the liquidation of Agemark and the distribution of any remaining assets and liabilities to the liquidating trust;

         -        the dissolution of Agemark under Nevada law;

         - the distribution to holders of beneficial interests of the liquidating trust of assets of the trust at the discretion of the trustee and after any event that results in a significant reduction in Agemark's liabilities, unless the trustee determines that any such distribution would be inconsistent with the purposes of the trust; and

         - after payment of all of the obligations and liabilities of Agemark from the assets of the liquidating trust, the termination of the liquidating trust and the distribution of any of its remaining assets to the holders of the beneficial interests in the liquidating trust.

         If the assets of the liquidating trust are not sufficient to pay all the liabilities of Agemark, unpaid creditors may seek recovery from the former stockholders of Agemark in proportion to the distribution they received in the liquidation of Agemark. However, the maximum liability of any stockholder would be any funds that the stockholder received in connection with this Plan of Liquidation and Dissolution. The stockholder's personal assets are not at risk for collection by our unpaid creditors.

         We will transfer to the liquidating trust an amount of cash and other assets which, in the judgment of our board of directors, will be sufficient to satisfy the requirements of Nevada law and sufficient to pay or adequately provide for the payment of any known, actual or contingent liabilities of the Company. The liquidating trust will be established pursuant to the Liquidating Trust Agreement, which is attached as Annex B, and you are urged to read it in its entirety. As of the date of this proxy statement, our board of directors intends to contribute assets worth approximately $10 million of cash and other assets to the liquidating trust consisting of an estimated six to seven million dollars for the payment of liabilities and an estimated three to four million to be distributed to shareholders. This amount is subject to change and will not be definitely established until after the date of the annual meeting. The assets to be contributed to the trust will be primarily cash proceeds from any of the sales of the Company's assets and any unsold non-operating assets.

         Each stockholder will have a beneficial interest in the liquidating trust in the same proportion as the stockholder's ownership of Agemark common stock as of the date fixed by Agemark for a determination by Agemark of the stockholders entitled to receive beneficial interests in the liquidating trust. Each such stockholder will receive a number of units in the liquidating trust that is equal to the number of shares of common stock held by such stockholder in Agemark. In other words, for each share of stock that you hold, you will receive one unit of beneficial interest in the liquidating trust.

         After the liquidating trust is established, Agemark will be liquidated and any remaining assets will be deposited in the trust. Distributions from the liquidating trust will be made on a pro rata basis. The assets will consist of the cash proceeds from the sale of the Company's assets and any unsold assets. Agemark will then be dissolved in accordance with Nevada law. Your shares of Agemark common stock will be cancelled as part of the voluntary dissolution.

         The trustee of the liquidating trust must make distributions of the remaining assets of the trust to the holders of beneficial interests of the trust. The timing of these distributions will be at the discretion of the trustee. Distribution of amounts, if any, authorized by the trustee for distribution are to be made no less frequently than annually. As set forth in
Section 5(f) of the Liquidating Trust Agreement, trust distributions shall be made pro rata among trust beneficiaries in accordance with the number of trust units held, except that the trustee shall be entitled to retain amounts that would otherwise be distributable to beneficiaries holding less than one hundred
(100) units until the final trust distribution is made. After the trustee is satisfied that all of Agemark's liabilities have been paid by the liquidating trust, the trust will be terminated and its remaining assets, if any, will be distributed to the holders of beneficial interests in the liquidating trust in proportion to the number of units held in the liquidating trust. As set forth in
Section 5(g) of the Liquidating Trust Agreement, the trustee shall dispose of amounts otherwise distributable to beneficiaries for whom no correct address is known or from whom distributions payments are returned or checks are not negotiated, in accordance with applicable law. The trustee may deposit such amounts with state abandoned property authorities sooner than required by applicable law, and in any event, shall have no further obligations with respect to such amounts.

         In accordance with Section 5(h) of the Liquidating Trust Agreement, the trustee shall deliver at least annually and after termination of the trust to each trust beneficiary, a report summarizing (i) the trust assets credited to the trust and the liabilities assumed by the trust, including detail on trust receipts and disbursements, all prepared by a Certified Public Accountant, (ii) any changes in trust liabilities not previously reported to trust beneficiaries, whether such liabilities be asserted, final or the subject of pending litigation, and (iii) any action taken by the trustee not previously reported to the beneficiaries, which materially affects trust assets. The trustee may submit similar reports more frequently than annually if the trustee determines such reports are advisable or are required by any government agency. The reporting year end of the trust shall be December 31. Notwithstanding the foregoing, in no event shall the trustee be required to report or disclose any matter to any person which matter is subject to the attorney-client privilege or any matter which is confidential between the trustee and its legal counsel.

MOST OF THESE FACTORS WILL NOT BE QUANTIFIED AT THE TIME OF THE STOCKHOLDER VOTE; THEREFORE, YOU WILL NOT KNOW HOW MUCH YOU WILL RECEIVE AS A RESULT OF THE LIQUIDATION WHEN YOU VOTE ON THE PROPOSAL TO APPROVE THE VOLUNTARY DISSOLUTION OF THE COMPANY PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION.

TRUSTEE OF LIQUIDATING TRUST

         In connection with the approval of the Plan of Liquidation and Dissolution stockholders are being asked to approve the selection of the trustee for the Liquidating Trust. The Liquidating Trust Agreement provides, among other things, that the trustee of the liquidating trust will be Opus X, Inc. ("Opus"). Opus is an entity co-owned by Messrs. Westin and Pittore. Messrs. Westin and Pittore are both officers and directors of Agemark.

         Opus is therefore an affiliate of Agemark and its officers and directors. It is anticipated that Opus will bid on certain of the assets that will be sold at auction. Any purchase of the properties by Opus will be at arm's length and will only be sold to Opus if Opus is the highest bidder on such properties. Due to the general lack of market interest in assisted living facilities, the board believes that where Opus participates in the auction process, Opus will be the highest bidder on some of the Key Properties.

BY APPROVING AND ADOPTING OF THE PLAN OF LIQUIDATION AND DISSOLUTION, YOU ARE APPROVING THE SELECTION OF OPUS AS TRUSTEE OF THE LIQUIDATING TRUST PURSUANT TO THE TERMS OF THE LIQUIDATING TRUST AGREEMENT ATTACHED AS ANNEX B.

REQUIREMENTS REGARDING APPROVAL BY STOCKHOLDERS

         The liquidation and dissolution of the Company requires the approval of a majority of the stockholders entitled to vote on the dissolution under Section
78.580 of the Nevada Revised Statutes.

         The Board of Directors is also seeking approval of the matters described in this Proposal No. 2 by the Company's non-affiliate stockholders who will not participate in the transactions described herein (the "Disinterested Stockholders"). If the Company does not obtain Disinterested Stockholder approval of this Proposal No. 2, the Board may elect to reconsider the dissolution of the Company.

BACKGROUND AND REASONS FOR THE LIQUIDATION

         Agemark has been operating at a loss since inception including losses of $925,000, $2,261,000 and $1,044,000 for the fiscal years ended September 30, 2002, September 30, 2001 and September 30, 2000 and $537,000 for the six months ended March 31, 2003.

         As of March 31, 2003, we have an accumulated deficit of $4,983,000. As of March 31, 2003, the Company had cash and cash equivalents of $213,000. While we have sufficient resources to continue operations for the short term, on September 30, 2003, our secured indebtedness (the "Mortgages") in the principal amount of $11,982,000 plus accrued interest in the amount of $1,137,000, for a total of $13,119,000, becomes due and payable. We have paid the creditor a cumulative sum of $3,428,000 as principal reduction which has served to extend the Mortgages to September 30, 2003. If we make an additional payment of $322,000 before September 30, 2003, we can extend payment of the remaining balance until September 30, 2004, at which time the entire balance will be due and payable.

         The board of directors has explored various alternatives for raising funds or refinancing the Company in order to meet this obligation. The Company sought an $11,500,000 loan from Northland Financial but received no commitment from this lender. The Company then applied for a $9,500,000 loan from Parallel Capital, however, this lender would only commit to a lower loan amount that was insufficient to repay the Company's underlying debt. In 1998, the Company applied for a $9,500,000 loan from First Union Capital, but the application was rejected due to Agemark's earlier bankruptcy. DVI Merchant Funding rejected the Company's $9,500,000 loan application, and GMAC rejected the Company's $9,000,000 loan application due to licensing issues related to the properties. Heller Financial received no lender commitments for an application for a $10,500,000 loan and therefore never committed to making the loan. Buchanon Mortgage received no commitments from lenders for the Company's $11,000,000 loan due to the small market locations of the Company's properties. Brokers Finova Funding, Suburban Capital, and Stefan Financial, also received no commitments from any lenders for the Company's $11,000,000 loan application after extensive analysis of the Company. Most recently, F & M Bank rejected the Company's $2,500,000 loan application due to Agemark's earlier bankruptcy.

         After numerous attempts at obtaining alternate financing, the board of directors has determined that these alternatives cannot be achieved prior to September 30, 2003 when these payments on our secured indebtedness become due and payable. Management believes that we must offer the Mortgage holder payment against the

Mortgages well before their final due date of September 30, 2004 in order to obtain the largest possible discount. As a result, management and the board of directors have determined that a sale of substantially all assets and to try to obtain a discount on the Mortgages is the best means available to meet the obligation and potentially provide a return to stockholders. The Company has engaged in preliminary discussions with the holder of the secured obligations and believes that an agreement may be reached to reduce the existing debt from approximately $13 million to approximately $6 million, representing a discount of approximately 50% from the total otherwise due. The board of directors believes that if the Company is unable to negotiate this discount, there will be no proceeds available for distribution to our stockholders.

         Anticipated revenues for future periods are not expected to generate sufficient cash to meet our current operating needs and to satisfy our future obligations. To address our mandatory cash requirements, we have sought to identify potential acquirers of the assets of the Company. Our board has been meeting on a regular basis to consider various alternatives available to the Company. Based upon such consideration, our management and our board have determined the sale of the Company's assets and liquidation of the Company is in the best interests of our stockholders. We believe a sale of substantially all of its assets in individual transactions, including property and facilities located in Beatrice, Nebraska, Fort Madison, Iowa, Port Huron, Michigan, Dickinson, North Dakota and Williston, North Dakota is the most effective means to generate such cash and to generate the best return for our stockholders, and such a sale is discussed in Proposal 1.

         Following the sale of these assets and subject to stockholder approval, we intend to liquidate and distribute to our stockholders available proceeds from the sale of the assets. We believe that we will be able to generate enough cash through these sales in order to pay creditors, and subject to our ability to obtain a discount on our secured indebtedness, that the sale of such assets would be sufficient to effect a distribution of proceeds to stockholders. As we have determined that a sale of all or substantially all of our assets would be in the best interests of the Company, our creditors and our stockholders, a plan of liquidation and dissolution is proposed to stockholders.

CONDITIONS TO CONSUMMATION OF LIQUIDATION AND DISSOLUTION

         The ability of the Company to consummate the liquidation and dissolution will be subject to: (i) the approval by the Company's stockholders of the sale of the Company's assets pursuant to the plan set forth in Proposal 1 in this proxy statement; (ii) the approval and adoption by the Company's stockholders of the Plan of Liquidation and Dissolution.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF PROPOSAL NO. 2

         The following discussion is a description of certain material U.S. federal income tax consequences of the distribution by the Company of assets to the stockholders in exchange for their shares of Company stock, in liquidation of the Company. This discussion is included for general information purposes only and is not intended to be, and is not, legal or tax advice to any particular stockholder. This summary is based on the current provisions of the Code and other legal authorities, all of which are subject to change, possibly with retroactive effect. No rulings from the IRS or opinions of counsel have been or will be requested concerning the matters discussed below. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

Consequences to the Company

         The Company should not realize income tax consequences on the distribution of cash directly to the stockholders in liquidation of their Company shares or on the distribution of cash to the liquidating trust. Income tax consequences to the Company on the distribution of Assets to the liquidating trust are described under the Section titled "Certain U.S. Federal Income Tax Consequences of Proposal No. 1" as set forth above.

Consequences to Stockholders

         The following discussion does not apply to certain stockholders who, due to their particular circumstances, may be subject to special rules. Those stockholders include stockholders who are dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign persons, stockholders who acquired their Company common stock through stock option or stock purchase programs or in other compensatory transactions, stockholders who hold their Company common stock as Section 1244 stock or as qualified small business stock, stockholders who hold their Company common stock as part of an integrated investment, including a straddle, comprising shares of Company common stock and one or more other positions, or stockholders who have entered into a constructive sale of Company common stock under the Code.

EACH STOCKHOLDER SHOULD CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE STOCKHOLDER'S PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES AND OTHER TAX CONSEQUENCES TO THE STOCKHOLDER OF THE PLAN OF LIQUIDATION AND DISSOLUTION, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

         Amounts received by stockholders in complete liquidation of the Company should be treated as payments made in exchange for their common stock. In general, each Company stockholder should recognize capital gain or loss equal to the difference between the amount of consideration received by such stockholder (including the shareholder's allocable portion of amounts transferred by the Corporation to a liquidating trust, see discussion below) and the stockholder's adjusted tax basis in the shares of Company common stock surrendered.

         Gain or loss should be determined separately for each block of shares, with a "block" consisting of shares acquired at the same cost in a single transaction. That gain or loss will be long-term capital gain or loss, provided the shares are held for investment and the stockholder's holding period for such shares is more than one year. Long-term capital gains are generally subject to a maximum federal income tax rate of 20% for non-corporate stockholders and short-term capital gains are subject to tax at ordinary income tax rates. Capital losses not offset by capital gains may be deducted against a non-corporate stockholder's ordinary income only up to a maximum annual amount of $3,000. A non-corporate stockholder may not carry back capital losses, but such losses may be carried forward to subsequent tax years. All net capital gains for a corporate stockholder are subject to tax at regular corporate tax rates. Although a corporate stockholder can generally deduct capital losses only to the extent of capital gains, any unused capital losses of a corporate stockholder may generally be carried back three years and forward five years.

Liquidating Trust

         The Board intends to establish a liquidating trust at the time of the Company's dissolution to retain cash reserves to meet the Company's known liabilities. It is possible that certain Company Assets may be transferred to the liquidating trust if such Assets cannot be sold by the time the Company is dissolved. It is also anticipated that certain existing Company liabilities will be transferred to the liquidating trust. It is expected that the liquidating trust will be classified as a grantor trust for federal income tax purposes and as such, the liquidating trust will not be subject to tax on any income or gain recognized by it. As a result, the liquidating trust may receive assets, including cash, from the Company without incurring any tax. Instead, each beneficiary of the liquidating trust will be treated as the owner of its pro rata portion of each asset, including cash, received by and held by the liquidating trust.

         We assume the beneficiaries of the liquidating trust will be comprised of the Company's stockholders. As a result, each stockholder will be treated as having received a payment for its Company stock equal to its share of the amount of cash and the fair market value of all Assets transferred to the liquidating trust and generally would recognize gain to the extent such value, plus any other consideration received directly by the stockholder, was greater than its basis in its shares of Company common stock, notwithstanding that the stockholder may not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability, or recognize loss to the extent each stockholder's basis in its shares was greater than such value. Known Company liabilities transferred to the liquidating trust will reduce the amount of the distribution deemed to be received by the stockholders upon the transfer of Company Assets to the liquidating trust. In addition, each stockholder will be required to take into account in computing its own taxable income its pro rata share of each item of income, gain and loss recognized by the liquidating trust subsequent to the transfer of assets to the liquidating trust.

         To the extent the liquidating trust satisfies contingent liabilities of the Company in a taxable year subsequent to the taxable year the liquidating trust is established, the stockholder may recognize a capital loss on its allocable share of the liabilities paid. Capital losses not offset by capital gains may be deducted against a non-corporate stockholder's ordinary income only up to a maximum annual amount of $3,000. A non-corporate stockholder may not carry back capital losses, but such losses may be carried forward to subsequent tax years.

Reporting of Liquidating Distributions

         Payments made to stockholders pursuant to the Plan of Liquidation and Dissolution will be reported to the IRS to the extent required. In the course of satisfying its reporting obligations, the Company may need to obtain a stockholder's correct taxpayer identification number ("TIN") by having the stockholder complete Form W-9. Although corporate payments to stockholders in liquidation of the capital stock of a corporation are generally not treated as "other reportable payments" subject to backup withholding pursuant to Section 3406 of the Code, a stockholder in the course of completing a Form W-9 will nevertheless be required to certify as to no loss of exemption from backup withholding, or establish a basis for exemption from backup withholding on an appropriate Form W-8 or Form W-9, as applicable.

ACCOUNTING TREATMENT

         Transactions between Agemark and the Liquidating Trust result in no gain or loss. Distribution from the liquidating trust to the shareholders will be treated as a liquidating distribution and considered a return of capital.

DISSENTERS' AND APPRAISAL RIGHTS

         Under Nevada law, you are not entitled to exercise dissenter's or appraisal rights as a result of the voluntary dissolution or the transactions contemplated thereby or to demand payment for your shares of Agemark common stock.

DELISTING AND DEREGISTRATION OF AGEMARK COMMON STOCK

         If the transaction is completed, Agemark common stock will be deregistered under the Securities Exchange Act of 1934.

CERTAIN FACTORS

We might not be able to receive reasonable value from the sale of our assets. The value that you ultimately realize as a result of the Sale of the Assets and the liquidation of Agemark is dependent in part on the proceeds received from the Sale of the Assets or other disposition of our operating assets. It may be difficult to obtain a favorable return when selling the operating assets in connection with the liquidation and dissolution of Agemark. The total value you receive upon liquidation is subject to many variables and risks, many of which will not be known at the time of the vote. You will also receive distributions from the liquidating trust, the timing of which will be at the discretion of the trustee, unless the trustee determines that any such distribution would be inconsistent with the purposes of the trust. Later, if there are assets remaining in the liquidating trust, after the trustee is satisfied that all liabilities of Agemark are paid, the beneficial owners of the trust will receive cash in connection with the liquidation of the trust. The value of what you receive will be a product of various factors and risks including:

         - the proceeds received from the sale or other disposition of our operating assets;

         - the amount of Agemark's actual and potential liabilities, such as any payments made in connection with our secured obligations.

RECOMMENDATION OF BOARD OF DIRECTORS

         After careful consideration, our board of directors has determined the voluntary dissolution to be fair to all Agemark stockholders, including unaffiliated stockholders, and in their best interests. This transaction treats all stockholders equally. If the Sale of the Assets and the Plan of Liquidation and Dissolution are not approved, the Company will default on its debt obligations, and the Company's properties will be foreclosed upon, causing the Company to go into bankruptcy or lose substantially all of its assets. If the Company is forced into bankruptcy, the Company's creditors, and not its stockholders, will be entitled to the proceeds of the sale of the Company's assets. As a result, the Company's stockholders will get nothing. The Sale of Assets and the Plan of Liquidation and Dissolution do not guarantee a return to the Company's stockholders, but it is the best alternative available to the Company.

         The material factors underlying the board of directors' belief that the transaction and the consideration to be received by the stockholders is fair to all stockholders, including unaffiliated stockholders, are summarized above and discussed in detail under the headings "Reasons for the Transaction" of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL AND ADOPTION OF THE PLAN OF LIQUIDATION AND DISSOLUTION.

                                 PROPOSAL NO. 3

                              ELECTION OF OFFICERS

NOMINEES

         The Company's Board of Directors is divided into three classes with one class of directors elected each year at the annual meeting of stockholders for a three-year term of office. Richard Westin serves as the Class II director whose term expires in 2003. The director of each class holds his position until the annual meeting of stockholders at which his respective successor is elected and qualified or until his early resignation, removal from office, death or incapacity.

         The Board of Directors proposes the election at the Annual Meeting of Richard Westin, Class III director, and unless authority to vote for a nominee is withheld, it is intended that the shares represented by proxy will be voted for the election of such nominee. If Mr. Westin is unable or declines to serve as a director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

         Certain biographical information of the nominee, and of the members of the Board of Directors continuing in office after the Annual Meeting, is set forth below.

CLASS II

         Richard J. Westin, 60, has been Director, Co-Chairman of the Board of Directors, Chief Executive Officer and Secretary of the Company since its incorporation in April 1997. From 1986 until 1998, Mr. Westin served as President of The Westor Financial Group, Inc., now, Opus X, Inc., a company specializing in financing the development of assisted living facilities across the country. Mr. Westin received his Bachelor of Arts degree from the University of North Carolina at Chapel Hill and his Juris Doctor degree from the University of California's Hastings College of the Law.

CLASS III

         Jesse A. Pittore, 62, has been Director, Co-Chairman of the Board of Directors, President and Chief Operating of the Company since its incorporation in April 1977. From 1986 until 1998, Mr. Pittore was Chairman of the Board of Opus X, Inc. Mr. Pittore holds a Bachelor of Science degree in Industrial Engineering and Business Management from the University of California, Berkeley.

CLASS I

         Robert R. Herrick, M.D., 63, has been a Director of the Company since January 1998. Dr. Herrick has been in private practice in neurology in Northern California since 1971. In 1997, he served as Chief of Staff to Doctors' Medical Center in San Pablo, California and currently serves as President of the Board of Governors of that hospital. Dr. Herrick received his bachelor's degree from Oberlin College in Ohio and his medical degree from the University of Chicago Medical School.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTOR OF THE NOMINEE SET FORTH ABOVE.

Board Meetings and Committees

         The Board of Directors held in excess of five meetings during 2002.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes all compensation paid to the company's chief executive officer and to the Company's other executive officers for services rendered in all capacities to the Company for the fiscal years ended September 30, 2002, 2001 and 2000.

         Pursuant to the Plan of Reorganization, for two years after the effective date of the Plan of Reorganization, which period ended on September 30, 2000, Messrs. Westin and Pittore have agreed not to accept more than $1,000 per month in salary for their services as officers of the Company. The Plan also provides that neither of Messrs. Westin nor Pittore may receive compensation for his services as director of the Company except for stock options and other perquisites. Dr. Herrick, who is a nonemployee director received a payment of $25,000 for his services from June 1, 2002 to May 31, 2003 which was paid in October, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                          ------------
                                                   ANNUAL COMPENSATION     SECURITIES
                                                   -------------------     UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION            YEAR      SALARY     BONUS     OPTIONS/SARS     COMPENSATION(1)
--------------------------------------     ----    ---------    -----     ------------     ---------------
Richard J. Westin ....................     2002    $  24,000     --             --             $ 12,000
    Co-Chairman of the Board and Chief     2001       12,000     --             --               12,000
    Executive Officer                      2000       12,000                                     12,000

Jesse A. Pittore .....................     2002       24,000     --             --               12,000
    Co-Chairman of the Board and           2001       12,000     --             --               12,000
    President                              2000       12,000                                     12,000

Robert R. Herrick, M.D ...............     2002        8,332     --                                  --
    Director                               2001           --     --          1,000                   --
                                           2000                              4,000

James P. Tolley ......................     2002      133,500                    --                   --
    Chief Financial Officer                2001      120,000     --             --                   --
                                           2000      117,000

--------------------------
(1)  Car and travel allowances of $1,000 per month.

LEGAL PROCEEDINGS

         The Company was formed pursuant to the Plan of Reorganization, which was proposed by the partnerships including Historic Housing for Seniors Limited Partnership, Historic Housing for Senior II Limited Partnership, Historic Housing for Seniors III Limited Partnership and Housing for Seniors Participating Mortgage Fund Limited Partnership in January 1997 and confirmed by the bankruptcy court on September 30, 1998.

         From time to time, the Company is party to litigation arising from the ordinary course of business. The Company believes that no pending legal proceeding will have a material adverse effect on the Company's business, financial condition or results of operations.

         The following table sets forth certain information as of September 30, 2002 and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table above. THE COMPANY'S STOCK IS NOT PRESENTLY LISTED ON ANY EXCHANGE, CONSEQUENTLY THE CALCULATIONS IN THESE TABLES HAVE BEEN MADE BY SUBSTITUTING THE NET BOOK VALUE PER SHARE AS OF SEPTEMBER 30, 1998 IN LIEU OF A MARKET-DETERMINED FAIR MARKET VALUE.

              OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 2002

                                                                                   POTENTIAL
                                                                                   AT ASSU OF
                                          INDIVIDUAL GRANTS                        STOCK FOR
                            ---------------------------------------------------    ----------
                                        NUMBER OF         % OF
                             NUMBER    SECURITIES    TOTAL OPTIONS
                               OF      UNDERLYING      GRANTED TO      EXERCISE
                            OPTIONS      OPTIONS      EMPLOYEES IN       PRICE     EXPIRATION
         NAME               GRANTED      GRANTED      FISCAL YEAR       ($/SH)        DATE
-----------------------     -------    ----------    -------------     --------    ----------
Richard J. Westin                          --              --             --

Jessee A. Pittore                          --              --             --

Robert R. Herrick, M.D.

James P. Tolley                            --              --             --

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                         AND 2002 YEAR END OPTION VALUES

                                                                                 NUMBER OF
                                                                                SECURITIES
                                                                                UNDERLYING
                                                                                UNEXERCISED
                                                                                OPTIONS AT
                                                                          SEPTEMBER 30, 2002 (#)
                                                                          ----------------------
                          SHARES ACQUIRED                                      EXERCISABLE/
         NAME             ON EXERCISE (#)    VALUE REALIZED ($) (1)(2)        UNEXERCISABLE
-----------------------   ---------------    -------------------------    ----------------------
Richard J. Westin             83,333              $     405,832                    0/0

Jessee A. Pittore             83,333                    405,832                    0/0

Robert R. Herrick, M.D.        4,000                     19,880                    0/0

James P. Tolley               17,083                     84,904                  0/2,917

-----------------------
(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities at September 30, 1998, assumed to be the net book value of $5.97 per share, minus the exercise price of $1.10 for Westin and Pittore, $1.00 for Herrick and Tolley

         The Company leases its headquarters in Berkeley, California from The Waterford Company, which is owned by members of Mr. Westin's family, for $24,000 per year and on terms and conditions that the Company's believes are at or more favorable than prevailing market rates.

                      EQUITY COMPENSATION PLAN INFORMATION

         We currently maintain one compensation plan that provides for the issuance of our common stock to officers and employees. This is the 1997 Employee Stock Incentive Plan which has been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plan as of September 30, 2002.

                                                                                                        NUMBER OF SECURITIES
                                                                                                       REMAINING AVAILABLE FOR
                                                                                                        FUTURE ISSUANCE UNDER
                                                    NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE         EQUITY COMPENSATION
                                                    BE ISSUED UPON EXERCISE     EXERCISE PRICE OF          PLANS (EXCLUDING
                                                    OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    SECURITIES REFLECTED IN
                                                      WARRANTS AND RIGHTS      WARRANTS AND RIGHTS            COLUMN (A))
                 PLAN CATEGORY                                (A)                      (B)                        (C)
------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by security               36,533                   $1.00                      25,718
holders
------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved by                Not Applicable          Not Applicable              Not Applicable
security holders
------------------------------------------------------------------------------------------------------------------------------
Total                                                        36,533                   $1.00                      25,718
------------------------------------------------------------------------------------------------------------------------------

                                   PROPOSAL 4

                      RATIFICATION OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Timpson Garcia as the Company's independent auditors for the fiscal year ending September 30, 2003, subject to ratification by the stockholders. Timpson Garcia has audited the Company's financial statements since August, 1998. A representative of Timpson Garcia is expected to be present at the Company's Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

         Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company's independent auditors.

            FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

         During the fiscal year ended September 30, 2002, Timpson Garcia, the Company's independent auditors and principal accountant, billed the Company the fees set forth below. As Timpson Garcia has not provided non-audit services to the Company, the Board of Directors has not considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with the principal accountant's independence.

Audit Fees     Audit-Related Fees     Tax Fees     All Other
----------     ------------------     --------     ---------
$22,963                $ 0               $ 0          $ 0

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF TIMPSON GARCIA LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock an any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based on a review of the Company's records, all of the filing requirements were satisfied for the fiscal year ended September 30, 2002.

                          INTERIM FINANCIAL INFORMATION

         Appendix 1 to this Proxy Statement which is a part of this Proxy Statement contains the Company's Form 10KSB Annual Report which includes the Company's Financial Statements and Management's Discussion and Analysis for the year ended September 30, 2002. Appendix 2 to this Proxy Statement which is a part of this Proxy Statement contains the Company's Form 10QSB Quarterly Report which includes the Company's financial statements and management's discussion and analysis for the quarter and six months ended March 31, 2003. Appendix 3 to this Proxy Statement which is a part of this Proxy Statement contains the Company's Selected Financial Data.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         If the stockholders of the Company approve Proposal No. 1 and Proposal No. 2 set forth in this proxy statement, it is anticipated that the Company will be dissolved prior to the date of the Company's annual meeting. Should this occur, the Company will not hold a 2004 Annual Meeting. If, however, either Proposal No. 1 and Proposal No. 2 set forth herein are not approved by our stockholders, the Company will hold a 2004 Annual Meeting.

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2004 Annual Meeting must be received by the Secretary of the Company no later than March 1, 2004 in order that they may be included in the agenda at the Company's annual meeting.

         A stockholder proposal not included in the Company's proxy statement for the 2004 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be considered timely, such notice must be received by the Company at the principal executive offices on or before March 1, 2004 or such notice will be considered untimely and will be ineligible for presentation at the annual meeting of stockholders.

                          TRANSACTION OF OTHER BUSINESS

         The Company knows of no other business that will be presented before the annual meeting.

                                          By order of the board of directors,

                                          /s/ Richard J. Westin

                                          RICHARD J. WESTIN
                                          CHIEF EXECUTIVE OFFICER

                               AGEMARK CORPORATION

           PROXY FOR THE JULY 29, 2003 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 29, 2003

                       SOLICITED BY THE BOARD OF DIRECTORS

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Jesse A. Pittore, is hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action, all shares of stock of Agemark Corporation (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 2614 Telegraph Avenue, Berkeley, CA 94704 on July 29, 2003 at 11:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

         Shares represented by this proxy will be voted as directed by the stockholder.

         IF NO SUCH DIRECTIONS ARE INDICATED, FOR ITEM 1, FOR ITEM 2, FOR ITEM 3 AND FOR ITEM 4 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         Please mark
[X]      votes as in
         this example

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY POSTCARD SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

         A vote FOR the following proposals is recommended by the board of directors:

         1. To approve and adopt the sale of certain assets on the terms and conditions described in the proxy statement in Proposal No. 1.

                  [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

         2. To approve and adopt the Plan of Liquidation and Dissolution on the terms and conditions described in the proxy statement and set forth in Annex A to the proxy statement as described in the proxy statement in Proposal No. 2.

                  [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

         3.       To elect as director Richard Westin, the Class II director.

                  [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

         4. To ratify the selection of Timpson Garcia at the Company's independent auditors for the fiscal year ending September 30, 2003.

                  [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

                                                         MARK HERE
                                      MARK HERE         IF YOU PLAN
                                     FOR ADDRESS         TO ATTEND
                                      CHANGE AND            THE
                                     NOTE AT LEFT  [ ]    MEETING     [ ]

PLEASE SIGN HERE. If shares of stock are        Signature: ________  Date: _____
held jointly, both or all of such persons
should sign. Corporate or partnership
proxies should be signed in full corporate      Signature: ________  Date: _____
or partnership name by an authorized person.
Persons signing in a fiduciary capacity
should indicate their full titles in such capacity.

ANNEX A

           PLAN OF LIQUIDATION AND DISSOLUTION OF AGEMARK CORPORATION

         The following Plan of Liquidation and Dissolution (the "Plan") shall effect the complete liquidation and dissolution of Agemark Corporation, a Nevada corporation ("Agemark"), in accordance with Section 336 of the Internal Revenue Code of 1986, as amended (the "Code") and the Nevada Revised Statutes (the "NRS").

         1. ADOPTION OF PLAN. The Plan shall become effective upon the approval of the voluntary dissolution of Agemark by the affirmative vote of the holders of record of a majority of the outstanding shares of Agemark's common stock voting at a stockholders' meeting called for such purpose (the "Effective Date").

         2. NOTICE OF INTENT TO DISSOLVE. As soon as possible after the Effective Date, Agemark shall file with the Secretary of State for the State of Nevada a notice of intent to dissolve pursuant to the NRS, which shall have the effect specified in the NRS.

         3. SALE OF OPERATING ASSETS. As soon as possible after filing the notice of intent to dissolve, Agemark shall sell or otherwise dispose of its operating assets on terms satisfactory to its board of directors (the "Board").

         4. LIQUIDATING TRUST. Assets and cash intended for distribution to creditors not disposed of at the time of Agemark's dissolution, shall be distributed to a liquidating trust, established substantially in the form attached hereto as Annex B.

         5. DISSOLUTION OF AGEMARK. Assets held by Agemark and not distributed to the liquidating trust, shall be distributed to its stockholders and the stockholders shall also receive beneficial interests in the liquidating trust in proportion to their shareholdings in Agemark (the "Liquidating Distribution"). Thereafter, Agemark shall be dissolved in accordance with the provisions of the NRS.

         6. CANCELLATION OF COMMON STOCK. The Liquidating Distribution shall be in complete redemption and cancellation of all of the outstanding common stock of Agemark. The Board may direct that Agemark's stock transfer books be closed as of the close of business on the record date fixed by the Board for the first or any subsequent installment of any Liquidating Distribution as the Board, in its absolute discretion, may determine (the "Record Date"). Thereafter, uncertificated shares of common stock shall not be assignable or transferable on the books of Agemark except by will, intestate succession or operation of law.

         7. MISSING STOCKHOLDERS. If any Liquidating Distribution to a stockholder cannot be made, whether because the stockholder cannot be located, or for any other reason, then the distribution to which such stockholder is entitled shall be returned to the liquidating trust to be distributed pro-rata among all other Agemark stockholders or disposed of in such other fashion as may be required by applicable law.

         8. TERMINATION OF LIQUIDATING TRUST. Subsequent to the liquidating trust's liquidation of all non-cash assets and upon a determination by the trustee that all of the trust's liabilities have been satisfied, but in any event, not more than three years from the date of its creation, the liquidating trust shall make a final distribution of any remaining assets to the holders of the beneficial interests of the trust. Any such distribution shall be only in the form of cash.

         9. INDEMNIFICATION. Agemark shall continue to indemnify its officers, directors, employees and agents in accordance with applicable law, its articles and bylaws and any contractual arrangements for actions taken in connection with the Plan and the winding up of the affairs of Agemark and shall indemnify any trustee of the liquidating trust and its agents on similar terms. Agemark's obligation to indemnify such persons may be satisfied out of the assets of the liquidating trust. The Board and the trustee, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, agents and trustees to the extent permitted by law.

         10. POWER OF BOARD OF DIRECTORS AND OFFICERS. The Board and the officers of Agemark shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider desirable to carry out the purposes of the Plan, including the execution and filing of all such certificates, documents, information returns, tax returns, and other documents which may be necessary or appropriate to implement the Plan. The Board may authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the complete liquidation and dissolution of Agemark and the distribution of its assets to its stockholders in accordance with the NRS and Sections 331 and 336 of the Code.

         11. AMENDMENT. The Plan may be amended by the Board at any time, whether before or after the stockholders' approval of the voluntary dissolution of Agemark.

         Adopted this __________ day of ____________, 2003, by the Board of Directors of Agemark Corporation.

                                              _____________________
                                              Secretary

ANNEX B

                               AGEMARK CORPORATION

                           LIQUIDATING TRUST AGREEMENT

         AGREEMENT AND DECLARATION OF TRUST, dated as of ___________, 2003, by and between Agemark Corporation, a Nevada corporation ("Company") and [TRUSTEE], as trustee (the "Trustee").

         WHEREAS, Company's Board of Directors and stockholders have approved the voluntary dissolution of Company pursuant to a Plan of Liquidation and Dissolution (the "Plan");

         WHEREAS, Company's Board of Directors anticipates that Company may not be able to fully wind up all of its affairs prior to its dissolution, and therefore has made specific arrangements for such contingency in the Plan;

         WHEREAS, the Plan provides, among other things, for: (i) the sale of all of the assets of the Company (collectively, the "Assets") to the highest bidder at auction or through a third party realtor in exchange for cash (the "Sale"); (ii) the establishment of a liquidating trust pursuant to the terms and conditions hereof (the "Trust"); (iii) the transfer by Company to the Trust of any unsold Assets at the time of the Company's dissolution, and cash (collectively, the "Transferred Assets") sufficient, in the judgment of the Board of Directors, to satisfy the actual and potential liabilities of Company;
(iv) the liquidation and dissolution of Company and the distribution of Company's remaining cash to the stockholders of Company in accordance with Nevada law; and (v) the authorization of the Trustee to liquidate the Trust Assets (as defined below) for and on behalf of the beneficiaries of the Trust (the "Beneficiaries") in accordance with the terms and conditions hereof; and

         WHEREAS, by adopting the Plan, the stockholders of Company have selected Trustee to serve as trustee of the Trust.

         NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       NAMES AND DEFINITIONS

                  (a) NAME. This trust shall be known as the Agemark Liquidating Trust.

                  (b) DEFINED TERMS. For all purposes of this instrument, unless the context otherwise requires:

                           (i)      ADDITIONAL ASSETS shall mean any asset that
may be identified as having been owned by or owing to Company and not disposed of by Company prior to its dissolution, which is accepted by the Trustee subsequent to the formation of the Trust.

                           (ii)     AGREEMENT shall mean this instrument as
originally executed or as it may from time to time be amended pursuant to the terms hereof.

                           (iii)    ASSERTED LIABILITY shall mean a Liability of
which the Trustee has actual knowledge, which has been asserted in writing, or otherwise overtly asserted or identified as a claim against the Trust or the Trust Assets;

                           (iv)     BENEFICIAL INTEREST shall mean each
Beneficiary's proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held by the Initial Beneficiary on the close of business on the Record Date over the total number of Shares issued and outstanding on such Record Date and thereafter each Beneficiary's proportional Beneficial Interest in the Trust.

                           (v)      BENEFICIARY shall mean each Initial
Beneficiary and each person to whom a Beneficial Interest is transferred pursuant to Section 3(c).

                           (vi)     COMPANY shall mean Agemark Corporation.

                           (vii)    FINAL LIABILITY shall mean a Litigation
Liability which is evidenced by a final non-appealable judgment; or an Asserted Liability or a Litigation Liability which the Trustee determines should be accepted or settled and paid out of Trust Assets.

                           (viii)   INITIAL BENEFICIARY shall mean those
Stockholders who hold original Beneficial Interests in the Trust upon establishment of the Trust.

                           (ix)     LIABILITIES shall mean any unsatisfied
debts, claims, liabilities, judgments, decrees, suits or other payment obligations of Company, whether contingent or fixed, acknowledged or disputed as to validity, or identified or asserted prior to or after creation of the Trust.

                           (x)      LITIGATION LIABILITY shall mean a Liability
which involves any legal action for which the Trustee has received service of process.

                           (xi)     PERSON shall mean an individual,
corporation, partnership, association, joint stock company, limited liability company, trust, joint venture, any unincorporated organization, or government or political subdivision thereof.

                           (xii)    RECORD DATE shall mean the date selected by
Company's Board of Directors for determination of the Stockholders of Company entitled to become Initial Beneficiaries.

                           (xiii)   SHARES shall mean the shares of common
stock, no par value per share, of Company.

                           (xiv)    STOCKHOLDERS shall mean the holders of
record of the outstanding common shares of Company at the close of business on the Record Date, as identified by name and address together with the number of each holder's Shares in a written schedule certified as complete and accurate by an officer of Company, and delivered to the Trustee by Company.

                           (xv)     TRUST shall mean the Trust created by this
Agreement.

                           (xvi)    TRUST ASSETS shall mean all of the property
held from time to time by the Trustee under this Agreement, which initially shall consist solely of the Transferred Assets granted, assigned and conveyed to the Trustee by Company pursuant to the Plan, and in addition, shall thereafter include Additional Assets and all dividends, income, proceeds and other receipts of, from, or attributable to any assets held by the Trust.

                           (xvii)   TRUSTEE shall mean the original Trustee and
such Trustee's successors.

         2.       GRANT TO AND NATURE OF TRUST

                  (a) GRANT. Company hereby grants, delivers, releases, assigns and conveys unto the Trustee for the benefit of the Beneficiaries of the Trust, all of Company's right, title, interest in and to the Trust Assets, for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trustee hereby accepts such Trust Assets, and agrees to hold and manage the Trust Assets in trust, subject to the following terms and provisions.

                  (b)      PURPOSE OF TRUST.

                           (i)      The Trust is organized for the sole purpose
of liquidating the Trust Assets with no objective to continue or engage in the conduct of a profit making trade or business.

                           (ii)     As Company is required to liquidate and
dissolve prior to fully winding up it affairs, including, but not limited to, its payment, discharge or other resolution of any Liabilities without any established procedure to so resolve such Liabilities, Company's Board of Directors approved the Plan and the stockholders of Company approved the voluntary dissolution of Company pursuant to the Plan, which calls for the establishment of the Trust, for the purpose of providing a procedure which will enable Company to dissolve in a timely fashion, and wind up its affairs, by distributing to the Stockholders pro-rata all its assets, other than the Transferred Assets, which are granted, assigned, conveyed and delivered to the Trustee pursuant to the terms contained herein. Due notice has been given to unlocated Stockholders regarding their Beneficial Interests in the Trust to the extent required by Nevada law. The Transferred Assets granted and assigned to the Trustee and the other Trust Assets shall be held in the Trust and the Trustee will: (i) further liquidate the Trust Assets if necessary to carry out the purposes of the Trust and facilitate distribution of the Trust Assets; (ii) allocate, protect, conserve and manage the Trust Assets and apply the same to the satisfaction, discharge or other resolution of Liabilities in accordance with the terms and conditions hereof; and (iii) distribute the Trust Assets not required for the satisfaction, discharge or other resolution of Liabilities, in accordance with the terms and conditions hereof.

                           (iii)    It is intended that the granting, assignment
and conveyance of the Trust Assets by Company to the Trustee pursuant to the terms hereof shall be treated for federal and state income tax purposes as if Company made such distributions directly to the Stockholders. It is further intended that for federal, state, and local income tax purposes, the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of any state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671-678 of the Internal Revenue Code of 1986, as amended (the "Code") and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust's taxable income (including both ordinary and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustee shall file all tax returns required to be filed with any governmental agency consistent with its position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the Income Tax Regulations.

                  (c) PROHIBITED ACTIVITIES. The Trust shall not continue or engage in any activity otherwise inconsistent with treatment of the Trust as a liquidating trust under Treasury Regulation Section 301.7701-4(d), and all of the terms and conditions hereof shall be construed accordingly.

                  (d) NO REVERSION TO COMPANY. In no event shall any part of the Trust Assets revert to or be distributed to Company.

                  (e) INSTRUMENTS OF FURTHER ASSURANCE. After the dissolution of Company, such Persons as shall have the right and power to so act, will upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Agreement, to confirm or effectuate the transfer to the Trustee of any property intended to be covered hereby, and to vest in the Trustee, its successors and assigns, the estate, powers, instruments or funds in trust hereunder.

                  (f) PAYMENT OF LIABILITIES. The Trust hereby assumes all valid Liabilities. Should any Liability be asserted against the Trustee as the transferee of the Trust Assets on behalf of the Trust or as the result of the assumption made in this paragraph, the Trustee may use such part of the Trust Assets as may be necessary in evaluating and contesting the validity of any such Liability or in payment thereof, but in no event shall the Trustee be personally liable, nor shall resort be had to the private property of the Trustee in its separate corporate capacity, in the event that the Trust Assets are not sufficient to satisfy, discharge or otherwise resolve the Liabilities of the Trust.

                  (g) INCIDENTS OF OWNERSHIP. The Stockholders shall be the Initial Beneficiaries of the Trust created by this Agreement and the Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

         3.       BENEFICIARIES

                  (a)      BENEFICIAL INTERESTS.

                           (i)      The Beneficial Interest of each former
Stockholder as an Initial Beneficiary hereof shall be determined by the Trustee in accordance with a copy of Company's stockholder list certified by an officer of Company as of the Record Date. Company shall deliver such a certified copy of its stockholder list to the Trustee in electronic format within five days after the Record Date. The Trustee shall express the Beneficial Interest of each Beneficiary in terms of units ("Units"), with the number of Units of each Initial Beneficiary equal to the number of his, her or its Shares.

                           (ii)     If a conflicting claim or demand is asserted
with respect to the ownership of any Units, or if there is a disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of a Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any such event, the Trustee shall be entitled, at its sole discretion, to refuse to comply with any such conflicting claim or demand and the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustee be liable for interest on any funds which they may so withhold. The Trustee shall be entitled to refrain and refuse to act until either: (i) the rights of the adverse claimants have been adjudicated by a final, non-appealable judgment of a court of competent jurisdiction; (ii) all differences have been adjusted by the valid written agreement of all such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement; or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as it shall deem appropriate, to fully indemnify it as between all conflicting claims or demands.

                  (b) RIGHTS OF BENEFICIARIES. Each Beneficiary shall be entitled to participate in the rights and benefits due a Beneficiary in accordance with the terms hereof according to the Beneficiary's Beneficial Interest. Each Beneficiary shall take and hold the same subject to all of the terms and provisions hereunder. The interest of each Beneficiary hereunder, is and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary's Beneficial Interest shall pass as personal property to the Beneficiary's legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as provided herein. No widower, widow, heir or devisee of any person who may be a Beneficiary shall have any rights of dower, homestead, inheritance, partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all of the Trust Assets shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to such Person under this Agreement.

                  (c) TRANSFER OF INTERESTS OF BENEFICIARIES. The Beneficial Interest of a Beneficiary may not be transferred either by the Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representative of the Beneficiary, nor may a Beneficiary have authority or power to sell, assign, transfer, encumber or in any other manner anticipate or dispose of the Beneficiary's Beneficial Interest; provided, however, that the Beneficial Interest shall be assignable or transferable by will, intestate succession or operation of law upon such Beneficiary's death or legal dissolution, and in such event may be reregistered as to legal title if transferred among custodial agents acting on behalf of the Beneficiary or transferred directly to the Beneficiary from such agent, in each such case, upon duly given written notice to the Trustee. The Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interest be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary.

                  (d) TRUSTEE AS BENEFICIARY. The Trustee, in its own corporate capacity, may be a Beneficiary or hold a Beneficial Interest hereunder as long as the Trustee has been elected by Stockholders holding a majority of the voting interests in the Company.

         4.       DURATION AND TERMINATION OF TRUST

                  (a) DURATION. This Trust shall terminate upon the earliest of: (i) a termination required by the applicable laws of the State of Nevada; (ii) a termination due to distribution of all of the Trust Assets as provided in Section 5(g); or (iii) the expiration of a period of three (3) years from the date of the creation of the Trust; provided, however, that the Trustee, may extend the existence of this Trust to such later date as it may designate, upon receipt of an opinion from a qualified advisor that such extension will not cause the Trust to be treated as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of applicable state or local law. The date that the Trust terminates shall be referred to herein as the "Termination Date."

                  (b) OBLIGATION OF TRUSTEE UPON TERMINATION. Upon termination of the Trust pursuant to Section 4(a), the Trustee shall thereafter act only in a custodial capacity to provide for the retention of the documents, records, lists of holders of Units, and files which shall have been delivered to or created by the Trustee. At the Trustee's discretion, all such documents, records, lists and files may be destroyed at any time after seven (7) years from the distribution of all of the Trust Assets. Except as is otherwise specifically provided herein, upon the distribution of all of the Trust Assets, the Trustee shall have no further duties or obligations hereunder.

         5.       ADMINISTRATION OF TRUST ASSETS

                  (a) TRUST ACCOUNT; SALE OF TRUST ASSETS. The Trustee shall credit Trust cash to a segregated account established on the books of the Trustee ("Account"), and shall invest moneys in the Account only as provided in
Section 6(a) hereto. The Trustee may, at such times as the Trustee may deem appropriate, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as it deems appropriate. Provided, further, that the Trustee shall not be required to diversify the Trust Assets, and shall incur no personal liability whatsoever in tort, contract, or otherwise, due to any such lack of diversification of the Trust Assets.

                  (b) TRANSACTIONS WITH RELATED PERSONS. Notwithstanding any other provisions of this Agreement, the Trustee shall not knowingly, directly or indirectly, on terms other than would be considered arm's length between two unrelated parties as determined in the reasonable discretion of the Trustee, sell or otherwise transfer all or any part of the Trust Assets to, or contract with: (i) any agent (acting in their individual capacity) of the Trust; or (ii) any Person of which any Trustee or agent of this Trust is an affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons. No provision herein shall prohibit any distribution hereunder to a Beneficiary.

                  (c) RESTRICTION ON TRUST ASSETS. The Trust shall not receive transfers of any listed stocks or securities, any readily-marketable assets, any unlisted stock of a single issuer that represents eighty percent (80%) or more of the stock of such issuer, or any general or limited partnership interest. The Trustee shall not receive or retain cash in excess of a reasonable amount to meet expenses, charges, and obligations of the Trust, the Trustee, the Trust Assets, and to satisfy, discharge or otherwise resolve all Liabilities. The Trustee shall not invest any of the funds held as Trust Assets except as permitted by Section 6(a) hereof.

                  (d) PAYMENT OF EXPENSES AND LIABILITIES. From the Trust Assets, the Trustee shall pay all expenses, charges, and obligations of the Trust, the Trustee and the Trust Assets, shall satisfy, discharge or otherwise resolve all Liabilities as provided in Section 5(e) below and shall pay such transferee liabilities which the Trustee may be obligated to pay as transferee of the Trust Assets, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature and the cost, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustee. The Trustee will make continuing efforts to dispose of the Trust Assets, make timely distributions, and not unduly prolong the duration of the Trust.

                  (e)      LIABILITY ADMINISTRATION.

                           (i)      To facilitate the administration of
Liabilities pursuant to this Section 5(e), Company shall deliver to the Trustee all records, files and documents in the possession of Company which pertain to the Liabilities.

                           (ii)     When administering Liabilities involving
claims or legal actions against the Trust Assets, the Trustee shall observe, subject to the other applicable provisions of this Agreement, the following procedures:

                  ASSERTED LIABILITY: The Trustee will review and analyze an Asserted Liability and determine whether to accept and pay or to dispute and contest the Liability based upon the Trustee's determination of the Liability's legal validity (whether the Claim as asserted is legally enforceable) and amount (whether correct and due).

                  LITIGATION LIABILITY: The Trustee will contest and defend a Litigation Liability to final judgment, including appropriate appeals, or settle as an appropriate resolution of the Liability, as it may determine in its discretion to be in the best interests of the Beneficiaries, but subject to the requirements of this Agreement.

         In determining whether to contest or settle any Asserted Liability or Litigation Liability, the Trustee shall consider, among other things, the following criteria:

                  Cost of defense (including, without limitation, all legal fees and expenses attributable to such Liability and defense of a legal action seeking to enforce such Liability) compared to the amount of the Asserted Liability;

                  Likelihood of the Liability claimant prevailing under the asserted legal theory or cause of action and then known facts (including proof considerations);

                  Precedential effect on administration of other Liabilities or potential Liabilities claiming against the Trust Assets; and

                  Whether the amount of the Liability is or is not supported by known facts regarding actual damages.

         In evaluating whether to contest or settle, the Trustee shall apply the reasonable business judgment rule (i. e., the Trustee would be responsible for diligent identification of the legal issues, factual considerations and related risks and uncertainties presented by the Asserted Liability or Litigation Liability, relying on advice and evaluations of legal counsel, which may include counsel retained by Company prior to the creation of the Trust to defend such Liability, and other professional advisors or consultants), and then exercising reasonable judgment after consideration of all relevant factors and information. In the selection of legal counsel for any matter, the Trustee shall consider the amount and complexity of the matter in relation to the appropriate experience, resources, reputation and fees and costs of selected counsel.

                           (iii)    The Trustee shall have the right to defend
any Liability claim or legal action against the Trust and may assert counterclaims in such actions, and upon advice of counsel, the Trustee may initiate any legal proceeding against a third party regarding any Liability. In any action taken by the Trustee, the Trustee shall be deemed to represent the interests of all of the Beneficiaries, and it shall not be necessary to make any Beneficiary a party to such action. It is understood that in representing the interests of any such Beneficiary, the Trustee is authorized only to represent such Beneficiary in its or that person's capacity as a Beneficiary hereunder and not in any other capacity. The Trustee may file such proofs of claim and other papers as may be necessary or appropriate in order to have the claims of the Trustee or Beneficiaries allowed in any judicial proceeding.

                           (iv)     Whenever the Trustee, after consultation
with counsel, consultants or other professional advisors, determines that there is a reasonable prospect that the Trust Assets will not be sufficient to satisfy all outstanding Liabilities and reasonably anticipated Liabilities, the Trustee may issue a Determination of Anticipated Insolvency, based upon the Trustee's assessment of available information. The Trustee may also revoke any such Determination at any time if it determines that certain facts or circumstances, material to its previous determination, have changed. Notwithstanding anything to the contrary in this Agreement, upon notice of a Determination of Anticipated Insolvency, and so long as such Determination has not been revoked by the Trustee, no payments shall be made by the Trustee in respect of Liabilities.

                  (f) INTERIM DISTRIBUTIONS. Subject to the retention by the Trustee of a reasonable amount of Trust Assets or proceeds or income therefrom to meet Liabilities and other obligations of the Trust, at such time as may be determined by the Trustee, but at least annually, the Trustee shall distribute, or cause to be distributed to the Beneficiaries in proportion to the number of Units held by each Beneficiary, such portion of the Trust Assets as the Trustee in its sole discretion may determine to be distributed to such Beneficiaries in a manner which is consistent with the purpose of the Trust and the provisions of this Agreement; provided, that the Trust Assets allocated to Beneficiaries with fewer than one hundred (100) Units shall not be distributed, and instead shall be reserved and held for such Beneficiaries for distribution only upon final distribution of the Trust pursuant to Section 5(g).

                  (g) FINAL DISTRIBUTION. If the Trustee determines that all valid Liabilities and all other claims, expenses, charges, and obligations of the Trust have been satisfied, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute any remaining Trust Assets to the Beneficiaries in proportion to the number of Units held by each Beneficiary. Fractional interests in single shares or minimum denominations of a security shall be aggregated to whole shares or denominations and reallocated to the Beneficiaries with the largest fractional interests in such security in descending order until such aggregated interests are fully so allocated. The Trustee shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries for whom no correct address is known to the Trustee or whom distribution payments are returned or checks are not negotiated, in accordance with applicable state law, including laws regarding escheat and abandoned property and the Trustee shall have no other duties regarding such property; provided, however, that to the fullest extent permitted by law, the Trustee may deposit such distributions and payments with state abandoned property authorities sooner than required by such laws.

                  (h) REPORTS TO BENEFICIARIES. As soon as practicable after the end of each calendar year of the Trust and after termination of the Trust, the Trustee shall submit a written report and account to the Beneficiaries showing: (i) the Trust Assets credited to the Account and the liabilities of the Trust recognized pursuant to generally accepted accounting principles at the end of each such year or upon termination and the receipts and disbursements of the Trustee for such year or period, prepared by an independent Certified Public Accountant; (ii) any changes in the Trust Assets, Asserted Liabilities, Litigation Liabilities and Final Liabilities which were not previously reported; and (iii) any action taken by the Trustee in the performance of its duties under this Agreement which it has not previously reported, and which in its opinion, materially affects the Trust Assets. The Trustee may submit similar reports for such interim periods during each year as it deems advisable or as may be required by a governmental agency. The reporting year of the Trust shall end on December 31 of each year. Notwithstanding any other provision herein, the Trustee shall not report or disclose to any Person any matter or information that is subject to attorney-client privilege or confidentiality between the Trustee and its legal counsel.

                  (i) FEDERAL INCOME TAX INFORMATION AND REPORTING. By the date required of each year pursuant to the Code, the Trustee shall provide to each Beneficiary a statement for the preceding calendar year showing, on a Unit basis, the dates and amount of all distributions made by the Trustee, income earned on assets held by the Trust, if any, and such other information as is reasonably available to the Trustee which may be helpful in determining the amount of gross income attributable to the Trust that such Beneficiary should include in such Beneficiary's federal income tax return for the preceding year. In addition, after receipt of a request in good faith, or in the Trustee's discretion without such request or as required by applicable law, the Trustee shall furnish to any Person who has been a Beneficiary at any time during the preceding year, a statement containing such further information as is reasonably available to the Trustee which shall be helpful in determining the amount of taxable income which such Person should include in such Person's federal income tax return.

         6.       POWER OF AND LIMITATIONS ON THE TRUSTEE

                  (a) LIMITATIONS ON TRUSTEE. The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business prohibited by Section 2(c), and no part of the Trust Assets shall be used or disposed of by the Trustee in furtherance of any such trade or business. The Trustee shall be restricted to the holding and collection of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustee retain cash in excess of a reasonable amount needed to meet Liabilities and pay other obligations, or receive any property, make any distribution, satisfy or discharge any claims, expenses, charges, Liabilities, and obligations or otherwise take any action which is inconsistent with the complete liquidation of Company as that term is used and interpreted by
Section 368(a)(l)(C) and (a)(2)(G) of the Code, Treasury Regulations promulgated thereunder, and rulings, decisions, and determinations of the Internal Revenue Service and courts of competent jurisdiction, or take any action which would jeopardize the status of the Trust as described in Section 2. This limitation shall apply regardless of whether the conduct of any such prohibited trade or business activity would otherwise be deemed by the Trustee to be necessary or proper for the conservation and protection of the Trust Assets. In addition to the restrictions of Section 5(c), the Trustee shall not invest any of the funds held as Trust Assets, except that the Trustee may invest any portion of the Trust Assets in demand and time deposits in banks or savings institutions, money market accounts or temporary investments such as short-term certificates of deposit or treasury bills. The Trustee may invest any portion of the trust assets in investments other than those enumerated in the preceding sentence of this Section only upon receipt of: (i) a private letter ruling issued by the Internal Revenue Service concluding that such investment will not prevent the Trust from being treated as a liquidating trust under Treasury Regulation
Section 301.7701-4(d) or prevent the complete liquidation of Company as that term is used and interpreted by Section 368(a)(1)(C) and (a)(2)(G); or (ii) a tax opinion letter from a qualified advisor that concludes at "should" level or greater (70% or more chance of success if litigated on the merits) that such investment is permissible under Revenue Procedure 82-58, as the same may be amended, supplemented, or modified.

                  (b) SPECIFIC POWERS OF TRUSTEE. Subject to the provisions of Section 6(a), the Trustee shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any statutory laws of the State of Nevada; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustee deems necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

                           (i)      to determine the nature and amount of the
consideration to be received with respect to the sale or other disposition of the Trust Assets;

                           (ii)     to collect, enforce, liquidate or otherwise
convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, to accept, or to disclaim or abandon, any Additional Assets and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Trust Assets, the Trust, or the Trustee:

                           (iii)    to elect, appoint, engage, or retain any
Persons as agents, representatives, or independent contractors (including, without limitation, investment advisors, accountants, transfer agents, attorneys at law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged or retained, to prescribe the titles, powers, and duties, terms of service and other terms and conditions of the election, appointment, engagement or retention of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to any one or more Trustee, agents, representatives, independent contractors, or other Persons;

                           (iv)     in accordance with Section 5(d), to retain
and set aside such funds out of the Trust Assets as the Trustee shall deem necessary or expedient to pay, or provide for the payment of: (i) unpaid claims, expenses, charges, Liabilities, and obligations of the Trust or Company; and
(ii) the expenses of administering the Trust Assets;

                           (v)      to do and perform any and all acts necessary
or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain assets held by the Trustee pending disposition thereof or distribution thereto to the Beneficiaries;

                           (vi)     to institute or defend actions or
declaratory judgments or other actions and to take such other action, in the name of the Trust, or Company or as otherwise required, as the Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

                           (vii)    to determine conclusively from time to time
the value of and to re-value the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary;

                           (viii)   to cancel, terminate, or amend any
instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust, and to execute new instruments, contracts, agreement, obligations, or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the terms of this Trust, provided that no such instrument, contract, agreement, obligation, or cause of action shall permit the Trustee to engage in any activity prohibited by Section 6(a);

                           (ix)     to vote by proxy or otherwise on behalf of
the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Trustee hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect of any shares of stock or any securities held by the Trustee which the Trustee might or could do if it were the absolute owner thereof;

                           (x)      to undertake or join in any merger, plan of
reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof;

                           (xi)     in connection with the sale or other
distribution or disposition of any securities held by the Trustee, to comply with applicable Federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof; and

                           (xii)    to perform any act authorized, permitted, or
required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

         7.       CONCERNING THE TRUSTEE, STOCKHOLDERS, AND AGENTS

                  (a) GENERALLY. The Trustee accepts and undertakes to discharge the Trust created by this Agreement, upon the terms and conditions hereof on behalf of the Beneficiaries. The Trustee shall exercise such of the rights and powers vested in it by this Agreement and, subject to the terms of this Agreement, use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. No provision of this Agreement shall be construed to relieve the Trustee from liability for its acts performed or omitted to be performed, which constitute fraud, willful misconduct or gross negligence, except that:

                           (i)      The Trust or the Trustee shall not be
required to diversify the Trust Assets, and the Trustee shall incur no personal liability whatsoever, in tort, contract, or otherwise, due to any such lack of diversification of the Trust Assets;

                           (ii)     No successor Trustee shall be in any way
responsible for the acts or omissions of any predecessor Trustee in office prior to the date on which such successor becomes Trustee;

                           (iii)    No Trustee shall be liable except for the
performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Trustee;

                           (iv)     In the absence of bad faith, the Trustee may
conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

                           (v)      No Trustee shall be liable for any error of
judgment made in good faith; and

                           (vi)     No Trustee shall be liable with respect to
any action taken or omitted to be taken by such Trustee in good faith in accordance with the direction of Beneficiaries having aggregate Beneficial Interests of more than fifty percent (50%) relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided that the Trustee has been provided with indemnification satisfactory to it for expenses, claims, losses and liabilities resulting from such directed actions taken or omitted.

                  (b)      RELIANCE BY TRUSTEE. Except as otherwise provided in
Section 7(a):

                           (i)      The Trustee may rely and shall be protected
in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                           (ii)     The Trustee may consult with legal counsel,
auditors or other experts to be selected by it, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustee and agents of the Trust in respect of any action taken or suffered by the Trustee in good faith and in the reliance on, or in accordance with, such advice or opinion.

                           (iii)    Persons dealing with the Trustee shall look
only to the Trust Assets to satisfy any liability incurred by the Trustee to such Person in carrying out the terms of this Trust, and the Trustee shall have no personal or individual obligation to satisfy any such liability.

                           (iv)     As far as practicable, the Trustee shall
cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustee, nor their agents shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustee, or their agents liable, nor shall the Trustee be liable to anyone for such omission.

                  (c) LIABILITY TO THIRD PERSONS. Neither any Beneficiary nor Company shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust, and no Trustee, or agent of this Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of this Trust, except to the extent the Trustee's actions constitute fraud, willful misconduct or gross negligence; and all such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of this Trust.

                  (d) RECITALS. Any written instrument creating an obligation of this Trust shall be conclusively taken to have been executed or done by the Trustee or agent of this Trust only in its capacity as Trustee under this Agreement, or in its capacity as an employee or agent of the Trust.

                  (e) INDEMNIFICATION. The Trustee, and each agent of the Trust, Company and Company's respective directors, officers, employees and agents (each an "Indemnified Person" and collectively the "Indemnified Persons") shall be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and attorneys' fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened: (i) in the case of the Trustee, or agent of the Trust, while in office or thereafter, by reason of his being or having been such a Trustee, employee or agent: and (ii) in the case of Company or any director, officer, employee, or agent of Company, by reason of Company or any such director, officer, employee, or agent of Company exercising or failing to exercise any right hereunder; provided, however, that except as otherwise specifically provided in this Agreement, the Indemnified Person shall not be entitled to such indemnification with respect to any matter as to which the Indemnified Person shall have been adjudicated to have acted fraudulently, in bad faith or with willful misconduct, gross negligence, or reckless disregard of the Indemnified Person's duties and; provided, further, however, that, as to any matter disposed of by a compromise payment by such Indemnified Person pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trustee shall have received a written opinion from independent counsel approved by the Trustee to the effect that if the foregoing matters had been adjudicated, such Indemnified Person would not have been found to have acted fraudulently, in bad faith or with willful misconduct, gross negligence, or in reckless disregard to the Indemnified Person's duties. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided, however, that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustee may make advance payments in connection with the indemnification under this Section provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event that it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trustee may purchase such insurance as it feels, in the exercise of its discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability, or damage pursuant to this Section 7(e). The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other rights to which such Indemnified Person may legally be entitled nor shall anything else contained herein restrict the right of the Trustee to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

                  (f) TRUST PROCEEDING. The Trustee in connection with the exercise of its discretionary duties hereunder, or to preserve and protect the interests of Beneficiaries in the Trust, and, subject to the provisions of
Section 11(b), any Beneficiary of the Trust, shall be entitled to commence a proceeding and request judicial consideration, direction and other actions regarding all aspects of the administration and governance of the Trust, pursuant to applicable Nevada law.

         8.       PROTECTION OF PERSONS DEALING WITH THE TRUSTEE

                  (a) RELIANCE ON STATEMENTS BY TRUSTEE. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee's certificate, signed by the Trustee, that it has the authority to take any action under this Trust. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee's certificate setting forth the facts concerning the calling of any meeting of the Beneficiaries, the giving of notice thereof, and the action taken at such meeting.

         9.       COMPENSATION OF TRUSTEE

                  (a) AMOUNT OF COMPENSATION. The Trustee shall receive as compensation for services as the Trustee hereunder, an amount equal to three quarters of one percent (.75%) of the gross proceeds from the Trust's sale of Assets contributed to the Trust.

                  (b) DATES OF PAYMENT. The compensation payable to the Trustee pursuant to provisions of Section 9(a) shall be paid at such times as the Trustee may determine.

                  (c) EXPENSES. The Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred by the Trustee in the performance of the Trustee's duties in accordance with this Agreement.

                  (d) LIEN ON TRUST ASSETS. The Trustee shall have a first priority lien on all Trust Assets to secure payment of its compensation and reimbursement of its fees, costs, and expenses, as well as any fees, costs and expenses of the Trust advanced by the Trustee. Payment of such items shall not be subject to any limitation upon payment of Liabilities.

         10.      TRUSTEE AND SUCCESSOR TRUSTEE

                  (a) NUMBER OF TRUSTEES. There shall always be one (1) Trustee of this Trust, which shall be a corporation which is incorporated under the laws of a state in the United States and, any party acting on behalf of such corporate Trustee, shall be authorized to act as a corporate fiduciary under the laws of the State of Nevada. If any corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate trustee shall be deemed to be a continuing entity and shall continue to act as a trustee hereunder with the same liabilities, duties, powers, titles, discretions, and privileges as are herein specified for a Trustee.

                  (b) RESIGNATION AND REMOVAL. The Trustee may resign and be discharged from the Trust hereby created by mailing written notice thereof to the Beneficiaries at their respective addresses as they appear on the records of the Trustee and by mailing notice to the Beneficiaries and any known creditors whose claims have not been previously satisfied. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor, and such successor's acceptance of such appointment, whichever is later. Any Trustee may be removed at anytime, with or without cause, by Beneficiaries having an aggregate Beneficial Interest of at least two-thirds of the total Beneficial Interests.

                  (c) APPOINTMENT OF SUCCESSOR. Should at anytime the Trustee resign or be removed, or be adjudged bankrupt or insolvent, a vacancy shall be deemed to exist and a successor shall be elected by Beneficiaries holding a majority of the Beneficial Interests. In the event that the Beneficiaries do not elect a Trustee within thirty (30) days of the resignation, removal, bankruptcy or insolvency of the Trustee, the successor Trustee shall be appointed by a court of competent jurisdiction upon application of any Beneficiary or known creditor of Company.

                  (d) ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor Trustee appointed hereunder shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers, and trusts of such retiring Trustee, and it shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such Trustee hereunder.

                  (e) BONDS. Unless required by the Board of Directors of Company prior to the Record Date, or unless a bond is required by law, no bond shall be required of any original Trustee hereunder. Prior to a successor Trustee's acceptance of an appointment as such pursuant to Section 10(d), or unless a bond is required by law and such requirement cannot be waived by or with the approval of the Beneficiaries, no bond shall be required of any successor trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law, and such requirement cannot be waived by or with the approval of the Beneficiaries or unless required by the Board of Directors of Company prior to the Record Date. If a bond is required by the Board of Directors of Company or by law, the Board of Directors of Company or the Trustee, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required.

         11.      CONCERNING THE BENEFICIARIES

                  (a) EVIDENCE OF ACTION BY BENEFICIARIES. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing; or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Section 12.

                  (b) LIMITATION ON SUITS BY BENEFICIARIES. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust or the agreements relating to or forming part of the Trust, and the Beneficiaries do hereby waive any such right, unless Beneficiaries having an aggregate Beneficial Interest of at least twenty-five percent (25%) shall have made written request to the Trustee to institute such action or proceeding in their own names as Trustee hereunder and shall have offered to the Trustee reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustee for thirty (30) days after the receipt of such notice, request, and offer of indemnity shall have failed to institute any such action or proceeding.

                  (c) REQUIREMENT OF UNDERTAKING. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this
Section 11(c) shall not apply to any suit by the Trustee.

         12.      MEETING OF BENEFICIARIES

                  (a) PURPOSE OF MEETINGS. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit a Beneficiary having a specified aggregate Beneficial Interest to take either acting alone or with the Trustee.

                  (b) MEETING CALLED BY TRUSTEE. The Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of Nevada (or elsewhere if so determined by the Trustee) as the Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustee (except as provided in Section 12(c)), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than sixty (60) nor less than ten (10) days before such meeting is to be held to all of the Beneficiaries of record not more than sixty
(60) days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

                  (c) MEETING CALLED ON REQUEST OF BENEFICIARIES. Within thirty (30) days after written request to the Trustee by Beneficiaries having an aggregate Beneficial Interest of at least twenty-five percent (25%) to call a meeting of all the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustee shall proceed under the provisions of Section 12(b) to call a meeting of the Beneficiaries, and if the Trustee fails to call such meeting within such thirty (30) day period then such meeting may be called by Beneficiaries, or their designated representative, having an aggregate Beneficial Interest of at least twenty-five percent (25%).

                  (d) PERSONS ENTITLED TO VOTE AT MEETING OF BENEFICIARIES. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The vote of each Beneficiary shall be weighted based on the number of Units held by each Beneficiary in the Trust. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

                  (e) QUORUM. A quorum shall exist at any meeting of Beneficiaries, where Beneficiaries are present who hold an aggregate Beneficial Interest sufficient to take action on any matter for which the meeting was called.

                  (f) ADJOURNMENT OF MEETING. Any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

                  (g) CONDUCT OF MEETINGS. The Trustee shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. Two inspectors of votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

                  (h) RECORD OF MEETING. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by them. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

         13.      AMENDMENTS

                  (a) CONSENT OF BENEFICIARIES. At the direction or with the consent of Beneficiaries having an aggregate Beneficial Interest of at least two-thirds or such greater percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, of the total Beneficial Interest, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided, however, that no such amendment shall: (i) permit the Trustee to engage in any activity prohibited by
Section 6(a) hereof or affect the Beneficiaries' rights to receive their pro rata shares of the Trust Assets at the time of any distribution; (ii) cause the Trust, in the opinion of counsel to the Trustee, to be treated for federal, state or local income tax purposes, as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d), or cause the Beneficiaries to be treated as other than the owner of their respective shares of the Trust's taxable income pursuant to Section 671-678 of the Code and any analogous provision of state or local law; or (iii) expand the liability or potential liability of a Trustee for acts performed by the Trustee prior to the adoption of such amendment.

                  (b) NOTICE AND EFFECT OF AMENDMENT. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustee may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustee and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

         14.      MISCELLANEOUS PROVISIONS

                  (a) FILING DOCUMENTS. This Agreement shall be filed or recorded in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of each Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of the Trustee in the same places where the original Agreement is filed or recorded.

                  (b) INTENTION OF PARTIES TO ESTABLISH TRUST. This Agreement is not intended to create, and shall not be interpreted as creating, a corporation, association, partnership, or joint venture of any kind for purposes of federal income taxation or for any other purpose.

                  (c) BENEFICIARIES HAVE NO RIGHTS OR PRIVILEGES AS STOCKHOLDERS OF COMPANY. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges attributable to their former status as Stockholders of Company.

                  (d) LAWS AS TO CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The Trustee and the Beneficiaries consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

                  (e) SEVERABILITY. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                  (f) NOTICES. Any notice or communication by the Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in the post office or letter box addressed to such Person at his address as shown in the records of the Trust. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                           (i)      If to the Trustee:

                           ______________________________
                           ______________________________
                           ______________________________
                           ______________________________
                           Attention: ________________________
                           Facsimile: ________________________

                           (ii)     If to Company:

                                    Richard J. Westin
                                    Agemark Corporation
                                    2614 Telegraph Avenue
                                    Berkeley, CA 94704

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

                  (h)      NO OBLIGATIONS FOR COMPANY LIABILITIES.

                           (i)      The name Agemark Corporation is the
designation created by Articles of Incorporation dated March 28, 1997, as amended, to which reference is hereby made. The obligations of Company are not personally binding upon, nor shall resort be had to the private property of, any of the directors, Stockholders, officers, employees or agents of Company, but only the property of Company shall be bound.

                           (ii)     The obligations of the Trust are not
personally binding upon, nor shall resort be had to the private property of, any of the Trustee, Beneficiaries, employees or agents of the Trust, but only the Trust Assets shall be bound.

         IN WITNESS WHEREOF, Company has caused this Agreement to be signed and acknowledged by its Chief Executive Officer, and the same to be attested by its Secretary, and the Trustee herein has executed this Agreement, as Trustee and not as an individual, effective this ____ day of ______________, 2003.

                                       AGEMARK CORPORATION

                                       By: _____________________________________
                                            Name: Richard J. Westin
                                            Title: Chief Executive Officer

Attest:

_________________________________
Secretary

                                       [TRUSTEE],
                                       As Trustee

                                       By: _____________________________________
                                            Name:

APPENDIX 1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 FORM 10-KSB/A

   [X]     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

           FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2002

                                  OR


   [ ]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

           FOR THE TRANSITION PERIOD FROM           TO

                        COMMISSION FILE NUMBER 000-25313

                              AGEMARK CORPORATION
                 (Name of small business issuer in its charter)

                    NEVADA                                       94-3270169
       (State or Other Jurisdiction of                        (I.R.S. Employer
        Incorporation or Organization)                      Identification No.)

            2614 TELEGRAPH AVENUE                                  94704
                 BERKELEY, CA                                    (ZIP Code)
   (Address of Principal Executive Offices)

                   ISSUER'S TELEPHONE NUMBER: (510) 548-6600

     SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: NONE

     SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: COMMON STOCK, PAR VALUE $.001 PER SHARE

     Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.  Yes
[X]  No [ ]

     Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained in this form, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

     State issuer's revenues for its most recent fiscal year: $10,694,000

     State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days. $691,062; based on a per-share market value of $1.00 as determined by the Board of Directors of the issuer.

     Check whether the issuer has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court. Yes [X] No [ ]

     At December 16, 2002, there were 1,109,481 shares of common stock, par value $.001 per share, of the registrant issued and outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE
                                Not Applicable.

     Transitional Small Business Disclosure Format (check one):  Yes [ ]  No [X]
--------------------------------------------------------------------------------
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

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
PART I................................................................    2
Item 1.   DESCRIPTION OF BUSINESS.....................................    2
Item 2.   DESCRIPTION OF PROPERTY.....................................    8
Item 3.   LEGAL PROCEEDINGS...........................................    9
Item 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.........   10

PART II...............................................................   11
Item 5.   MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.....   11
Item 6.   MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...   11
Item 7.   FINANCIAL STATEMENTS........................................   15
Item 8.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
          AND FINANCIAL DISCLOSURE....................................   30

PART III..............................................................   30
Item 9.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
          PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE
          ACT.........................................................   30
Item 10.  EXECUTIVE COMPENSATION......................................   30
Item 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT..................................................   31
Item 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   32
Item 13.  FINANCIAL STATEMENTS AND EXHIBITS...........................   34
Item 14.  CONTROLS AND PROCEDURES.....................................   34

                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS

GENERAL

     Agemark Corporation (the "Company") owns and operates assisted living residences, which offer a combination of housing and personalized services for senior citizens who can no longer live independently but who do not require the 24-hour medical care provided by a skilled nursing facility. The Company operates 7 properties located in non-urban, secondary markets in four states. The Company's primary focus is on "private pay" residents, who generally pay for the Company's services from their own funds, with the help of other family members or through private insurance.

BACKGROUND AND FORMATION OF THE COMPANY; PLAN OF REORGANIZATION

     The Company was organized in April, 1997 pursuant to an order of the U.S. Bankruptcy Court dated April 27, 1997 (the "Order") to receive the assets of and continue the businesses of four reorganized, publicly registered limited partnerships and two privately held limited partnerships (the "Partnerships"). The Order confirmed the Second Amended Joint Plan of Reorganization (the "Plan") of the Partnerships filed in January, 1997 and amended in April, 1997. The first of the property transfers to the Company pursuant to the Plan was accomplished in January, 1998 and the final transfer took place in July, 1998. A total of 1,000,000 shares of stock were issued to the Partnerships for these properties as of September 30, 1998 and immediately distributed to their partners.

     The following is a summary of the properties transferred to the Company and the adjustments made to historical values to arrive at values approved by the Bankruptcy Court pursuant to the Plan of Reorganization:

                                                          ACCUMULATED    NET BOOK
                               TRANSFERRED   HISTORICAL   DEPRECIATION    VALUE     WRITE UP     PLAN OF
PROPERTY LOCATION                 FROM         VALUE        12/31/97     12/31/97    (DOWN)    REORG. VALUE
-----------------              -----------   ----------   ------------   --------   --------   ------------
                                                    (AMOUNTS IN THOUSANDS OF DOLLARS)
Beatrice, NE.................  HHS I          $ 2,742        $  888      $ 1,854     $ (618)     $ 1,236
Cumberland, MD...............  HHS I            2,188           635        1,553      2,315        3,868
Hastings, NE.................  HHS I            3,211         1,120        2,091        198        2,289
Chanute, KS..................  HHS II           2,602           750        1,852       (901)         951
Rock Island, IL..............  HHS II           4,345         1,212        3,133       (735)       2,398
Fort Madison, IA.............  HHS III          3,460           781        2,679       (464)       2,215
Manitowoc, WI................  HHS III          3,642           693        2,949     (2,154)         795
Port Huron, IL...............  PIF I            1,090             0        1,090         86        1,176
Dickinson, ND................  Private          1,380           380        1,000      1,273        2,273
Williston, ND................  Private          1,932           538        1,394      2,978        4,372
                                              -------        ------      -------     ------      -------
                                              $26,592        $6,997      $19,595     $1,978      $21,573
                                              =======        ======      =======     ======      =======

     In connection with the transfers of the facilities, the Company also assumed various notes payable. The following is a summary of the notes payable assumed by the Company:

                                                               (AMOUNTS IN
                                                                THOUSANDS
                                                               OF DOLLARS)
Carrying value of notes (including accrued interest) by the
  Partnerships..............................................     $24,186
Less forgiveness of debt recognized by the Partnerships.....       8,595
                                                                 -------
Notes payable assumed by the Company........................      15,591
                                                                 =======

THE SENIOR CARE INDUSTRY

     The senior care industry is characterized by a wide range of living accommodations and health care services. For those who are able to live in a home setting, home health care and other limited services can be an appropriate alternative. Community housing or retirement centers, which are commonly referred to as independent living facilities, are also available to persons who need modest assistance, such as with meal preparation, housekeeping and laundry. Assisted living facilities are typically for those persons whose physical or cognitive frailties have reached a state where independent living accommodations can no longer provide the level of care required. These people do not need the continuous medical attention of a skilled nursing facility. Generally, assisted living facilities provide a combination of housing and 24-hour personal support services designed to assist seniors with activities of daily living ("ADLs"), which include bathing, eating, personal hygiene, grooming, ambulating and dressing. Certain assisted living facilities also offer higher levels of personal assistance for residents with Alzheimer's disease or other forms of dementia but always in a "residential," as compared with a "medical," setting. Skilled nursing facilities provide care in a comparatively institutional environment. Assisted living residences provide a "homelike" atmosphere. For example, the Company's facilities feature carpeted floors compared with the linoleum typically found in nursing home, and single-occupancy rooms. Additionally, assisted living residences operated by the Company encourage residents to bring their own, more familiar furniture, serve meals in dining rooms and provide a wide range of social programs including outings to shows, museums, movies and the like.

     The senior care industry, including assisted living, is highly fragmented and characterized by numerous providers whose services, experience and capital resources vary widely. The Company believes that the assisted living industry is evolving as the preferred alternative to meet the growing demand for a cost-effective setting for those seniors who cannot live independently due to physical or cognitive frailties, but who do not require the more intensive medical attention provided by a skilled nursing facility. According to the United States Bureau of the Census, approximately 45% of persons aged 85 years and older, approximately 24% of persons aged 80 to 84 and approximately 20% of persons aged 75 to 79 need assistance with ADLs.

SERVICES

     The Company operates assisted living facilities in the following locations:
Rock Island, Illinois; Fort Madison, Iowa; Port Huron, Michigan; Beatrice, Nebraska; Hastings, Nebraska; Dickinson, North Dakota; and Williston, North Dakota. Except for the facilities in North Dakota, which are modern buildings, the Company's facilities are located in historic, renovated hotels, most of which are on the National Register of Historic Places. The Company's facilities range in size from 64 units to 115 units. See Item 2 -- "Description of Property."

     Assisted Living Properties. The Company's current portfolio of properties is aimed at the middle to more affordable price range within the senior care market. The Company offers a range of assisted living care and services, which are available 24 hours per day at each of its assisted living facilities. The services offered by the Company include personal care, support and certain supplemental services. Personal care services include assistance with ADLs, such as ambulating, bathing, dressing, eating, grooming, personal hygiene, monitoring or assistance with medications and confusion management. Support services include meal preparation, assistance with social and recreational activities, laundry services, general housekeeping, maintenance services and transportation services. Supplemental services, which are offered at an extra charge, include beauty and barber services, extra laundry services and non-routine care services. The rates for assisted living units at the Company's facilities range from approximately $1,000 to $2,400 per month, depending, among other things, on the size of the unit and the location of the community.

MARKETING AND SALES

     The Company's marketing strategy is intended to create awareness of the Company and its services among potential residents and their family members and referral sources, such as physicians, clergy, local area agencies for the elderly, home health agencies and social workers. A central marketing staff person located at the Company's facility in Hastings, Nebraska coordinates the Company's overall strategies for promoting the Company throughout its markets and monitors the success of the Company's marketing efforts. Additionally, the Company has hired an outside marketing and public relations firm to develop marketing materials for the Company as a whole and for each of the Company's facilities. The Company also relies on print advertising, yellow pages advertising, direct mail, signage and special events, such as grand openings for new facilities and community receptions.

COMPETITION

     The health care industry is highly competitive and the Company believes that the assisted living business will become more competitive in the future. There are currently few regulatory and other barriers to entry in the assisted living industry. The Company faces competition for residents and for employees from numerous local, regional and national providers of facility-based assisted living and long-term care, including skilled nursing facilities, as well as medical rehabilitation and home health care providers. Many of the Company's present and potential competitors are significantly larger or have greater financial resources than those of the Company. Additionally, some of the Company's competitors operate on a not-for-profit basis or as charitable organizations. If the development of new assisted living facilities surpasses the demand for such facilities in particular markets, such markets could become saturated. Competition could limit the Company's ability to attract residents and patients and expand its business and could have a material adverse effect on the Company's business, results of operations and financial condition.

     The Company believes the primary competitive factors in the senior care industry are: reputation for, and commitment to, high quality care; quality of support services offered (such as home health care and food services); price of services; physical appearance and amenities associated with the facilities; and location. Because seniors tend to choose senior living facilities near their homes, the Company's principal competitors are other senior living and long-term care facilities in the same geographic areas as the Company's facilities. The Company also competes with other health care businesses with respect to attracting and retaining nurses, technicians, aides, and other high quality professional and nonprofessional employees and managers.

GOVERNMENT REGULATION

     The assisted living industry is subject to extensive federal, state and local regulation. The various layers of governmental regulation affect the Company's business by controlling its growth, requiring licensure or certification of its facilities, regulating the use of its facilities and controlling reimbursement to the Company for services provided. Licensing, certification and other applicable governmental regulations vary from jurisdiction to jurisdiction and are revised periodically. It is not possible to predict the content or impact of future legislation and regulations affecting the assisted living industry.

     Assisted Living Facilities. The Company's assisted living facilities are subject to regulation by various state and local agencies. There are currently no federal laws or regulations specifically governing assisted living facilities. State requirements relating to the licensing and operation of assisted living facilities vary from state to state; however, most states regulate many aspects of a facility's operations, including physical plant requirements; resident rights; personnel training and education; requisite levels of resident independence; administration of medications; safety and evacuation plans; and the level and nature of services to be provided, including dietary and housekeeping. In most states, assisted living facilities must also comply with state and local building and fire codes and certain other licenses or certifications, such as a food service license, may be required. Assisted living facilities are subject to periodic survey by governmental agencies with licensing authority. In certain circumstances, failure to satisfy survey standards could result in a loss of licensure and closure of a facility.

     Because assisted living facilities historically have not been considered as traditional health care entities and government and private insurers have not reimbursed providers for assisted living services, these facilities have not been subject to the degree of regulation which governs nursing homes and other health care providers. As assisted living emerges as a cost-effective alternative to nursing facility care, assisted living facilities could become subject to more extensive regulation, particularly in the areas of licensure and reimbursement. The content of such regulations, the extent of any increased regulation and the impact of any such regulation on the Company cannot be predicted at this time and there can be no assurance that such regulations will not adversely affect the Company's business.

     The Company believes the structure and composition of government regulation of health care will continue to change and, as a result, it regularly monitors developments in the law. The Company expects to modify its agreements and operations from time to time as the business and regulatory environment changes. While the Company believes it will be able to structure all its agreements and operations in accordance with applicable law, there can be no assurance that its arrangements will not be successfully challenged.

     Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist which also may require modifications to existing and planned properties to create access by disabled persons. While the Company believes that its properties are substantially in compliance with present requirements or are exempt therefrom, in part because of their historic value, if required changes involve a greater expenditure than anticipated or must be made on a more accelerated basis than anticipated, additional costs would be incurred by the Company. Further, legislation may impose additional burdens or restrictions with respect to access by disabled persons, the costs of compliance with which could be substantial.

     Environmental Regulation. The Company is subject to various federal, state and local environmental laws and regulations. Such laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. The costs of any required remediation or removal of these substances could be substantial and the liability of an owner or operator as to any property is generally not limited under such laws and regulations and could exceed the property's value and the aggregate assets of the owner or operator. The presence of these substances, or failure to remediate such contamination properly, may also affect adversely the owner's ability to sell or rent the property, or to borrow using the property as collateral. Under these laws and regulations, an owner, operator or an entity that arranges for the disposal of hazardous or toxic substances, such as asbestos-containing materials, at the disposal site, may also be liable for the costs of any required remediation or removal of the hazardous or toxic substances at the disposal site. In connection with the ownership or operation of its properties, the Company could be liable for these costs, as well as certain other costs, including governmental fines and injuries to persons or properties.

EMPLOYEES

     As of October 5, 2002, the Company had approximately 287 employees, including 125 part-time employees. None of the Company's employees are currently represented by a union. The Company believes that it has a good relationship with its employees, in part because it provides them with annual cash bonuses, a stock option program, health care coverage and a 401(k) program.

FACTORS THAT MAY AFFECT RESULTS

     The Company's business, financial condition and results of operations are subject to many risks, including those discussed under "-- Competition" and "-- Government Regulation" above and those set forth below.

     Limited Operating History. The Company was incorporated in 1997 and began operations in January 1998 and consequently has a limited operating history. Accordingly, there can be no assurance that the Company will not incur losses. Failure to achieve profitability could have a material adverse effect on the Company's business, results of operations and financial condition.

     Formation from Chapter 11 Proceedings. The Company was formed pursuant to the Plan of Reorganization, which became effective on September 30, 1998. The Company's experience with Chapter 11 reorganization has affected the Company's ability to negotiate favorable trade terms with vendors. The failure to obtain such favorable terms could have a material adverse effect on the Company's business, results of operations and financial condition.

     Need for Additional Capital. The Company's growth is subject to its ability to maintain or further increase revenues at existing facilities and the availability of capital. The Company has begun and continues to work with various sources of long-term financing to refinance existing loans in order to obtain financing with a longer term and obtain additional liquidity for future capital projects. In the opinion of management, we expect the Company will have sufficient cash from operations for the Company's operating and capital expenditure needs for at least the next 12 months. There can be no assurance that the Company will be able to maintain or further increase revenues at current facilities or that sufficient capital will be available or, if available, that it will be available on terms that the Company considers reasonable. Further, owing to the age of the Company's historic properties, the Company's facilities may require greater upkeep and capital expenditures than more modern facilities. The Company's inability or failure to maintain or further increase such revenues or obtain such sufficient capital on favorable terms could have a material adverse effect on its business, results of operations and financial condition.

     Debt Obligations. As of September 30, 2002, there was an aggregate balance of approximately $11,981,000 outstanding on mortgages secured by certain of the Company's properties. See Item 2 -- "Description of Property." Virtually all of the Company's long-term debt will come due in one year, subject to an extension to as much as an additional two years upon the repayment of substantial amounts of principal. Consequently, a significant portion of the Company's cash flow is expected to be devoted to debt service, and there is a risk that the Company will not be able to generate sufficient cash flow from operations to cover required debt payments. The Company has begun and continues to work with various sources of long-term financing to refinance the existing loans in order to obtain financing with a longer term, reduce the impact of debt financing on future cash flows, and obtain additional liquidity for future capital projects. If the Company were unable to generate sufficient cash flow from operations to cover required debt payments in the future, there can be no assurance that sufficient financing would be available to cover the insufficiency or, if available, that the financing would be on terms acceptable to the Company. In the absence of financing, the Company's ability to make scheduled principal and interest payments on its indebtedness would be adversely affected.

     Obtaining Residents and Maintaining Rental Rates. As of September 30, 2002, the senior citizen housing facilities owned and operated by the Company had a combined occupancy rate of approximately 79%. Occupancy may drop in these facilities primarily due to changes in the health of residents, increased competition from other providers of assisted living services that may give residents more choices with respect to the provision of such services, and changes in state regulations. Turnover among residents is affected by their health, and higher turnover can adversely affect the Company's results of operations. There can be no assurance that, at any time, any of the Company's facilities will be substantially occupied at assumed rents. In addition, full occupancy may be achievable only at rental rates below those assumed. The Company's operating expenses could be affected adversely by a variety of factors, including the level of services required to retain residents, which in turn is affected by the age and health of residents. If operating expenses increase, local rental market conditions may limit the extent to which rents may be increased. In addition, the failure of the Company to generate sufficient revenue could result in an inability to make interest and principal payments on its indebtedness.

     General Real Estate Risks. The performance of the Company's senior citizen housing facilities is influenced by factors affecting real estate investments, including the general economic climate and local conditions, such as an oversupply of, or a reduction in demand for, assisted living residences. Other factors include the attractiveness of properties to residents, zoning, rent control, environmental quality regulations or other regulatory restrictions, competition from other forms of housing and the ability of the Company to provide adequate maintenance and insurance and to control operating costs, including maintenance, insurance premiums and real estate taxes. Real estate investments are also affected by such factors as applicable laws, including tax laws, interest rates and the availability of financing. Real estate investments are relatively illiquid and, therefore, limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. Any failure by the Company to operate its senior citizen housing facilities effectively may have a material adverse effect on the Company's business, financial condition and results from operations.

     Liability and Insurance. Providing assisted living services involves an inherent risk of liability. Participants in the senior living and health care industry are subject to lawsuits alleging negligence or related legal theories, many of which may involve large claims and significant legal costs. The Company currently maintains liability insurance intended to cover claims in amounts and with such coverages and deductibles that it believes are adequate and in keeping with industry practice. However, claims in excess of the Company's insurance coverage or claims not covered by the Company's insurance (e.g., claims for punitive damages) may arise. A successful claim against the Company not covered by or in excess of the Company's insurance coverage could have a material adverse effect on the Company's business, results of operations and financial condition. Claims against the Company, regardless of their merit or eventual outcome, may also have a material adverse effect upon the Company's reputation and its ability to attract residents or expand its business. The Company's insurance policies generally must be renewed annually, and there can be no assurance that the Company will be able to obtain liability insurance coverage in the future on acceptable terms, if at all.

     Dependence on Key Personnel. The Company's operations have been significantly dependent on the contributions of management, and the loss of the services of the Company's senior officers -- Messrs. Pittore, Tolley and Westin -- could have a material adverse effect on the Company's business, results of operations and financial condition. The Company has entered into employment agreements with each of its senior officers. See Item 10 -- "Executive
Compensation -- Employment Agreements." The Company's success also depends to a significant extent upon a number of other key employees of the Company, including the Company's Chief Operating Officer and National Marketing Director. The loss of the services of one or more of these key employees also could have a material adverse effect on the Company. The Company does not carry key person life insurance. In addition, the Company believes that its future success will depend in part upon its ability to attract and retain additional highly skilled professional, managerial, sales and marketing personnel. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the personnel that it requires for its business and planned growth.

     Labor Costs. The Company competes with various health care providers and other employers for limited qualified and skilled personnel in the markets that it serves. The Company expects that its labor costs will increase over time. Currently, none of the Company's employees is represented by a labor union. If employees of the Company were to unionize, the Company could incur labor costs higher than those of competitors with nonunion employees. The Company's business, results of operations and financial condition could be adversely affected if the Company is unable to control its labor costs.

     Conflicts of Interest. Certain of the Company's officers and directors may, by virtue of their investment in or involvement with entities providing services or office space to the Company have an actual or potential conflict of interest with the interests of the Company. See Item 12 -- "Certain Relationships and Related Transactions." From time to time, vendors may require personal guarantees from the executive officers of the Company and such personal guarantees may create a conflict of interest for such executive officer.

     No Public Market for the Common Stock. If shares of the Company's Common Stock are traded after their original issuance pursuant to the Plan of Reorganization, they are expected to trade at varying prices, depending upon the market for similar securities and other factors, including general economic conditions and the financial condition and performance of, and prospects for, the Company. The Plan of Reorganization provides that, as soon as practicable after the effective date of the Plan of Reorganization, the Company shall take the necessary steps to have the Company's Common Stock publicly traded. The Company's management is currently investigating "over-the-counter" quotation of the Company's Common Stock on the OTC Bulletin Board(R). However, there can be no assurance that the Company will be successful in its efforts to establish a public trading market for the Common Stock or that any market making activity with respect to the Common Stock will continue in the future, if and once initiated. See " -- Risks of Low-Priced Stock; Possible Effect of "Penny Stock" Rules on Liquidity for the Company's Securities."

     Risks of Low-Priced Stock; Possible Effect of "Penny Stock" Rules on Liquidity for the Company's Securities. As discussed above, the Company's management is currently investigating "over-the-counter" quotation of the Company's Common Stock on the OTC Bulletin Board(R). See " -- No Public Market for the Common Stock." As such, the Company's securities may become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). Rule 15g-9 defines "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions, none of which are currently met or are anticipated to be met by the Company in the foreseeable future. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Securities and Exchange Commission ("SEC") relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account of the broker-dealer's client and information on the limited market in penny stock. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers to sell any of the Company's securities in the secondary market.

     There can be no assurance that the Company's securities will qualify for an exemption from the penny stock restrictions. In any event, even if the Company's securities become exempt from such restrictions, the

Company would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

     If the Company's securities are subject to the rules on penny stocks, the market liquidity for the Company's securities could be materially and adversely affected.

     Limitation on Payment of Dividends on Capital Stock. Since the Company's formation in April 1997, the Company has not paid any dividends on its common stock and does not anticipate doing so in the foreseeable future. Moreover, the Plan of Reorganization provides that the Company may not declare any dividends until certain indebtedness specified in the Plan of Reorganization is paid in full or otherwise satisfied. There can be no assurance that the Company will pay out any return on its common stock.

     Control by Officers, Directors and Affiliated Entities. The Company's executive officers, directors and certain entities affiliated with such directors beneficially own in the aggregate approximately 35.1% of the issued and outstanding shares of the Company's common stock. See Item 11 -- "Security Ownership of Certain Beneficial Owners and Management." Such stockholders may have sufficient voting power to control the outcome of matters (including the election of directors and any merger, consolidation or sale of all or substantially all of the Company's assets) submitted to the stockholders for approval and may be deemed to have effective control over the affairs and management of the Company. This controlling interest in the Company may also have the effect of making certain transactions more difficult or impossible, absent the support of such stockholders. Such transactions could include a proxy contest, mergers involving the Company, tender offers and open market purchase programs involving the Company's common stock that could give stockholders of the Company the opportunity to realize a premium over the then prevailing market price for their shares of the Company's common stock.

     Anti-Takeover Provisions. Certain provisions of the Company's Bylaws and Nevada law could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock.

ITEM 2. DESCRIPTION OF PROPERTY

     The following table sets forth, as of September 30, 2002, certain information as to the facilities owned by the Company:

                                                            NO. OF   YEAR       YEAR
FACILITY LOCATION (FACILITY NAME)                            BEDS    BUILT   REOPENED(1)
---------------------------------                           ------   -----   -----------
Rock Island, Illinois (The Fort Armstrong)................    92     1926       1990
Fort Madison, Iowa (The Kensington).......................    75     1954       1988
Port Huron, Michigan (The Harrington Inn).................    72     1896       1990
Beatrice, Nebraska (The Kensington Paddock)...............    64     1934       1989
Hastings, Nebraska (The Kensington).......................    80     1914       1988
Dickinson, North Dakota (The Evergreen Retirement Inn)....    78     1980       1990
Williston, North Dakota (The Kensington)..................   115     1983       1988

---------------

(1) "Year Reopened" refers to the year in which the facility was reopened as an assisted living facility, after renovation of the historic property. The Company's facilities at Dickinson, North Dakota and Williston, North Dakota are not historic properties.

     Each of the facilities listed in the table above is subject to a mortgage, except Port Huron, Michigan and Beatrice, Nebraska. See Item 6 -- "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources." As of September 30, 2002 there was an aggregate balance of $11,981,000 outstanding under the mortgages, with the amount owing on a property ranging from approximately $806,000 to $4,171,000.

     In July, 2002 the Company disposed of its interest in CountryHouse, LLC. This entity was organized in conjunction with entities controlled by Richard J. Westin and Jesse A. Pittore, directors and officers of the Company, to jointly develop, build and operate an Alzheimer's facility in Cumberland, Maryland. The

Company contributed land located adjacent to its Cumberland, Maryland facility upon which the Alzheimer's facility has been built. The Westin and Pittore entities have funded or guaranteed financing of all costs to build, furnish and operate the facility. For its contribution of land, the Company received a 25% ownership interest and 25% of all net income and proceeds from the operation of the facility. The Company received $200,000 for its interest which was sold to the joint venturers.

     On August 30, 2002, the Company completed the sale of certain assets and liabilities related to the ownership and operation of its 85-bed assisted living facility located in Cumberland, MD (the "Kensington Algonquin"). Title to the Kensington Algonquin facility was transferred to Kensington Algonquin, LLC, a Nevada single member limited liability company, wholly owned by the Company in calendar year 2000 in anticipation of a financing transaction that was never consummated. Since that transfer the entity has been 100% owned by the Company. The form of the August 30, 2002 transaction was the sale of the Company's member interest to Richard J. Westin and Jesse A. Pittore for a price of $3,300,000 less a credit for repairs of $200,000.

     As indicated above, the purchasers in these two transactions are affiliates of the Company. Both Richard J. Westin and Jesse A. Pittore are officers and directors of the Company. Their offers for these property interests of $200,000 and $3,300,000 were tested in an auction process that took place during the month of May, 2002. The auction was advertised in the national edition of the Wall Street Journal and the Baltimore Sun. These advertisements produced approximately 30 responses for additional information. Each of the respondents to the advertisements was sent additional information regarding the property and the auction process. No further interest in the property was expressed by any of these respondents. None of the respondents pursued the auction further by visiting the property or bidding on the property. The auction was held on June 5, 2002. The only bids made on the property were those by Messrs Westin and Pittore.

     On August 26, 2002 the Company signed an agreement to sell its property located in Chanute, KS for $275,000 to an unaffiliated buyer. The contract provides for a 5% commission to an unaffiliated broker and was conditional until October 15, 2002. On November 20, 2002 the sale closed by means of a $100,000 down payment and the execution of Contract for Sale of Real Estate in the amount of $175,000 bearing interest at 8% per annum all due April 23, 2003.

     On October 22, 2002 the Company signed an agreement to sell its property located in Rock Island, IL for $2,500,000 to an unaffiliated buyer. The property has previously been listed with an unaffiliated broker with an agreed commission of 3%. On December 13, 2002 the buyer removed all contingencies except for financing. Conditional on the buyer obtaining financing, the proposed closing date for the sale is February 28, 2003.

     The Company is in the process of considering other sales of its property. The Company does not believe that a sale of all of the Company's assets would be in the best interests of its stockholders as the buyer in such a sale would likely seek a "bulk sale" discount. However, the Company is actively contemplating undertaking a sale of its assets through the sales of its individual properties in separate transactions. If the Company determines that such a sale of assets is in the best interests of its stockholders, it will solicit stockholder approval for the liquidation of the Company and the sale of its assets. No final decision has been reached to sell the assets of the Company, but the Company anticipates that a final decision will be reached in the near future.

     The Company currently maintains insurance on its properties in amounts and with such coverages and deductibles that it believes are adequate and in keeping with industry practice. The Company also believes that its properties are suitable for their use as assisted living facilities.

     The Company leases its headquarters in Berkeley, California from The Waterford Company, which is owned by members of Mr. Westin's family, for $24,000 per year and on terms and conditions that the Company's believes are at or more favorable than prevailing market rates. See Item 12 -- "Certain Relationships and Related Transactions."

ITEM 3.  LEGAL PROCEEDINGS

     The Company was formed pursuant to the Plan of Reorganization, which was proposed by the Partnerships in January 1997 and confirmed by the bankruptcy court on September 30, 1998. See Item 1 -- "Business -- Formation of the Company and Plan of Reorganization."

     From time to time, the Company is party to litigation arising out in the ordinary course of business. The Company believes that no pending legal proceeding will have a material adverse effect on the Company's business, financial condition or results of operations.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this Report.

                                    PART II

ITEM 5.  MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     There is currently no public trading market for the Company's Common Stock. As of December 15, 2002, there were 3,959 stockholders of record.

     The outstanding Common Stock of the Company issued pursuant to the Plan of Reorganization is freely tradable by reason of the exemption from registration provided by section 1145 of the Bankruptcy Code.

     The Plan of Reorganization prohibits the Company from declaring any dividends on its Common Stock until certain of the notes issued pursuant to the Plan of Reorganization are paid in full or otherwise satisfied. Since the Company's formation in April 1997, the Company has not paid any dividends on its common stock and does not anticipate doing so in the foreseeable future.

     In December 1998, the stockholders of the Company approved the adoption of the Company's 1997 Employee Stock Incentive Plan, a stock option plan for certain employees and directors. As of September 30, 2002, options to purchase up to a total of 237,164 shares of common stock were granted at exercise prices ranging from $1.00 to $1.10 per share to the officers and directors of the Company. The Company relied on the exemption from the registration requirements of the Securities Act provided by Rule 701 under the Securities Act.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     When used in this discussion, the words "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements, which include statements as to the adequacy of the Company's capital resources, the ability to obtain new sources of capital, and the ability to service its debt obligations as they become due, are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those risks discussed below, as well as the matters discussed in "Factors That May Affect Results." See Item 1 -- "Description of Business -- Factors That May Affect Results." These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

RESULTS OF OPERATIONS

OVERVIEW

     Operations for the twelve months ended September 30, 2002 reflect partial year operations for one property and a full year of operations for six of the Company's eight properties. The property in Chanute, KS closed and is held for sale. Operations for the twelve months ended September 30, 2001 reflect partial year operations for two of the Company's properties and a full year for eight of the Company's properties.

 TWELVE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO THE TWELVE MONTHS ENDED SEPTEMBER 30, 2001

     Property gross revenue increased from $10,520,000 for the twelve months ended September 30, 2001 to $10,597,000 for the twelve months ended September 30, 2002, reflecting generally higher rental rates. In general, higher rates reflect an increase in the kinds and quantities of services being provided to residents.

     Payments on the Company's secured indebtedness were allowed to be deferred during a moratorium period from June, 2000 through January, 2001. To the extent amounts have been expended to make improvements to the Company's Hastings, NE property these payments have been forgiven. During the periods ended September 30, 2002 and September 30, 2001, $89,000 and $374,000, respectively, was paid or incurred for such improvements.

     Other income decreased from $66,000 in 2001 to $8,000 in 2002.

     Property operating expenses decreased from $8,960,000 in the 2001 period to $8,575,000 in the 2002 period, reflecting higher costs of providing higher levels of services primarily driven by higher personnel costs offset by lower costs for insurance and a month less operations at the Cumberland, MD property and no costs for the Chanute, KS and Manitowoc, WI properties.

     Administrative and overhead expenses decreased from $734,000 in the 2001 period to $687,000 in the 2002 period. The decrease is reflected in lower amounts for each classification of expense in the 2002 period except for personnel and occupancy costs which increased during the period. Administrative and overhead expenses for the 2002 period consisted of $510,000 in salaries and other personnel-related costs including employee benefits, payroll taxes and travel expenses; legal and accounting expenses of $55,000; office and occupancy costs of $35,000; and other administrative costs of $87,000. Administrative and overhead expenses for the 2001 period consisted of $475,000 in salaries and other personnel-related costs including employee benefits, payroll taxes and travel expenses; legal and accounting expenses of $65,000; office and occupancy costs of $28,000; and other administrative costs of $166,000. Within other administrative costs are $58,000 of expenses paid and capitalized during the 2000 period for reports and appraisals required to refinance debt which were expensed in 2001 when financing was not obtained.

     Stock option compensation increased from $210,000 during the 2001 period to $215,000 during the 2002 period, reflecting fewer options being ceded in the 2002 period.

     Income tax expense decreased from $445,000 for the 2001 period to $4,000 in 2002, due primarily to the adjustment of deferred taxes in the earlier period.

     Interest expense increased from $1,002,000 in the 2001 period to $1,025,000 in the 2002 period, primarily due to interest attributable to a note secured by the Company's Cumberland, MD facility.

LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents increased from $188,000 at September 30, 2001 to $519,000 at September 30, 2002. Net cash provided by operations was $313,000 in the 2002 period compared to net cash provided by operations of $379,000 in the 2001 period. This change was primarily due to greater deferrals of interest payments in the 2001 period.

     Net cash provided by investing activities in the 2002 period was $2,507,000 consisting of sales proceeds of $200,000 from the sale of the Company's interest in the joint venture , sales proceeds of $2,543,000 from the sale of the facility in Cumberland, MD and the recovery of $90,000 in advances to the joint venture. Offsetting these were additions to property and equipment of $326,000 at the Company's facilities. Net cash used by investing activities was $673,000 in 2001, reflecting additions to property and equipment at the Company's facilities.

     Net cash used in financing activities in the 2002 period was $2,489,000 consisting primarily of regular and special principal payments of $2,485,000 on secured notes payable and tax notes. Net cash provided by financing activities in the 2001 period was $127,000 consisting of new notes payable proceeds of $550,000 offset by principal payments on Superfirst notes payable of $366,000, principal payments on tax notes of $50,000 and principal payments on lease obligations of $7,000.

     Notes payable (in thousands) consist of the following at September 30, 2002:

Notes secured by real estate:
  Regular mortgage notes....................................   $ 7,810
  Rock Island mortgage note.................................     4,171
                                                               -------
     Total secured notes....................................   $11,981
Tax notes...................................................        91
                                                               -------
     Total notes payable....................................   $12,072
                                                               =======

     As of September 30, 2002 there are four regular mortgage notes, dated September 30, 1998, that bear interest at 8% per annum. Interest on each of the notes is payable monthly at a rate of 6% per annum. Accrued and unpaid interest resulting from this deferral provision increased by $231,926 and $278,309 respectively, during the years ended September 30, 2002 and 2001. As of September 30, 2002, the total amount of accrued and unpaid interest on these notes is $908,680. The notes were originally due on September 30, 2001 but were extended to September 30, 2002 and additionally extended to September 30, 2003 after significant principal reductions. They may be extended for an additional period of one year upon payment of $222,000 before September 30, 2003. On a quarterly basis, any portion of the 8% interest which is unpaid and 75% of any computed net cash flow from the properties securing the notes is payable. To the extent that this calculation results in a payment of principal, that sum is to be retained by the lender as a reserve for capital improvements. No amounts were computed to be payable under this provision during the years ended September 30, 2002 and 2001. These notes are secured by first mortgage liens on properties in Dickinson, ND, Williston, ND, Fort Madison, IA and Hastings, NE.

     The Rock Island mortgage note, dated September 30, 1998, bears interest as follows: from October 1, 1998 through September 30, 1999, the lesser of 3% per annum on the unpaid principal balance or computed cash flow from the Rock Island property; from October 1, 1999 through September 30, 2000, the greater of 3% per annum on the unpaid principal balance or computed cash flow from the Rock Island property; from October 1, 2000 until maturity, the greater of 4% per annum on the unpaid principal balance or computed cash flow from the Rock Island property. For the year ended September 30, 200 interest payable $165,240 was computed and $171,525 was paid. For the year ended September 30, 2001, interest payable of $110,160 was computed and $62,565 was paid. The note is secured by a first mortgage lien on the property located in Rock Island, IL and was due on September 30, 2001 but was extended to September 30, 2003.

     By agreement with the holder of the regular mortgage notes and the Rock Island mortgage note, minimum interest payments required to be paid from June, 2000 through January, 2001 have been deferred to provide funds to perform substantial modifications to the property located in Hastings, NE. These modifications are required by local licensing authorities in order to continue the operation of the property as an assisted living facility. Accrued and unpaid interest pursuant to this arrangement amounted to $467,870 by January, 2001. For the years ended September 30, 2002 and 2001, respectively, $89,162 and $374,049 were incurred for the modifications required on the Hastings, NE property leaving a remaining balance of $4,659 deferred.

     The tax notes bear interest at 8% per annum. Payments of interest and principal are due semi-annually each January and July in the amount of $5,886 through January, 2004 and each February and August in the amount of $26,638 through February, 2004.

     Future maturities of notes payable (in thousands) at September 30, 2002 are as follows:

Years ending September 30:
  2003......................................................    12,042
  2004......................................................        30
                                                               -------
                                                               $12,072
                                                               =======

     Virtually all of the Company's long-term debt will come due next year, subject to an extension of an additional year upon the repayment of substantial amounts of principal. In addition, the loans provide for substantial discounts for early repayment. As a result of the Company's economic difficulty, we have been actively pursuing strategic transactions in order to satisfy the needs of our creditors and to maximize stockholder value. Unfortunately, we have met with little success in these endeavors. Accordingly, we believe it is in the best interests of our stockholders to sell substantially all of the Company's assets, dissolve the corporation and distribute any available proceeds to the Company's stockholders. Management believes that in order to obtain the largest possible discount on the secured indebtedness, we must offer the note holder payment well before the final due date for these notes, which is September 30, 2004 if all of the possible extensions are exercised. The Company has engaged in preliminary discussions with the holder of the secured obligations and believes that an agreement may be reached to reduce the existing debt from over $12 million to approximately $6 million, representing a discount of approximately 50% from the total otherwise due. The board of directors believes that if the Company is unable to negotiate this discount, there will be no proceeds available for distribution to our stockholders. Subject to stockholder approval, we intend to liquidate and distribute to our stockholders available proceeds from the sale of the assets. We believe that we will be able to generate enough cash through these sales to pay creditors, and subject to our ability to obtain a discount on the repayment of our secured indebtedness, that the sale of such assets would be sufficient to effect a distribution of proceeds to all of our stockholders.

IMPACT OF INFLATION

     Management believes that the Company's operations have not been materially adversely affected by inflation. The Company expects that it will be able to offset the effects of inflation on salaries and other operating expenses by increases in rental rates, subject to applicable restrictions in North Dakota, where the Company receives subsidies.

ITEM 7.  FINANCIAL STATEMENTS

                              AGEMARK CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS..........     16
FINANCIAL STATEMENTS
Balance sheet as of September 30, 2002......................     17
Statements of operations for the years ended September 30,
  2002 and 2001.............................................     18
Statements of stockholders' equity for the years ended
  September 30, 2002 and 2001...............................     19
Statements of cash flows for the years ended September 30,
  2002 and 2001.............................................     20
Notes to financial statements...............................  21-29

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and
Board of Directors of
Agemark Corporation

     We have audited the accompanying balance sheet of AGEMARK CORPORATION (a Nevada corporation) as of September 30, 2002, and the related statements of operations, stockholders' equity, and cash flows for the years ended September 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AGEMARK CORPORATION as of September 30, 2002, and the results of its operations and its cash flows for the years ended September 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

                                          TIMPSON GARCIA, LLP
Oakland, California
December 19, 2002

                              AGEMARK CORPORATION

                                 BALANCE SHEET
                               SEPTEMBER 30, 2002

                                                                    (IN THOUSANDS
                                                                 EXCEPT SHARE DATA)
                                                               -----------------------
                                        ASSETS
Cash and cash equivalents...................................           $   519
Property and equipment, net.................................            15,159
Property held for sale......................................               255
Other assets................................................               482
                                                                       -------
     Total assets...........................................           $16,415
                                                                       =======

                         LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Accounts payable and accrued liabilities..................           $ 1,918
  Notes payable.............................................            12,072
  Vehicle loans.............................................                29
  Capitalized lease obligations.............................                64
                                                                       -------
     Total liabilities......................................           $14,083
                                                                       -------


STOCKHOLDERS' EQUITY
  Common stock, stated value $.001, 20,000,000 shares
     authorized, 1,109,481 shares issued and outstanding....           $     1
  Additional paid in capital................................             7,152
  Unearned compensation.....................................              (171)
  Stock notes receivable....................................              (204)
  Accumulated (deficit).....................................            (4,446)
                                                                       -------
       Total stockholders' equity...........................           $ 2,332
                                                                       =======
     Total liabilities and stockholders' equity.............           $16,415
                                                                       =======

                See accompanying notes to financial statements.

                              AGEMARK CORPORATION

                            STATEMENTS OF OPERATIONS

                    YEARS ENDED SEPTEMBER 30, 2002 AND 2001

                                                                2002        2001
                                                              ---------   ---------
                                                              (IN THOUSANDS EXCEPT
                                                                   SHARE DATA)
Revenue
  Property gross revenue....................................   $10,597     $10,520
  Interest forgiven.........................................        89         374
  Other income..............................................         8          66
                                                               -------     -------
          Total revenue.....................................   $10,694     $10,960
                                                               -------     -------
Expenses
  Property operating expenses...............................   $ 8,575     $ 8,960
  Administrative and overhead expenses......................       687         734
  Stock option compensation.................................       215         210
  Interest expense..........................................     1,025       1,002
  Depreciation..............................................       597         615
                                                               -------     -------
          Total expenses....................................   $11,099     $11,521
                                                               -------     -------
                                                               $  (405)    $  (561)
Gain on sale of joint venture interest......................        98
Loss on disposition of property.............................      (607)       (626)
Loss from write down of long lived assets...................       (25)       (642)
Equity in net income of joint venture.......................        18          13
                                                               -------     -------
          (Loss) before income taxes........................   $  (921)    $(1,816)
Income tax expense..........................................         4         445
                                                               -------     -------
          Net (loss)........................................   $  (925)    $(2,261)
                                                               =======     =======
          Basic and fully diluted (loss) per common share...   $ (0.92)    $ (2.26)
                                                               =======     =======

                See accompanying notes to financial statements.

                              AGEMARK CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                    YEARS ENDED SEPTEMBER 30, 2002 AND 2001

                                        ADDITIONAL                    STOCK
                               COMMON    PAID-IN       UNEARNED       NOTES      ACCUMULATED
                               STOCK     CAPITAL     COMPENSATION   RECEIVABLE    (DEFICIT)     TOTAL
                               ------   ----------   ------------   ----------   -----------   -------
                                                           (IN THOUSANDS)
Balance, September 30,
  2000.......................  $   1      $6,352                                   $(1,260)    $ 5,093
Stock option compensation....                210                                                   210
Net (loss)...................                                                       (2,261)     (2,261)
                               -----      ------        -----         -----        -------     -------
Balance, September 30,
  2001.......................  $   1      $6,562                                   $(3,521)    $ 3,042
Stock option compensation....                172        $  43                                      215
Stock option exercise........                418         (214)        $(204)                         0
Net (loss)...................                                                         (925)       (925)
                               -----      ------        -----         -----        -------     -------
Balance, September 30,
  2002.......................  $   1      $7,152        $(171)        $(204)       $(4,446)    $ 2,332
                               =====      ======        =====         =====        =======     =======

                See accompanying notes to financial statements.

                              AGEMARK CORPORATION

                            STATEMENTS OF CASH FLOWS

                    YEARS ENDED SEPTEMBER 30, 2002 AND 2001

                                                                2002      2001
                                                              --------   -------
                                                                (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)................................................  $   (925)  $(2,261)
  Adjustments to reconcile net (loss) to net cash provided
     by operating activities:
     Depreciation...........................................       597       615
     Deferred income taxes..................................        --       445
     Prepetition liabilities settled or compromised.........        --       (17)
     Moratorium interest forgiven...........................       (89)     (374)
     Gain on sale of joint venture interest.................       (98)
     Loss on disposition of property........................       607       626
     Loss from write down of long-lived assets..............        25       642
     Stock option compensation..............................       215       210
     Loan costs expensed....................................         2        58
     Undistributed income from joint venture................       (18)      (13)
     Change in assets and liabilities:
       (Increase) in other assets...........................        (7)      (78)
       Increase in accounts payable and accrued
        liabilities.........................................         4       526
                                                              --------   -------
          Net cash provided by operating activities.........  $    313   $   379
                                                              --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property and equipment.......................  $   (326)  $  (675)
  Sales proceeds joint venture interest.....................       200        --
  Sales proceeds Cumberland facility........................     2,543        --
  Distributions from joint venture..........................        90         2
                                                              --------   -------
          Net cash provided by (used in) investing
           activities.......................................  $  2,507   $  (673)
                                                              --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable...............................  $     --   $   550
  Proceeds from vehicle loans...............................        32        --
  Principal payments on notes payable and vehicle loans.....    (2,485)     (416)
  Principal payments on capital lease obligations...........       (36)       (7)
                                                              --------   -------
          Net cash provided by (used in) financing
           activities.......................................  $ (2,489)  $   127
                                                              --------   -------
          Net increase (decrease) in cash and cash
           equivalents......................................  $    331   $  (167)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................       188       355
                                                              --------   -------
          Cash and cash equivalents, end of year............  $    519   $   188
                                                              ========   =======
SUPPLEMENTAL DISCLOSURES
  Cash payments for:
     Interest...............................................  $    826   $   552
     Taxes..................................................  $      4   $    --
  Noncash investing and financing activities:
     Property and equipment acquired by capital lease
      obligation............................................  $     61   $    46
     Note payable cancelled on sale of facility.............  $550,000   $    --

                See accompanying notes to financial statements.

                              AGEMARK CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

 ORGANIZATION:

     Agemark Corporation (the "Company") was organized in April, 1997 pursuant to an order of the U.S. Bankruptcy Court dated April 27, 1997 (the "Order") to receive the assets of and continue the businesses of four reorganized, publicly registered limited partnerships and two privately held limited partnerships (the "Partnerships"). The Order confirmed the Second Amended Joint Plan of Reorganization (the "Plan") of the Partnerships filed in January, 1997 and amended in April, 1997. The first of the property transfers to the Company pursuant to the Plan was accomplished in January, 1998 and the final transfer took place in July, 1998. A total of 1,000,000 shares of stock were issued to the Partnerships for these properties as of September 30, 1998 and immediately distributed to their partners.

     The property locations and their transfer dates were as follows:

Williston, ND...............................................  January, 1998
Beatrice, NE................................................  April, 1998
Chanute, KS.................................................  April, 1998
Cumberland, MD..............................................  April, 1998
Manitowoc, WI...............................................  April, 1998
Port Huron, MI..............................................  April, 1998
Fort Madison, IA............................................  July, 1998
Hastings, NE................................................  July, 1998
Dickinson, ND...............................................  July, 1998
Rock Island, IL.............................................  July, 1998

     All of the above properties transferred and retained by the Company are renovated hotels that have been designated as "Certified Historic Structures," except for the two facilities in North Dakota, which are modern buildings. All of the locations are operated as senior residential and assisted living facilities, except for the Manitowoc, WI property. These facilities provide an apartment style residence, three meals per day, housekeeping, transportation, activities and 24-hour non-medical assistance to elderly residents for a monthly fee. Revenues are received directly from residents, their family, or another responsible party. Services are generally not covered by government or private insurance programs, except in North Dakota, where the State government provides limited subsidies. Resident fee revenue is recognized when services are rendered.

     The property located in Manitowoc, WI was operated as an apartment complex. Those units were generally rented on a month-to-month basis.

 USE OF ESTIMATES:

     Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

 PROPERTY AND EQUIPMENT:

     Property and equipment transferred to the Company pursuant to the Plan is carried at amounts stated in the Plan. Additions to property and equipment are stated at cost. Depreciation of buildings is computed using the straight-line method over estimated useful lives of forty years. Personal property is depreciated using the straight-line method over useful lives of fifteen years.

     In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, these long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such

                              AGEMARK CORPORATION
impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flows analysis of assets at the lowest level for which identifiable cash flow exists. If an impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset.

 INVESTMENT IN JOINT VENTURE:

     The Company has adopted the equity method of accounting for 20% or more owned investee companies. Under this method, the Company's equity in the earnings or losses of these companies is reflected in the Company's earnings.

 INCOME TAXES:

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to the accrual of compensated absences that are not deductible for income tax purposes, stock options and differences between the carrying amounts of the property and equipment transferred to the Company pursuant to the Plan. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

 STOCK-BASED COMPENSATION:

     The Company has elected to account for its stock option plan under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation expense has been recognized for the stock option grants.

 CASH AND CASH EQUIVALENTS:

     For purposes of the statement of cash flows, the Company considers all money market funds purchased with a maturity of three months or less to be cash equivalents.

NOTE 2.  CASH AND CASH EQUIVALENTS

     At September 30, 2002, cash and cash equivalents included approximately $306,000 invested in Vanguard Federal Money Market Fund. Vanguard Federal Money Market Fund invests in United States Treasury obligations, securities issued or guaranteed by agencies of the U.S. Government, and repurchase agreements collateralized by these obligations and securities.

                              AGEMARK CORPORATION

NOTE 3.  PROPERTY AND EQUIPMENT

     Property and equipment (in thousands) consists of the following at September 30, 2002:

                                                            PLAN
                                                           VALUES     COST     TOTAL
                                                           -------   ------   -------
Land.....................................................  $   556   $   --   $   556
Buildings................................................   13,599      999    14,598
Personal property........................................    1,804      323     2,127
                                                           -------   ------   -------
                                                           $15,959   $1,322   $17,281
                                                           =======   ======
Less accumulated depreciation............................                       2,122
                                                                              -------
                                                                              $15,159
                                                                              =======

     Plan values represent the assets transferred from the four publicly registered limited partnerships and two privately held limited partnerships pursuant to the Order of the U.S. Bankruptcy Court. The Partnerships were as follows:

     Publicly registered limited partnerships:
      Historic Housing for Seniors Limited Partnership (HHS I)
      Historic Housing for Seniors II Limited Partnership (HHS II)
      Historic Housing for Seniors III Limited Partnership (HHS III)
      Housing for Seniors Participating Mortgage Fund Limited Partnership (PIF
      I)

     Privately held limited partnerships:
      Dickinson Associates Limited Partnership
      Williston Associates Limited Partnership

     Under the Plan, those facilities which were determined to have the strongest long-term potential for generating cash flow to support ongoing debt or which were needed to secure certain obligations from previous loans were transferred to the Company. The following is a summary (in thousands) of the properties the Company currently holds, net of transfers, and the adjustments made to historical values to arrive at Plan values pursuant to the Order of the U.S. Bankruptcy Court:

                                                                 ACCUM.    NET BOOK   WRITE
                                     TRANSFERRED   HISTORICAL    DEPR.      VALUE       UP      PLAN
PROPERTY LOCATION                       FROM         VALUE      12/31/97   12/31/97   (DOWN)   VALUES
-----------------                    -----------   ----------   --------   --------   ------   -------
Beatrice, NE.......................     HHS I       $ 2,742      $  888    $ 1,854    $(618)   $ 1,236
Hastings, NE.......................     HHS I         3,211       1,120      2,091      198      2,289
Rock Island, IL....................    HHS II         4,345       1,212      3,133     (735)     2,398
Fort Madison, IA...................    HHS III        3,460         781      2,679     (464)     2,215
Port Huron, IL.....................     PIF I         1,090           0      1,090       86      1,176
Dickinson, ND......................    Private        1,380         380      1,000    1,273      2,273
Williston, ND......................    Private        1,932         538      1,394    2,978      4,372
                                                    -------      ------    -------    ------   -------
                                                    $18,160      $4,919    $13,241    $2,718   $15,959
                                                    =======      ======    =======    ======   =======

     In connection with the transfers of the facilities, the Company also assumed various notes payable. The following is a summary (in thousands) of the notes payable assumed by the Company:

Carrying value of notes (including accrued interest) by the
  Partnerships..............................................   $24,186
Less forgiveness of debt recognized by the Partnerships.....     8,595
                                                               -------
     Notes payable assumed by the Company...................   $15,591
                                                               =======

                              AGEMARK CORPORATION

NOTE 4.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities (in thousands) consist of the following at September 30, 2002:

Current and continuing operating liabilities................   $  964
Accrued interest on notes payable...........................      954
                                                               ------
                                                               $1,918
                                                               ======

NOTE 5.  NOTES PAYABLE

     Notes payable (in thousands) consist of the following at September 30, 2002:

Notes secured by real estate:
  Regular mortgage notes....................................   $ 7,810
  Rock Island mortgage note.................................     4,171
                                                               -------
     Total secured notes....................................   $11,981
Tax notes...................................................        91
                                                               -------
     Total notes payable....................................   $12,072
                                                               =======

     There are four regular mortgage notes, dated September 30, 1998, that bear interest at 8% per annum. Interest on each of the notes is payable monthly at a rate of 6% per annum. Accrued and unpaid interest resulting from this deferral provision increased by $231,926 and $278,309 respectively, during the years ended September 30, 2002 and 2001. As of September 30, 2002, the total amount of accrued and unpaid interest on these notes is $906,818. The notes were originally due on September 30, 2001 but were extended to September 30, 2002 and additionally extended to September 30, 2003. They may be extended for additional period of one year upon payment of $222,000 before September 30, 2003. On a quarterly basis, any portion of the 8% interest which is unpaid and 75% of any computed net cash flow from the properties securing the notes is payable. To the extent that this calculation results in a payment of principal, that sum is to be retained by the lender as a reserve for capital improvements. No amounts were computed to be payable under this provision during the years ended September 30, 2002 and 2001. These notes are secured by first mortgage liens on properties in Dickinson, ND, Williston, ND, Fort Madison, IA and Hastings, NE.

     The Rock Island mortgage note, dated September 30, 1998, bears interest as follows: from October 1, 1998 through September 30, 1999, the lesser of 3% per annum on the unpaid principal balance or computed cash flow from the Rock Island property; from October 1, 1999 through September 30, 2000, the greater of 3% per annum on the unpaid principal balance or computed cash flow from the Rock Island property; from October 1, 2000 until maturity, the greater of 4% per annum on the unpaid principal balance or computed cash flow from the Rock Island property. For the year ended September 30, 2002 interest payable $165,240 was computed and $171,525 was paid. For the year ended September 30, 2001, interest payable of $110,160 was computed and $62,565 was paid. As of September 30, 2002, the total amount of accrued and unpaid interest on this note is $41,310. The note is secured by a first mortgage lien on the property located in Rock Island, IL and was due on September 30, 2001 but was extended to September 30, 2003.

     By agreement with the holder of the regular mortgage notes and the Rock Island mortgage note, minimum interest payments required to be paid from June, 2000 through January, 2001 have been deferred to provide funds to perform substantial modifications to the property located in Hastings, NE. These modifications are required by local licensing authorities in order to continue the operation of the property as an assisted living facility. Accrued and unpaid interest pursuant to this arrangement amounted to $467,870 by January, 2001. For the years ended September 30, 2002 and 2001, respectively, $89,162 and $374,049 were incurred for the modifications required on the Hastings, NE property leaving a remaining balance of $4,659 deferred.

                              AGEMARK CORPORATION

     The tax notes bear interest at 8% per annum. Payments of interest and principal are due semi-annually each January and July in the amount of $5,886 through January, 2004 and each February and August in the amount of $26,638 through February, 2004.

     Future maturities of notes payable (in thousands) at September 30, 2002 are as follows:

Years ending September 30:
     2003...................................................    12,042
     2004...................................................        30
                                                               -------
                                                               $12,072
                                                               =======

NOTE 6.  VEHICLE LOANS

     During 2002, the Company financed the purchase of two automobiles at two of its facilities. The loans are secured by the automobiles, bear interest at 6.75% and 3.9%, and require monthly payments of principal and interest of $392 through January 2005 and $392 through July 2007.

     Future maturities of vehicle loans (in thousands) at September 30, 2002 are as follows:

Years ending September 30:
     2003...................................................   $ 8
     2004...................................................     8
     2005...................................................     6
     2006...................................................     4
     2007...................................................     3
                                                               ---
                                                               $29
                                                               ===

NOTE 7.  LEASE OBLIGATIONS

     The Company leases an emergency generator and an alarm system at its Hastings, NE facility under capital leases expiring in April 2003 and September 2004, respectively. The cost of the emergency generator has been capitalized at $46,353 and the alarm system at $61,051 and included in property and equipment.

     The Company currently also leases a total of three buses at three of its facilities under operating leases expiring in July 2003. Annual rent expense under these operating leases amounted to $58,533 in 2002 and $59,461 in 2001.

     The following is a schedule by year of future minimum lease payments under capital and operating leases, together with the present value of the net minimum lease payments as of September 30, 2002 (in thousands):

                                                              CAPITAL   OPERATING   TOTAL
                                                              -------   ---------   -----
Years ending September 30:
     2003...................................................    $46        $37      $ 83
     2004...................................................     25         --        25
                                                                ---        ---      ----
                                                                $71        $37      $108
                                                                ===        ===      ====
  Less amount representing interest.........................     (7)

  Total obligations under capital leases....................    $64
                                                                ===

NOTE 8.  TRANSACTIONS WITH AFFILIATES

     The Company contracts with Opus X, Inc. ("OPUS") for the management of its owned and operated properties. OPUS is co-owned by Richard J. Westin and Jesse
A. Pittore, directors and officers of the

                              AGEMARK CORPORATION

Company. Prior to June 1, 2001 these management services were provided by Evergreen Management, Inc. ("EMI"), also an affiliate of Westin and Pittore. Compensation for these management services is 4.5% of gross income paid monthly prior to October 1, 2001 and 3.75% thereafter. Management fees of $397,404 and $473,400 for the years ended September 30, 2002 and 2001, respectively, are included in the property operating expenses on the statement of operations for services provided by EMI and OPUS. At September 30, 2002, accounts payable includes $28,403 owed by the Company to OPUS.

     The Company rents its corporate headquarters in Berkeley, CA pursuant to a lease between the Company and the Waterford Company, which is owned by members of Richard J. Westin's family. The lease was written for a one-year term starting October 1, 1998 at a rent of $2,000 per month and automatically renews unless terminated by either party. The lessee is responsible for limited maintenance and repair expenses and all utilities. The Waterford Company is responsible for major repairs, real estate taxes and debt service.

     For the years ended September 30, 2002 and 2001, administrative expenses include rent for the Company's headquarters in the amount of $24,000 paid pursuant to the above lease between the Company and the Waterford Company.

     During 1999, the Company entered into a joint venture agreement with entities controlled by Richard J. Westin and Jesse A. Pittore, directors and officers of the Company (see Note 9).

     During 2002, entities controlled by Richard J. Westin and Jesse A. Pittore, directors and officers of the Company, purchased the Company's interests in the joint venture discussed above and in Note 9 and the Cumberland, MD facility (see
Note 10).

NOTE 9.  INVESTMENT IN JOINT VENTURE

     During 1999, the Company entered into an agreement with entities controlled by Richard J. Westin and Jesse A. Pittore, directors and officers of the Company, to jointly develop, build and operate an Alzheimer's facility in Cumberland, MD. The agreement provided, in part, for the Company to contribute land located adjacent to its Cumberland, MD facility upon which the Alzheimer's facility was built. The Westin and Pittore entities funded all of the costs to build, furnish and operate the facility. For its contribution of land, the Company received a 25% ownership interest and 25% of all net income and proceeds from the operation of the facility. This facility began operations in August, 2000.

     The following information (in thousands) summarizes the activity of the joint venture since its inception:


Land contributed to joint venture...........................   $130
Distributions net of advances...............................    (40)
Company's share of net income...............................     12
                                                               ----
Investment in joint venture.................................   $102
                                                               ====

     On July 1, 2002, the Company sold its interest in the joint venture to the Westin and Pittore entities for $200,000 in cash for a gain of $98,000.

NOTE 10.  LOSS ON DISPOSITION OF PROPERTY

     In December, 2000 the Company disposed of its property located in Manitowoc, WI in return for cancellation of liability for prior years' unpaid property taxes. The depreciated book value of the property disposed of was $769,000 and the liabilities cancelled were $143,000, resulting in a net loss of $626,000. This property has always been operated as an apartment house and was not part of the core business of the Company.

                              AGEMARK CORPORATION

     On August 31, 2002, the Company sold its facility located in Cumberland, MD to entities controlled by Richard J. Westin and Jesse A. Pittore, directors and officers of the Company, as follows:

Sales price.................................................  $3,300,000
Credit for repairs..........................................    (200,000)
Related party note cancelled................................    (550,000)
Costs of sale...............................................      (7,000)
                                                              ----------
Net proceeds from sale......................................  $2,543,000
Book value of assets sold, net of related party note........   3,150,000
                                                              ----------
Loss on disposition of facility.............................  $ (607,000)
                                                              ==========

NOTE 11.  LOSS FROM WRITE-DOWN OF LONG-LIVED ASSETS

     In May 2001, the Company closed its facility located in Chanute, KS and offered the property for sale. In November 2001, the Company signed a contract to sell the property for $300,000, less estimated commissions and closing costs of $20,000. The write down of the net book value of the real and personal property of $922,000 to the net sales price of $280,000 resulted in the recognition of a loss of $642,000. This contract was never finalized.

     On August 26, 2003, the Company signed an agreement to sell its property located in Chanute, KS for $275,000 to an unaffiliated buyer. The contract provides for a 5% commission to an unaffiliated broker and was conditional until October 15, 2002. On the basis of this contract, the carrying value of the property was further written down by $25,000.

NOTE 12.  INCOME TAXES

     Income taxes consist of deferred federal income taxes of $445,000 for the year ended September 30, 2001 and current state franchise taxes of approximately $13,000 for the year ended September 30, 2000. The following is a reconciliation (in thousands) of the federal statutory income tax amount on income to the provision for income tax expense:

                                                               2001     2000
                                                              -------   -----
Federal statutory income tax (benefit) at 34%...............  $(1,700)  $(476)
State franchise taxes.......................................       --      13
Valuation allowance increase during the period..............    2,145     476
                                                              -------   -----
     Income tax expense.....................................  $   445   $  13
                                                              =======   =====

     A summary (in thousands) of the deferred tax assets and liabilities at September 30, 2001 follows:

Deferred tax assets:
  Net operating loss carryforward...........................  $2,519
  Accrued compensated absences..............................      20
  Stock option compensation.................................     240
                                                              ------
                                                              $2,779
Deferred tax liabilities:
  Depreciation and property and equipment...................     730
                                                              ------
Net deferred tax assets.....................................  $2,049
                                                              ======

     SFAS No. 109, Accounting for Income Taxes, requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At September 30, 2001, a

                              AGEMARK CORPORATION
valuation allowance for the full amount of the net deferred tax asset was recorded because of the uncertainties as to the amount of taxable income that will be generated in future years.

     At September 30, 2001, the Company has federal net operating loss carryforwards of approximately $7,410,000 that will expire as follows:

Amount expiring in 2018.....................................  $  410,000
Amount expiring in 2019.....................................     600,000
Amount expiring in 2020.....................................   1,400,000
Amount expiring in 2021.....................................   5,000,000

NOTE 13.  401(k) SAVINGS PLAN

     The Company has adopted a Savings Plan effective July 1, 1998 (the "401(k) Plan") that is intended to qualify under Section 401(k) of the Internal Revenue Code. After completing twelve months of service, employees that are at least twenty-one years of age are eligible to participate in the 401(k) Plan by contributing up to 15% of their gross income to the 401(k) Plan subject to Internal Revenue Service restrictions. The Company may make contributions to the 401(k) Plan at the discretion of the Board of Directors, but such contributions are not required. For the years ended September 30, 2002 and 2001, no contributions to the 401(k) Plan were made by the Company.

NOTE 14.  NET LOSS PER COMMON SHARE

     In accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share, the Company is required to present both basic and diluted loss per common share.

     For the year ended September 30, 2002 the weighted average common shares outstanding is 1,000,232. For the year ended September 30, 2001 the weighted average common shares outstanding is 1,000,000 shares for the calculation of basic loss per common share. Diluted loss per common share is computed on the basis of the weighted average number of common shares outstanding plus the effect, if any, of outstanding stock options using the "treasury stock" method. During 2002 and 2001, the impact of the stock options are anti-dilutive and, accordingly, are not included in the calculation of diluted loss per common share.

NOTE 15.  EMPLOYEE STOCK INCENTIVE PLAN

     In December, 1998 the stockholders approved the adoption of the 1997 Employee Stock Incentive Plan, a stock option plan for certain employees and directors. The total number of shares that may be issued upon the exercise of options under this plan is 250,000. Also under this plan, no participant may be granted more than 100,000 shares and no awards may be granted after November 21, 2007.

     Options to purchase up to a total of 237,164 shares of common stock have been granted at exercise prices ranging from $1.00 to $1.10 per share to the officers, directors and employees of the Company. On June 1, 2002 the officers and directors exercised their vested options and acquired 187,749 shares of the Company's

                              AGEMARK CORPORATION
common stock by executing promissory notes and pledge agreements totaling $204,415. The notes have a term of four years and bear interest at 5%. Details of the options are:

                                              SHARES    EXERCISE PRICE
DATE OF GRANT                                GRANTED      PER SHARE      DATE FULLY VESTED
-------------                                --------   --------------   -----------------
January 1, 1999............................   166,666       $1.10        July 1, 1999
January 1, 1999............................     1,000        1.00        January 1, 2000
January 1, 1999............................    42,750        1.00        January 1, 2003
April 1, 1999..............................    18,748        1.00        April 1, 2001
November 10, 1999..........................     5,000        1.00        November 1, 2001
December 22,1999...........................     3,000        1.00        December 1, 2000
                                             --------
     Total.................................   237,164
Options ceded..............................   (12,882)       1.00
Options exercised..........................  (166,666)       1.10
Options exercised..........................   (21,083)       1.00
                                             --------
Options outstanding........................    36,533        1.00
                                             ========

     The stock of the Company has not been listed for sale on any public exchange. For purposes of accounting for compensation expense arising from the granting of stock options under APB Opinion No. 25, the book value of $5.97 per share on September 30, 1998 has been used in the absence of any other reliable market information. In the case of the 166,666 options which fully vest July 1, 1999, the compensation represented by the difference between the $1.10 exercise price and the $5.97 net book value is being recognized over the 57 months remaining of the terms of the employment contracts of the officers to whom the options were granted. The compensation attributable to the remaining 70,498 options is being recognized over their respective vesting periods. Total compensation for the years ended September 30, 2002 and 2001 under APB Opinion No. 25 was approximately $215,000 and $210,000.

     If the Company had used the fair value based method of accounting for its employee stock incentive plan, as prescribed by SFAS No. 123, stock option compensation cost in the statement of operations for the year ended September 30, 2002 would have decreased by $171,000, resulting in a net loss of $754,000 and the basic loss per common share would have been $0.75. For the year ended September 30, 2001 stock option compensation costs would have decreased by $171,000, resulting in a net loss of $2,090,000 and the basic loss per common share would have been $2.09

NOTE 16.  SUBSEQUENT EVENT

     On October 22, 2002, the Company signed an agreement to sell its property located in Rock Island, IL for $2,500,000 to an unaffiliated buyer. The property has previously been listed with an unaffiliated broker with an agreed commission of 3%. On December 13, 2002, the buyer removed all contingencies except for financing. Conditional on the buyer obtaining financing, the proposed closing date for the sale is February 28, 2003

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not applicable.

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
        SECTION 16(A) OF THE EXCHANGE ACT

     As of September 30, 2002, the directors and executive officers and their respective ages of the Company are as follows:

NAME                                  AGE                     POSITION
----                                  ---                     --------
Richard J. Westin...................  61    Director, Co-Chairman of the Board,
                                            Chief Executive Officer and Secretary
Jesse A. Pittore....................  62    Director, Co-Chairman of the Board, President
Robert R. Herrick, M.D. ............  63    Director
James P. Tolley.....................  59    Treasurer and Chief Financial Officer

     The business experience of the Company's directors and executive officers, including each such person's principal occupations and employment during the last five years, is summarized below.

     Richard J. Westin has been Director, Co-Chairman of the Board of Directors, Chief Executive Officer and Secretary of the Company since its incorporation in April 1997. From 1986 until 1998, Mr. Westin served as President of The Westor Financial Group, Inc., now, Opus X Inc. ("Opus"), a company specializing in financing the development of assisted living facilities across the county. Mr. Westin received his B.A. degree from the University of North Carolina at Chapel Hill and his Juris Doctor degree from the University of California's Hastings College of the Law.

     Jesse A. Pittore has been Director, Co-Chairman of the Board of Directors, President and Chief Operating Officer of the Company since its incorporation in April 1997. From 1986 until 1998, Mr. Pittore was Chairman of the Board of Opus. Mr. Pittore holds a Bachelor of Science degree in Industrial Engineering and Business Management from the University of California, Berkeley.

     Robert R. Herrick, M.D. has been a Director of the Company since January 1998. Dr. Herrick has been in private practice in neurology in Northern California since 1971. In 1997, he served as Chief of Staff to Doctors' Medical Center in San Pablo, California and currently serves as President of the Board of Governors of that hospital. Dr. Herrick received his bachelor's degree from Oberlin College in Ohio and his medical degree from the University of Chicago Medical School.

     James P. Tolley has been Treasurer and Chief Financial Officer of the Company since its incorporation in April 1997. From 1988 to present, he has served as Controller of Opus. Mr. Tolley is a Certified Public Accountant and holds a Bachelor of Science degree from California State University, San Francisco.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Annual Report on Form 10-KSB those persons who failed to timely file these reports. Based on a review of the Company's records, all of the filing requirements were satisfied for the fiscal year ended September 30, 2002.

ITEM 10. EXECUTIVE COMPENSATION

     Pursuant to the Plan of Reorganization, for two years after the effective date of the Plan of Reorganization, which period ended on September 30, 2000, Messrs. Westin and Pittore have agreed not to accept more than $1,000 per month in salary for their services as officers of the Company. The Plan also provides that neither of Messrs. Westin nor Pittore may receive compensation for his services as director of the Company except for stock options and other perquisites as set forth in each of their employment agreements. See

"-- Employment Agreements" below. Dr. Herrick, who is a nonemployee director received a payment of $25,000 for his services from June 1, 2002 to May 31, 2003 which was paid in October, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                      ANNUAL        ------------
                                                   COMPENSATION      SECURITIES
                                                  ---------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR   SALARY    BONUS   OPTIONS/SARS   COMPENSATION(1)
---------------------------                ----   -------   -----   ------------   ---------------
Richard J. Westin........................  2002   $24,000     --          --           $12,000
  Co-Chairman of the Board and             2001    12,000     --          --            12,000
  Chief Executive Officer
Jesse A. Pittore.........................  2002    24,000     --          --            12,000
  Co-Chairman of the Board and President   2001    12,000     --          --            12,000
Robert R. Herrick, M.D. .................  2002     8,332     --                            --
  Director                                 2001        --     --       1,000                --
James P. Tolley..........................  2002   133,500                 --                --
  Chief Financial Officer                  2001   120,000     --          --                --

---------------

(1) Car and travel allowance of $1,000 per month.

EMPLOYMENT AGREEMENTS

     Each of Messrs. Pittore and Westin have entered into employment agreements with the Company dated as of September 30, 1998. The employment agreements provide that from October 1, 1998 through September 30, 2000, each shall be paid a salary at the annual rate of $12,000. Thereafter, the salary to be paid to each shall be at the discretion of the board of directors, but in no case shall such salary be less than $240,000 per year. The agreements also provide that each of Messrs. Pittore and Westin is eligible for an annual incentive bonus to be granted in the discretion of the board of directors with such bonus to be up to 100% of base salary. The agreements provide further that the Company shall grant to each of Messrs. Pittore and Westin options to purchase up to 83,333 shares of the Company's Common Stock, pursuant to the Company's 1997 Employee Stock Incentive Plan. Pursuant to the agreements, each of Messrs. Pittore and Westin are eligible for loans from the Company up to $720,000 subject to certain terms and conditions provided in the employment agreements.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows as of December 15, 2002 (i) the beneficial owners of more than 5% of the outstanding Common Stock of the Company and their holdings and (ii) the number of shares held by each director and each executive officer listed in the table under the section titled "Executive Compensation" below and all directors and executive officers as group, as reported by each person. Except as noted, each person has sole voting and investment power over shares indicated in the table.

                                                                AMOUNT AND NATURE OF
                                                           COMMON STOCK BENEFICIALLY OWNED
                                                         -----------------------------------
COMMON STOCK HOLDER                                      NUMBER OF SHARES   PERCENT OF CLASS
-------------------                                      ----------------   ----------------
DIRECTORS AND OTHER EXECUTIVE OFFICERS
Jesse A. Pittore.......................................      194,177              17.9
Richard J. Westin......................................      194,178              17.9
Robert Herrick, M.D. ..................................        4,131                 *
James P. Tolley........................................       28,850(1)            2.6
Directors and Officers as a Group (4 persons)..........      421,336              37.9

---------------

 *  Less than 1%

(1) Includes 2,917 shares that Mr. Tolley could acquire by exercising options within 60 days of December 15, 2002.

STOCK INCENTIVE PLAN

     In December 1998, the stockholders of the Company approved the adoption of the 1997 Employee Stock Incentive Plan, a stock option plan for certain employees and directors. The total number of shares that may be issued upon the exercise of options under this plan is 250,000. Also under this plan, no participant may be granted more than 100,000 shares and no awards may be granted after November 21, 2007.

     Options to purchase up to a total of 237,164 shares of common stock have been granted at exercise prices ranging from $1.00 to $1.10 per share to the officers, directors and employees of the Company. On June 1, 2002 the officers and directors exercised their vested options and acquired 187,749 shares of the Company's common stock by executing promissory notes and pledge agreements totaling $204,415. The notes have a term of four years and bear interest at 5%. Details of the options are:

                                              SHARES    EXERCISE PRICE
DATE OF GRANT                                GRANTED      PER SHARE      DATE FULLY VESTED
-------------                                --------   --------------   -----------------
January 1, 1999............................   166,666       $1.10        July 1, 1999
January 1, 1999............................     1,000        1.00        January 1, 2000
January 1, 1999............................    42,750        1.00        January 1, 2003
April 1, 1999..............................    18,748        1.00        April 1, 2001
November 10, 1999..........................     5,000        1.00        November 1, 2001
December 22,1999...........................     3,000        1.00        December 1, 2000
                                             --------
Total......................................   237,164
Options ceded..............................   (12,882)       1.00
Options exercised..........................  (166,666)       1.10
Options exercised..........................   (21,083)       1.00
                                             --------
Options outstanding........................    36,533        1.00
                                             ========

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Evergreen, which is jointly owned by Messrs. Westin and Pittore, managed all of the Company's properties under management agreements that were substantially amended pursuant to the Plan of Reorganization through the month of May, 2001. The Company and Evergreen entered into individual contracts for each of the facilities owned by the Company. Each management contract's initial term is three years, and Evergreen has the option to extend each management contract for an additional three year term. The management fee paid pursuant to each management contract is based on a percentage of gross revenues of the property, with the contract management fee being 4.5% prior to October 1, 2001 and 3.75% thereafter. The existing contracts were assigned to Opus X, Inc., also an affiliate of Westin and Pittore on June 1, 2001. The following table sets forth the management fees earned by Evergreen and Opus for each property for the years ended September 30, 2002 and 2001.

                                                                MANAGEMENT FEES
                                                              -------------------
FACILITY LOCATION (FACILITY NAME)                               2002       2001
---------------------------------                             --------   --------
Rock Island, Illinois (The Fort Armstrong)..................  $ 48,895   $ 60,162
Fort Madison, Iowa (The Kensington).........................    53,903     60,640
Chanute, Kansas (The Tioga).................................         0     14,834
Cumberland, Maryland (The Kensington Algonquin).............    58,871     69,596
Port Huron, Michigan (The Harrington Inn)...................    37,320     54,149
Beatrice, Nebraska (The Kensington Paddock).................    34,416     30,840
Hastings, Nebraska (The Kensington).........................    51,346     54,593
Dickinson, North Dakota (The Evergreen Retirement Inn)......    56,286     60,568
Williston, North Dakota (The Kensington)....................    56,367     66,570
Manitowoc, Wisconsin (Hotel Manitowoc)......................         0      1,448
                                                              --------   --------
       Total................................................  $397,404   $473,400
                                                              ========   ========

     The Company leases its headquarters in Berkeley, California from The Waterford Company, which is owned by members of Mr. Westin's family, for $24,000 per year and on terms and conditions that the Company's believes are at or more favorable than prevailing market rates. See Item 2 -- "Description of Property."

     In July, 2002 the Company disposed of its interest in CountryHouse, LLC. This entity was organized in conjunction with entities controlled by Richard J. Westin and Jesse A. Pittore, directors and officers of the Company, to jointly develop, build and operate an Alzheimer's facility in Cumberland, Maryland. The Company contributed land located adjacent to its Cumberland, Maryland facility upon which the Alzheimer's facility has been built. The Westin and Pittore entities have funded or guaranteed financing of all costs to build, furnish and operate the facility. For its contribution of land, the Company received a 25% ownership interest and 25% of all net income and proceeds from the operation of the facility. The Company received $200,000 for its interest which was sold to the joint venturers.

     On August 30, 2002, Agemark Corporation (the "Company") completed the sale of certain assets and liabilities related to the ownership and operation of its 85-bed assisted living facility located in Cumberland, MD (the "Kensington Algonquin"). Title to the Kensington Algonquin facility was transferred to Kensington Algonquin, LLC, a Nevada single member limited liability company, wholly owned by the Company in calendar year 2000 in anticipation of a financing transaction that was never consummated. Since that transfer the entity has been 100% owned by the Company. The form of the August 30, 2002 transaction was the sale of the Company's member interest to Richard J. Westin and Jesse A. Pittore for a price of $3,300,000 less a credit for repairs of $200,000.

     As indicated above, the purchasers in these two transactions are affiliates of the Company. Both Richard J. Westin and Jesse A. Pittore are officers and directors of the Company. Their offers for these property interests of $200,000 and $3,300,000 were tested in an auction process that took place during the month of May, 2002. The auction was advertised in the national edition of the Wall Street Journal and the Baltimore Sun. These advertisements produced approximately 30 responses for additional information. Each of the respondents to the advertisements was sent additional information regarding the property and the auction process.

     No further interest in the property was expressed by any of these respondents. None of the respondents pursued the auction further by visiting the property or bidding on the property. The auction was held on June 5, 2002. The only bids made on the property were those by Messrs Westin and Pittore.

ITEM 13.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Exhibit List.

EXHIBIT    DESCRIPTION
-------    -----------
  3.1*     Articles of Incorporation
  3.2*     Bylaws
 10.1*     Order Confirming Debtors' Second Amended Joint Plan of
           Reorganization dated
           April 29, 1997
 10.2*     Amended Modification of Debtors' Second Amended Joint Plan
           of Reorganization dated April 24, 1997
 10.3*     Debtors' Second Amended Joint Plan of Reorganization dated
           January 15, 1997
 10.4*     Employment Agreement between the Company and Jesse A.
           Pittore
 10.5*     Employment Agreement between the Company and Richard J.
           Westin
 10.6*     1997 Employee Stock Incentive Plan
 10.7*     Form of management contract between Evergreen Management,
           Inc. and the Company
 10.8**    Lease Agreement between The Waterford Company and Westor
           Financial Group, Inc.
 10.9***   Purchase Agreement dated May 1, 2002 by and between Jesse A.
           Pittore, Richard Westin and Agemark Corporation
 24        Power of Attorney (see page 48)
 99.1      Section 906 Certification of Chief Executive Officer
 99.2      Section 906 Certification of Chief Financial Officer

---------------

   * Incorporated by reference to the registrant's Form 10-SB filed on January 29, 1999.

  ** Incorporated by reference to Amendment No. 1 to Form 10-SB filed on
     September 17, 1999.

 *** Incorporated by reference to Report on Form 8-K filed on September 13, 2002

     (b) Reports on Form 8-K.: September 13, 2002 Reporting the Sale of Cumberland, MD Property Interests.

ITEM 14.  CONTROLS AND PROCEDURES

     (a) Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-14(c) promulgated under the Securities Exchange Act of 1934, as amended, within the 90 day period prior to the filing date of this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of that date.

     (b) There have been no significant changes (including corrective actions with regard to significant deficiencies or material weaknesses) in our internal controls or in other factors that could significantly affect these controls subsequent to the date of the evaluation referenced in paragraph (a) above.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                    AGEMARK CORPORATION

By            /s/ RICHARD J. WESTIN                 By             /s/ JAMES P. TOLLEY
     ----------------------------------------            ----------------------------------------
                Richard J. Westin                                    James P. Tolley
             Chief Executive Officer                             Chief Financial Officer

Date: May 29, 2003

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Westin and James P. Tolley, and each of them, his true and lawful attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this report on Form 10-KSB and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dated indicated.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

        /s/ RICHARD J. WESTIN            Chief Executive Officer and Director   May 29, 2003
--------------------------------------      (Principal Executive Officer)
          Richard J. Westin


         /s/ JAMES P. TOLLEY              Chief Financial Officer (Principal    May 29, 2003
--------------------------------------     Financial Officer and Principal
           James P. Tolley                       Accounting Officer)


         /s/ JESSE A. PITTORE                   President and Director          May 29, 2003
--------------------------------------
           Jesse A. Pittore


        /s/ ROBERT R. HERRICK                          Director                 May 29, 2003
--------------------------------------
       Robert R. Herrick, M.D.

SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO SECTION 15(D) OF THE EXCHANGE ACT BY NON-REPORTING ISSUERS.

No such annual report or proxy material has been sent to security holders.

                                 CERTIFICATIONS

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Richard J. Westin, certify that:

     1.  I have reviewed this annual report on Form 10-KSB of Agemark
Corporation;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this annual report;

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

          (a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

          (b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

          (c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          (a) all significant deficiencies in the design or operation of internal controls which could aversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officer and I have indicated in this annual report whether there are significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                          /s/ RICHARD J. WESTIN
                                          --------------------------------------
                                          Richard J. Westin
                                          Chief Executive Officer

Dated: May 29, 2002

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, James Tolley, certify that:

     1.  I have reviewed this annual report on Form 10-KSB of Agemark
Corporation;

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this annual report;

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

          (a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

          (b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

          (c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          (a) all significant deficiencies in the design or operation of internal controls which could aversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officer and I have indicated in this annual report whether there are significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                          /s/ JAMES TOLLEY
                                          --------------------------------------
                                          James Tolley
                                          Chief Financial Officer

Dated: May 29, 2002

                                EXHIBIT INDEX TO

                          ANNUAL REPORT ON FORM 10-KSB

                            FOR AGEMARK CORPORATION

  EXHIBIT                              DESCRIPTION
  -------                              -----------
   3.1*        Articles of Incorporation
   3.2*        By-Laws
  10.1*        Order Confirming Debtors' Second Amended Joint Plan of
               Reorganization dated April 29, 1997
  10.2*        Amended Modification of Debtors' Second Amended Joint Plan
               of Reorganization dated April 24, 1997
  10.3*        Debtors' Second Amended Joint Plan of Reorganization dated
               January 15, 1997
  10.4*        Employment Agreement between the Company and Jesse A.
               Pittore
  10.5*        Employment Agreement between the Company and Richard J.
               Westin
  10.6*        1997 Employee Stock Incentive Plan
  10.7*        Form of management contract between Evergreen Management,
               Inc. and the Company
  10.8**       Lease Agreement between The Waterford Company and Westor
               Financial Group, Inc.
  10.9***      Purchase Agreement dated May 1, 2002 by and between Jesse A.
               Pittore, Richard Westin and Agemark Corporation
  24           Power of Attorney (see page 47)
  99.1         Section 906 Certification of Chief Executive Officer
  99.2         Section 906 Certification of Chief Financial Officer

---------------

  * Incorporated by reference to the registrant's Form 10-SB filed on January 29, 1999.

 ** Incorporated by reference to Amendment No. 1 to Form 10-SB filed on
    September 17, 1999

*** Incorporated by reference to Report on Form 8-K filed on September 13, 2002

APPENDIX 2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                 FORM 10-QSB/A

(Mark One)
   [X]     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

           FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2003


   [ ]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

           FOR THE TRANSITION PERIOD FROM           TO

                        COMMISSION FILE NUMBER 000-25313

                              AGEMARK CORPORATION
       (Exact name of small business issuer as specified in its charter)

                    NEVADA                                      94-32701689
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

            2614 TELEGRAPH AVENUE,                                 94704
             BERKELEY, CALIFORNIA                                (Zip Code)
   (Address of principal executive offices)

                ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (510) 548-6600

                             ---------------------

     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past
90 days.  Yes [X]     No [ ].

               APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
                  PROCEEDINGS DURING THE PRECEDING FIVE YEARS

     Check whether the registrant filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the distribution of
securities under a plan confirmed by court.  Yes [X]     No [ ].

                      APPLICABLE ONLY TO CORPORATE ISSUERS

     State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: The number of shares of Common Stock, $.001 par value per share, outstanding on March 31, 2003, was 1,109,481.

     Transitional Small Business Disclosure Format (check one):  Yes [ ]     No
[X].
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PART I. FINANCIAL INFORMATION
ITEM 1. Financial Statements................................
ITEM 2. Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................
ITEM 3. Controls and Procedures.............................

PART II. OTHER INFORMATION
ITEM 6. Exhibits and Reports on Form 8-K....................

SIGNATURES..................................................

EXHIBIT INDEX...............................................

                        PART I -- FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.
                              AGEMARK CORPORATION

                                 BALANCE SHEET
                                 MARCH 31, 2003
                        (IN THOUSANDS EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                ASSETS
Cash and cash equivalents...................................   $   213
Note receivable.............................................       170
Property and equipment, net.................................    15,103
Other assets................................................       601
                                                               -------
  Total assets..............................................   $16,087
                                                               =======
                 LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Accounts payable and accrued liabilities..................   $ 2,059
  Vehicle loans.............................................        29
  Capitalized lease obligations.............................        64
  Notes payable.............................................    12,043
                                                               -------
     Total liabilities......................................   $14,195
                                                               -------
STOCKHOLDERS' EQUITY
  Common stock, stated value $.001, 20,000,000 shares
     authorized, 1,109,481 shares issued and outstanding....   $     1
  Additional paid in capital................................     7,163
  Unearned compensation.....................................        85
  Stock notes receivable....................................      (204)
  Accumulated deficit.......................................    (4,983)
                                                               -------
     Total stockholders' equity.............................   $ 1,892
                                                               -------
     Total liabilities and stockholders' equity.............   $16,087
                                                               =======

                See accompanying notes to financial statements.

                              AGEMARK CORPORATION

                            STATEMENTS OF OPERATIONS
               THREE AND SIX MONTHS ENDED MARCH 31, 2003 AND 2002
                        (IN THOUSANDS EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                              THREE MONTHS       SIX MONTHS
                                                                  ENDED             ENDED
                                                                MARCH 31,         MARCH 31,
                                                             ---------------   ---------------
                                                              2003     2002     2003     2002
                                                             ------   ------   ------   ------
Revenue
  Property gross revenue...................................  $2,289   $2,661   $4,553   $5,318
  Other income.............................................       1        1        3        3
                                                             ------   ------   ------   ------
     Total revenue.........................................  $2,290   $2,662   $4,556   $5,321
Expenses
  Property operating expenses..............................  $1,965   $2,112   $3,980   $4,269
  Administrative and overhead expenses.....................     176      176      378      340
  Stock option compensation................................      43       54       97      107
  Interest expense.........................................     198      255      391      510
  Depreciation.............................................     127      152      253      304
                                                             ------   ------   ------   ------
     Total expenses........................................  $2,509   $2,749   $5,099   $5,530
                                                             ------   ------   ------   ------
                                                             $ (219)  $  (87)  $ (543)  $ (209)
Gain on disposition of property............................               --        6       --
Equity in net income (loss) of joint venture...............               13                 3
                                                             ------   ------   ------   ------
     Net (loss)............................................  $ (219)  $  (74)  $ (537)  $ (206)
                                                             ======   ======   ======   ======
     (Loss) per common share...............................  $(0.20)  $(0.08)  $(0.48)  $(0.22)
                                                             ======   ======   ======   ======

                See accompanying notes to financial statements.

                              AGEMARK CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY
                        SIX MONTHS ENDED MARCH 31, 2003
                                 (IN THOUSANDS)

                                        ADDITIONAL
                               COMMON    PAID-IN       UNEARNED     STOCK NOTES   ACCUMULATED
                               STOCK     CAPITAL     COMPENSATION   RECEIVABLE     (DEFICIT)    TOTAL
                               ------   ----------   ------------   -----------   -----------   ------
Balance, September 30,
  2002.......................    $1       $7,152        $(171)         $(204)       $(4,446)    $2,332
Stock option compensation....                 11           86                                       97
Net (loss)...................                                                          (537)      (537)
                                 --       ------        -----          -----        -------     ------
Balance, March 31, 2003......    $1       $7,163        $ (85)         $(204)       $(4,983)    $1,892
                                 ==       ======        =====          =====        =======     ======

                              AGEMARK CORPORATION

                            STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED MARCH 31, 2003 AND 2002
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              2003    2002
                                                              -----   -----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)................................................  $(537)  $(206)
  Adjustments to reconcile net (loss) to net cash provided
     by operating activities:
     Depreciation and amortization..........................    253     304
     Stock option compensation..............................     97     107
     Gain on sale of property...............................     (6)
     Undistributed (income) from joint venture..............             (3)
     Change in assets and liabilities:
       (Increase) in other assets...........................   (119)     (5)
       Increase in accounts payable and accrued
        liabilities.........................................    139      21
                                                              -----   -----
          Net cash provided by operating activities.........  $(173)  $ 218
                                                              -----   -----
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property and equipment.......................  $(197)  $(126)
  Proceeds from sale of property............................     93
  Distributions from joint venture..........................             54
                                                              -----   -----
          Net cash (used in) investing activities...........  $(104)  $ (72)
                                                              -----   -----
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on notes payable.......................  $ (29)  $ (26)
  New loan costs paid.......................................     --      --
                                                              -----   -----
          Net cash (used in) financing activities...........  $ (29)  $ (26)
                                                              -----   -----
          Net increase in cash and cash equivalents.........  $(306)  $ 120
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............    519     188
                                                              -----   -----
          Cash and cash equivalents, end of period..........  $ 213   $ 308
                                                              =====   =====
SUPPLEMENTAL DISCLOSURES
  Non cash items from Investing and Financing Activities
     Note received from sale of property....................  $ 170
                                                              =====
  Cash payments for:
     Interest...............................................  $ 325   $ 410
                                                              =====   =====
     Taxes..................................................  $   1   $   0
                                                              =====   =====

                See accompanying notes to financial statements.

                              AGEMARK CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     The interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

     These statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the year ended September 30, 2002. The Company follows the same accounting policies in preparation of interim reports.

     As disclosed below in Note 5, on January 27, 2003, Agemark filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission relating to the proposed sale of the Company's assets and the liquidation and dissolution of the Company. The Company has not adopted a liquidation basis of accounting in these financial statements because the stockholders have not approved the liquidation of the Company. After the definitive proxy statement is filed with the Securities and Exchange Commission, the Company intends to solicit stockholder approval of the sale of the Company's assets and the liquidation and dissolution of the Company. If approval is received from stockholders holding a majority of interests, the Company intends to adopt the liquidation basis of accounting to restate its assets and liabilities to estimated values.

NOTE 2.  TRANSACTIONS WITH AFFILIATES

     The Company has contracted with Opus X, Inc.("Opus") for the management of its properties. Opus is co-owned by Richard J. Westin and Jesse A. Pittore, directors and officers of the Company. Compensation for these management services is 3.75% of gross income paid monthly. For the three and six months ended March 31, 2003, management fees of $84,880 and $170,731, respectively, and for the three and six months ended March 31, 2002, management fees of $99,784 and $199,428, respectively, are included in the property operating expenses on the statement of operations for services provided by Opus. At March 31, 2003, accounts payable includes $28,000 owed by the Company to Opus.

     For the three and six months ended March 31, 2003 and 2002, the Company paid rent for the Company's headquarters in Berkeley, CA in the amount of $6,000 and $12,000, respectively, pursuant to a lease between the Company and the Waterford Company, which is owned by members of Richard J. Westin's family. The lease is for a one-year term starting October 1, 1998 at a rent of $2,000 per month. The lease renews automatically unless terminated by either party. The lessee is responsible for limited maintenance and repair expenses and all utilities. The Waterford Company is responsible for major repairs, real estate taxes and debt service

     On January 23, 2003 the Company executed a contract to sell its Hastings, Nebraska property to the Company signed an agreement to sell its Hastings Property for $2,100,000 to Martin Hug, an employee of the Company, and entities affiliated with Messrs. Westin and Pittore. Mr. Hug currently serves as the Company's operations officer. The sale of the Hastings Property to Mr. Hug and the entities affiliated with Messrs. Westin and Pittore is conditioned upon stockholder approval of the sale and upon the purchasers' bid being the highest bid at auction.

NOTE 3.  GAIN ON DISPOSITION OF PROPERTY AND NOTE RECEIVABLE

     In November, 2002, the Company sold its property located in Chanute, KS. The net sales price of $261,000 was paid partially in the form of a note in the amount of $170,000 which bears interest at 8% per

                              AGEMARK CORPORATION
annum and was due on April 23, 2003. The buyer of the property is presently in default and the Company is in the process of listing the property for sale again.

NOTE 4.  EMPLOYEE STOCK INCENTIVE PLAN

     In December, 1998 the stockholders approved the adoption of the 1997 Employee Stock Incentive Plan, a stock option plan for certain employees and directors. The total number of shares that may be issued upon the exercise of options under this plan is 250,000. Also under this plan, no participant may be granted more than 100,000 shares and no awards may be granted after November 21, 2007.

     Options to purchase up to a total of 237,164 shares of common stock have been granted at exercise prices ranging from $1.00 to $1.10 per share to the officers, directors and employees of the Company. On June 1, 2002 the officers and directors exercised their vested options and acquired 187,749 shares of the Company's common stock by executing promissory notes and pledge agreements totaling $204,415. The notes have a term of four years and bear interest at 5%. Details of the options are:

                                              SHARES    EXERCISE PRICE
DATE OF GRANT                                GRANTED      PER SHARE      DATE FULLY VESTED
-------------                                --------   --------------   -----------------
January 1, 1999............................   166,666       $1.10        July 1, 1999
January 1, 1999............................     1,000        1.00        January 1, 2000
January 1, 1999............................    42,750        1.00        January 1, 2003
April 1, 1999..............................    18,748        1.00        April 1, 2001
November 10, 1999..........................     5,000        1.00        November 1, 2001
December 22, 1999..........................     3,000        1.00        December 1, 2000
                                             --------
     Total.................................   237,164
Options ceded..............................   (12,882)       1.00
Options exercised..........................  (166,666)       1.10
Options exercised..........................   (21,083)       1.00
                                             --------
Options outstanding........................    36,533        1.00
                                             ========

     The stock of the Company has not been listed for sale on any public exchange. For purposes of accounting for compensation expense arising from the granting of stock options under APB Opinion No. 25, the book value of $5.97 per share on September 30, 1998 has been used in the absence of any other reliable market information. In the case of the 166,666 options which fully vest July 1, 1999, the compensation represented by the difference between the $1.10 exercise price and the $5.97 net book value is being recognized over the 57 months remaining of the terms of the employment contracts of the officers to whom the options were granted. The compensation attributable to the remaining 70,498 options is being recognized over their respective vesting periods. Total compensation for the three and six months ended March 31, 2003 was $43,000 and $97,000, respectively. Total compensation for the three and six months ended March 31, 2002 under APB Opinion No. 25 was approximately $54,000 and $107,000, respectively.

     If the Company had used the fair value based method of accounting for its employee stock incentive plan, as prescribed by SFAS No. 123, stock option compensation cost in the statement of operations for the three and six months ended March 31, 2003 would have decreased by $43,000 and $86,000, respectively, resulting in net losses of $173,000 and $451,000 and the basic loss per common share would have been $0.16 and $0.41. For the three and six months ended March 31, 2002 compensation would have decreased by $43,000 and $86,000, respectively, resulting in net losses of $31,000 and $120,000, respectively and losses per common share would have been $0.03 and $0.13, respectively.

                              AGEMARK CORPORATION

NOTE 5.  LIQUIDATION AND DISSOLUTION

     On January 27, 2003, Agemark filed a preliminary proxy statement on
Schedule 14A with the Securities and Exchange Commission relating to the proposed sale of the Company's assets and the liquidation and dissolution of the Company. The Board of Directors has determined that such a sale of assets and liquidation and dissolution of the Company is in the best interests of the Company's stockholders. After the definitive proxy statement is filed with the Securities and Exchange Commission, the Company intends to solicit stockholder approval of the sale of the Company's assets and the liquidation and dissolution of the Company.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Statements in this Quarterly Report on Form 10-QSB concerning the Company's outlook or future economic performance; anticipated profitability, gross rentals, expenses or other financial items; and statements concerning assumptions made or exceptions to any future events, conditions, performance or other matter are "forward looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties, and other factors that would cause actual results to differ materially from those stated in such statements, including those set forth under the caption "Factors That May Affect Results" in the description of the Company's business in the Company's Annual Report on Form 10-KSB.

RESULTS OF OPERATIONS

  THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2002

     Property gross revenue decreased from $2,661,000 in the three months ended March 31, 2002 to $2,289,000 in the three months ended March 31, 2003 reflecting generally higher rental rates offsetting revenues of $425,000 in the 2002 period attributable to sold facilities. Property operating expenses decreased in the 2003 period to $1,965,000 from $2,112,000 in the 2002 period. This decrease was attributable primarily to costs associated with sold facilities of $307,000 offsetting generally higher operating costs at the facilities retained. Administrative expenses were $176,000 in both periods. Stock option compensation decreased from $54,000 in 2002 to $43,000 in 2003. Interest expense was $198,000 for the three months ended March 31, 2003 compared to $255,000 for the three months ended March 31, 2002, reflecting the retirement of debt in September, 2002. Depreciation expense was $127,000 in 2003 compared to $152,000 in 2002, reflecting the sale of the Cumberland, MD property.

  SIX MONTHS ENDED MARCH 31, 2003 COMPARED TO THE SIX MONTHS ENDED MARCH 31,
  2002

     Property gross revenue decreased from $5,318,000 in the six months ended March 31, 2002 to $4,553,000 in the six months ended March 31, 2002 reflecting generally higher rental rates offsetting revenues of $829,000 in the 2002 period attributable to sold facilities. Property operating expenses decreased in the 2003 period to $3,980,000 from $4,269,000 in the 2002 period. This decrease was attributable primarily to costs associated with sold facilities of $614,000 offsetting generally higher operating costs at the facilities retained. Administrative expenses increased from $340,000 in 2002 to $378,000 in 2003 due to higher personnel costs. Stock option compensation decreased from $107,000 in 2002 to $97,000 in 2003. Interest expense was $391,000 for the six months ended March 31, 2003 compared to $510,000 for the six months ended March 31, 2002 reflecting the retirement of debt in September, 2002. Depreciation expense was $304,000 in 2002 compared to $313,000 in 2001.

     The gain on disposition of property reflects the sale of the Company's Chanute, KS property. This property was classified as held for sale. As of the date of this filing the buyer of the property has defaulted on his obligations and the Company is in the process of listing the property for sale again.

     The equity in net loss of joint venture reflects the Company's 25% share of operations after depreciation at the joint venture Alzheimer's facility in Cumberland, MD. This joint venture interest was sold July 1, 2002.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash used by operations during the six months ended March 31, 2003 was $173,000. The largest use of funds was those used to increase other assets.

     The Company's investing activities for the six months ended March 31, 2003 used $104,000. The sale of the Chanute, KS property provided $93,000 and $197,000 was invested in improvements to the Company's properties.

     The Company's financing activities used $29,000 to pay down tax notes.

     Cash and cash equivalents at March 31, 2003 totaled $213,000, down $306,000 from September 30, 2002. Management believes that funds provided from operations and cash reserves will be adequate to support its short-term cash requirements for capital expenditures, payment of interest and maintenance of working capital.

     Secured indebtedness of $11,982,000 will become due and payable on September 30, 2003. Originally due September 30, 2002, the debts were extended for one year by substantial reductions on or before September 30, 2002. They may be extended an additional year to September 30, 2004 by the payment of a substantial amount of principal. Management believes that, after years of pursuing refinance sources without success due to the taint of the Bankruptcy filings which resulted in the formation of the Company, the best source of funds to repay and extend its secured indebtedness is the sale of assets. On January 27, 2003, Agemark filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission relating to the proposed sale of the Company's assets and the liquidation and dissolution of the Company. The Board of Directors has determined that such a sale of assets and liquidation and dissolution of the Company is in the best interests of the Company's stockholders. After the definitive proxy statement is filed with the Securities and Exchange Commission, the Company intends to solicit stockholder approval of the sale of the Company's assets and the liquidation and dissolution of the Company.

IMPACT OF INFLATION

     Management believes that the Company's operations have not been materially adversely affected by inflation. The Company expects that it will be able to offset the effects of inflation on salaries and other operating expenses by increases in rental rates, subject to applicable restrictions in North Dakota, where the Company receives subsidies.

ITEM 3.  CONTROLS AND PROCEDURES

     (a) Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-14(c) promulgated under the Securities Exchange Act of 1934, as amended within the 90 day period prior to the filing date of this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of that date.

     (b) There have been no significant changes (including corrective actions with regard to significant deficiencies or material weaknesses) in our internal controls or in other factors that could significantly affect these controls subsequent to the date of the evaluation referenced in paragraph (a) above.

                                    PART II

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.

     (a) Exhibits.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    11        Statement regarding Computation of Per Share Earnings
    99.1      Section 906 Certification of Chief Executive Officer
    99.2      Section 906 Certification of Chief Financial Officer

     (b) Reports on Form 8-K. The Registrant filed no reports on Form 8-K during the quarter ended March 31, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AGEMARK CORPORATION

May 29, 2003

                                          --------------------------------------
                                                    Richard J. Westin,
                                                 Chief Executive Officer

May 29, 2003

                                          --------------------------------------
                                                     James P. Tolley,
                                               Chief Financial Officer and
                                                 Chief Accounting Officer

                                 CERTIFICATIONS

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Richard J. Westin, certify that:

          1. I have reviewed this quarterly report on Form 10-QSB of Agemark Corporation;

          2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

          3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this annual report;

          4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

             (a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

             (b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

             (c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

          5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

             (a) all significant deficiencies in the design or operation of internal controls which could aversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

             (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

          6. The registrant's other certifying officer and I have indicated in this annual report whether there are significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                                 /s/ RICHARD J. WESTIN
                                          --------------------------------------
                                                    Richard J. Westin
                                                 Chief Executive Officer

Dated:  May 29, 2003

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, James P. Tolley, certify that:

          1. I have reviewed this quarterly report on Form 10-QSB of Agemark Corporation;

          2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

          3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this annual report;

          4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

             (a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

             (b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

             (c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

          5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

             (a) all significant deficiencies in the design or operation of internal controls which could aversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

             (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

          6. The registrant's other certifying officer and I have indicated in this annual report whether there are significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                                  /s/ JAMES P. TOLLEY
                                          --------------------------------------
                                                     James P. Tolley
                                                 Chief Financial Officer

Dated: May 29, 2003

                                 EXHIBIT INDEX

                       TO QUARTERLY REPORT ON FORM 10-QSB
                            FOR AGEMARK CORPORATION

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  11      Statement regarding Computation of Per Share Earnings
99.1      Section 906 Certification of Chief Executive Officer
99.2      Section 906 Certification of Chief Financial Officer

APPENDIX 3

                       SELECTED FINANCIAL DATA OF AGEMARK

                                                                                      Year Ended September 30,
                                                               ------------------------------------------------------------------
                                                                  2002          2001          2000          1999          1998
                                                               ----------    ----------    ----------    ----------    ----------
                                                                                 (In thousands, except per share data)
                                                    STATEMENT OF OPERATIONS DATA:

Revenue:
  Property Gross Revenue                                           10,597        10,520        10,223         9,785         3,757
  Interest Forgiven                                                    89           374
  Other Income                                                          8            66            63           592             4
                                                               ----------    ----------    ----------    ----------    ----------
     Total Revenue                                                 10,694        10,960        10,286        10,377         3,761

Expenses:
  Property Operating Expenses                                       8,575         8,960         8,661         8,065         3,304
  Administrative and Overhead                                         687           734           790           913           212
  Stock option compensation                                           215           210           266           230
  Interest Expense                                                  1,025         1,002           953           885           303
  Depreciation                                                        597           615           629           617           268
                                                               ----------    ----------    ----------    ----------    ----------
     Total Expenses                                                11,099        11,521        11,299        10,710         4,087
                                                               ----------    ----------    ----------    ----------    ----------
Operating Income                                                     (405)         (561)       (1,013)         (333)         (326)
Gain on sale of joint venture interest                                 98
(Loss) on disposition of property                                    (607)         (626)
Loss from write down of long-lived asset                                           (642)
Equity in net income (loss) of joint venture                                         13           (18)
                                                               ----------    ----------    ----------    ----------    ----------

Income Before Income Taxes                                           (921)       (1,816)       (1,031)         (333)         (326)
Income tax expense                                                      4           445            13             2          (445)
                                                               ----------    ----------    ----------    ----------    ----------

Net Income(loss)                                                     (925)       (2,261)       (1,044)         (335)          119
                                                               ==========    ==========    ==========    ==========    ==========

Net Income (loss) per share                                    ($    0.92)   ($    2.26)   ($    1.04)   ($    0.34)   $    40.49
                                                               ==========    ==========    ==========    ==========    ==========

Shares Used to Compute Basic Net Income Per Share               1,000,832     1,000,000     1,000,000     1,000,000     1,000,000
                                                               ==========    ==========    ==========    ==========    ==========

                                                         BALANCE SHEET DATA:

Cash and cash equivalents                                             519           188           355           780         1,469
Property and equipment, net                                        15,159        19,068        20,656        21,261        21,498
Property held for sale                                                              280
Investment in joint venture                                                         175           164
Deferred tax asset                                                                                445           445           445
Other assets                                                          482           477           450           363           378
                                                               ----------    ----------    ----------    ----------    ----------

                                                Total assets       16,415        20,188        22,070        22,849        23,790
                                                               ==========    ==========    ==========    ==========    ==========

Accounts payable and accrued liabilities                            1,918         2,003         2,007         1,961         2,243
Notes payable                                                      12,072        15,014        14,970        15,017        15,571
Vehicle loans                                                          29
Capitalized lease obligations                                          64            39
                                                               ----------    ----------    ----------    ----------    ----------
                                           Total liabilities       14,083        17,146        16,977        16,978        17,814
                                                               ----------    ----------    ----------    ----------    ----------

Common stock, stated value $.001                                        1             1             1             1             1
Additional paid in capital                                          7,152         6,562         6,352         5,856         5,856
Unearned compensation                                                (171)
Stock notes receivable                                               (204)
Accumulated (deficit)                                              (4,446)       (3,521)       (1,260)           14           119
                                                               ----------    ----------    ----------    ----------    ----------
                                  Total stockholders' equity        2,332         3,042         5,093         5,871         5,976
                                                               ----------    ----------    ----------    ----------    ----------

                  Total liabilities and stockholders' equity       16,415        20,188        22,070        22,849        23,790
                                                               ==========    ==========    ==========    ==========    ==========